AMENDED AND RESTATED CREDIT AGREEMENT

among

BG STAFFING, INC.,
as Borrower

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Swing Line Lender

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION,
as Sole Lead Arranger and Sole Book Runner

DATED AS OF APRIL 3, 2017

Page

ARTICLE 1 DEFINITIONS	1

Section 1.1	Definitions 1

Section 1.2	Accounting Matters 29

Section 1.3	ERISA Matters 30

Section 1.4	Other Definitional Provisions 30

Section 1.5	Interpretative Provision 30

Section 1.6	Times of Day 30

Section 1.7	Other Loan Documents 31

ARTICLE 2 THE COMMITMENTS AND CREDIT EXTENSIONS	31

Section 2.1	The Loans 31

Section 2.2	Swing Line Loans 33

Section 2.3	Fees 36

Section 2.4	Payments Generally; Administrative Agent’s Clawback 36

Section 2.5	Evidence of Debt 37

Section 2.6	Interest; Payment Terms 38

Section 2.7	Voluntary Termination or Reduction of Revolving Credit Commitments; Prepayments 41

Section 2.8	Uncommitted Increase in Commitments 42

ARTICLE 3 TAXES, YIELD PROTECTION AND INDEMNITY	43

Section 3.1	Increased Costs 43

Section 3.2	Illegality 44

Section 3.3	Inability to Determine Rates 45

Section 3.4	Taxes 45

Section 3.5	Compensation for Losses 49

Section 3.6	Mitigation of Obligations; Replacement of Lenders 50

Section 3.7	Survival 51

ARTICLE 4 SECURITY	51

Section 4.1	Collateral 51

Section 4.2	Setoff 51

Section 4.3	Authorization to File Financing Statements 52

ARTICLE 5 CONDITIONS PRECEDENT	52

Section 5.1	Initial Extension of Credit 52

Section 5.2	All Extensions of Credit 54

Section 5.3	Credit Extensions in Respect of MIRE Event 55

ARTICLE 6 REPRESENTATIONS AND WARRANTIES	55

Section 6.1	Entity Existence 55

Section 6.2	Financial Statements; Etc 56

Section 6.3	Action; No Breach 56

Section 6.4	Operation of Business 56

Section 6.5	Litigation and Judgments 56

Section 6.6	Rights in Properties; Liens 57

i

Page

Section 6.7	Enforceability 57

Section 6.8	Approvals 57

Section 6.9	Taxes 57

Section 6.10	Use of Proceeds; Margin Securities 57

Section 6.11	ERISA 58

Section 6.12	Disclosure 58

Section 6.13	Subsidiaries 58

Section 6.14	Agreements 58

Section 6.15	Compliance with Laws 58

Section 6.16	Inventory 59

Section 6.17	Regulated Entities 59

Section 6.18	Environmental Matters 59

Section 6.19	Intellectual Property 60

Section 6.20	Foreign Assets Control Regulations and Anti-Money
Laundering    60

Section 6.21	Patriot Act 60

Section 6.22	Insurance 61

Section 6.23	Solvency 61

Section 6.24	Security Documents 61

Section 6.25	Businesses 61

Section 6.26	Labor Matters 61

Section 6.27	Zycron Acquisition Documents 61

Section 6.28	Sanctions 62

Section 6.29	Anti-Corruption Laws 62

Section 6.30	EEA Financial Institutions 62

ARTICLE 7 AFFIRMATIVE COVENANTS	62

Section 7.1	Reporting Requirements 62

Section 7.2	Maintenance of Existence; Conduct of Business 64

Section 7.3	Maintenance of Properties 64

Section 7.4	Taxes and Claims 64

Section 7.5	Insurance 65

Section 7.6	Inspection Rights 65

Section 7.7	Keeping Books and Records 65

Section 7.8	Compliance with Laws 66

Section 7.9	Compliance with Agreements 66

Section 7.10	Further Assurances 66

Section 7.11	ERISA 66

Section 7.12	Depository Relationship 66

Section 7.13	Additional Guarantors 66

Section 7.14	Anti-Corruption Laws and Sanctions 67

ARTICLE 8 NEGATIVE COVENANTS	67

Section 8.1	Debt 67

Section 8.2	Limitation on Liens 68

Page

Section 8.3	Mergers, Etc 68

Section 8.4	Restricted Payments 69

Section 8.5	Loans and Investments 69

Section 8.6	Transactions With Affiliates 70

Section 8.7	Disposition of Assets 71

Section 8.8	Sale and Leaseback 71

Section 8.9	Prepayment and Payment of Debt 71

Section 8.10	Nature of Business 71

Section 8.11	Environmental Protection 71

Section 8.12	Accounting 71

Section 8.13	Burdensome Agreements 72

Section 8.14	Subsidiaries 72

Section 8.15	Amendments of Constituent Documents 72

Section 8.16	Hedge Agreements 72

Section 8.17	OFAC 72

Section 8.18	Sanctions 72

Section 8.19	Anti-Corruption Laws 72

Section 8.20	Use of Term Loan Proceeds 73

ARTICLE 9 FINANCIAL COVENANTS	73

Section 9.1	Leverage Ratio 73

Section 9.2	Fixed Charge Coverage Ratio 73

Section 9.3	Dividend Fixed Charge Coverage Ratio 73

ARTICLE 10 DEFAULT	73

Section 10.1	Events of Default 73

Section 10.2	Remedies Upon Default 76

Section 10.3	Application of Funds 76

Section 10.4	Performance by Administrative Agent 77

ARTICLE 11 AGENCY	77

Section 11.1	Appointment and Authority 77

Section 11.2	Rights as a Lender 78

Section 11.3	Exculpatory Provisions 78

Section 11.4	Reliance by Administrative Agent 79

Section 11.5	Delegation of Duties 80

Section 11.6	Resignation of Administrative Agent 80

Section 11.7	Non-Reliance on Administrative Agent and Other Lenders 81

Section 11.8	Administrative Agent May File Proofs of Claim 82

Section 11.9	Collateral and Guaranty Matters 83

Section 11.10	Bank Product Agreements 83

ARTICLE 12 MISCELLANEOUS	84

Section 12.1	Expenses 84

Section 12.2	INDEMNIFICATION 85

Page

Section 12.3	Limitation of Liability 86

Section 12.4	No Duty 86

Section 12.5	Lenders Not Fiduciary 86

Section 12.6	Equitable Relief 86

Section 12.7	No Waiver; Cumulative Remedies 86

Section 12.8	Successors and Assigns 87

Section 12.9	Survival 91

Section 12.10	Amendment 91

Section 12.11	Notices 92

Section 12.12	Governing Law; Venue; Service of Process 94

Section 12.13	Counterparts 94

Section 12.14	Severability 95

Section 12.15	Headings 95

Section 12.16	Construction 95

Section 12.17	Independence of Covenants 95

Section 12.18	WAIVER OF JURY TRIAL 95

Section 12.19	Additional Interest Provision 95

Section 12.20	Ceiling Election 97

Section 12.21	USA Patriot Act Notice 97

Section 12.22	Defaulting Lenders 97

Section 12.23	Sharing of Payments by Lenders 99

Section 12.24	Payments Set Aside 100

Section 12.25	Confidentiality 100

Section 12.26	Electronic Execution of Assignments and Certain Other Documents 101

Section 12.27	Acknowledgment and Consent to Bail-In of EEA Financial Institutions 101

Section 12.28	Restatement of Existing Credit Agreement; Closing Date Assignments 102

Section 12.29	NOTICE OF FINAL AGREEMENT 103

INDEX TO SCHEDULES

Schedule	Description of Schedule	Section

1.1	Specified Account Debtors	1.1
2.1	Commitments and Applicable Percentages	2.1
6.5	Litigation and Judgments	6.5
6.6(b)	Leased Real Property (Lessee)	6.6(b)
6.13	Subsidiaries, Ventures, Etc.	6.13
6.19	Intellectual Property	6.19
8.1	Existing Debt	8.1
8.2	Existing Liens	8.2
8.5	Existing Investments	8.5
12.11	Notices	12.11

INDEX TO EXHIBITS

Exhibit	Description of Exhibit	Section

A	Assignment and Assumption	1.1
B	Borrowing Base Report	1.1
C	Compliance Certificate	1.1
D	Guaranty	1.1
E	Revolving Credit Borrowing Request	1.1
F	Revolving Credit Note	1.1
G	Security Agreement	1.1
H	Swing Line Loan Request	1.1
I	Tax Forms	3.4(g)
J	Term Loan Borrowing Request	1.1
K	Term Loan Note	1.1

v

AMENDED AND RESTATED CREDIT AGREEMENT
THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of April 3, 2017, is among BG STAFFING, INC., a Delaware corporation (“Borrower”), the lenders from time to time party hereto (collectively, “Lenders” and individually, a “Lender”), and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent and Swing Line Lender.
RECITALS
Borrower, certain Lenders and Texas Capital Bank, National Association, as Administrative Agent, are parties to that certain Credit Agreement dated as of August 21, 2015 (said Credit Agreement, as amended, modified, and supplemented from time to time, the “Existing Credit Agreement”). Borrower has requested that the Existing Credit Agreement be amended and restated in its entirety, and Lenders are willing to do so, subject to the provisions, terms and conditions hereinafter set forth.
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree to amend and restate the Existing Credit Agreement in its entirety to read as follows:
ARTICLE 1

DEFINITIONS
Section 1.1    Definitions. As used in this Agreement, all exhibits, appendices and schedules hereto and in any note, certificate, report or other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Article 1 or in the provision, section or recital referred to below:
“Account” means an account, as defined in the UCC.
“Acquired Business” means the assets and liabilities acquired by BG, LLC pursuant to the Zycron Acquisition Agreement.
“Acquisition” means the acquisition by any Person of (a) a majority of the equity interests of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a business unit or line of business of another Person, in each case (i) whether or not involving a merger or consolidation with such other Person and (ii) whether in one transaction or a series of related transactions.
“Acquisition Consideration” means the consideration given by Borrower or any of its Subsidiaries for an Acquisition, including but not limited to the sum of (without duplication) (a) the fair market value of any cash, property (excluding equity interests) or services given, plus (b) the amount of any Debt assumed, incurred or guaranteed (to the extent not otherwise included) in connection with such Acquisition by Borrower or any of its Subsidiaries.

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“Adjusted LIBOR” means, with respect to any Portion for any Interest Period or day, as applicable, an interest rate per annum equal to LIBOR for such Interest Period or day multiplied by the Statutory Reserve Rate.
“Administrative Agent” means Texas Capital Bank, National Association, in its capacity as administrative agent under any of the Loan Documents, until the appointment of a successor administrative agent pursuant to the terms of this Agreement and, thereafter, shall mean such successor administrative agent.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.
“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds 10% or more of any class of voting stock of such Person; or (c) 10% or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall any Lender be deemed an Affiliate of Borrower or any of its Subsidiaries or Affiliates.
“Agent Parties” means, collectively, Administrative Agent or any of its Related Parties.
“Agreement” has the meaning set forth in the introductory paragraph hereto, and includes all schedules, exhibits and appendices attached or otherwise identified therewith.
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1997, the UK Bribery Act of 2010 and all other applicable Laws relating to any Obligated Party or any of its Affiliates from time to time concerning or relating to bribery or corruption.
“Applicable Margin” means (a) with respect to each LIBOR Portion, (i) 2.75% if such Portion is a Revolving Credit Loan and (ii) 3.00% if such Portion is a Term Loan, and (b) with respect to each Base Rate Portion, 1.00%.
“Applicable Percentage” means (a) in respect of the Term Loan Facility, with respect to any Term Loan Lender at any time, the percentage (carried out to the twelfth decimal place) of the Term Loan Facility represented by such Term Loan Lender’s Term Loan Commitment at such time, and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the twelfth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time; provided that if the Term Loan Commitments or the Revolving Credit Commitments have been terminated pursuant to the terms hereof, then the Applicable Percentage of each Lender with respect to the applicable Facility shall be determined based upon the Applicable Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

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“Applicable Rate” means (a) in the case of a Portion bearing interest based upon the Base Rate, the Base Rate plus the Applicable Margin; and (b) in the case of a Portion bearing interest based upon LIBOR, LIBOR plus the Applicable Margin.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means Texas Capital Bank in its capacity as sole lead arranger and sole book manager.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.8), and accepted by Administrative Agent, in substantially the form of Exhibit A or any other form approved by Administrative Agent.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank Product Agreements” means those certain agreements entered into from time to time between any Obligated Party and a Lender or its Affiliate in connection with any of the Bank Products, including without limitation, Hedge Agreements.
“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by any Obligated Party to any Lender or its Affiliate pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that an Obligated Party is obligated to reimburse to any Lender or its Affiliate as a result of such Lender or its Affiliate purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to any Obligated Party pursuant to the Bank Product Agreements. For the avoidance of doubt, the Bank Product Obligations arising under any Hedge Agreement shall be determined by the Hedge Termination Value thereof.
“Bank Product Provider” means any Person that, at the time it enters into a Bank Product Agreement is a Lender or an Affiliate of a Lender, in its capacity as a party to such Bank Product Agreement.
“Bank Products” means any service provided to, facility extended to, or transaction entered into with, any Obligated Party by any Lender or its Affiliate consisting of (a) deposit accounts, (b) cash management services, including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House

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processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements maintained with any Lender or its Affiliates, (c) debit cards, stored value cards, and credit cards (including commercial credit cards (including so‑called “procurement cards” or “P‑cards”)) and debit card and credit card processing services or (d) Hedge Agreements.
“Base Rate” means, for any day, a rate of interest per annum equal to the highest of (a) the Prime Rate for such day; (b) the sum of the Federal Funds Rate for such day plus one half of one percent (0.5%); and (c) Adjusted LIBOR for such day plus one percent (1.00%).
“Base Rate Portion” means each Portion bearing interest based on the Base Rate.
“BG, LLC” means BG Staffing, LLC, a Delaware limited liability company.
“Borrower” means the Person identified as such in the introductory paragraph hereto, and its successors and assigns to the extent permitted by Section 12.8.
“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Loan Borrowing, as the context may require.
“Borrowing Base” means, as of any date, an amount equal to 85% of the value of Eligible Accounts.
“Borrowing Base Report” means, as of any date of preparation, a certificate, substantially the form of Exhibit B, or in any other form agreed to by Borrower and Administrative Agent, prepared by and certified by a Responsible Officer of Borrower.
“Borrowing Request” means a Revolving Credit Borrowing Request or a Term Loan Borrowing Request, as applicable.
“Business Day” means (a) for all purposes, a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas are authorized or required by law to be closed, and (b) for purposes of any LIBOR Portion, a day that satisfies the requirements of clause (a) and that is a day on which commercial banks in the City of London, England are open for business and dealing in offshore Dollars. Unless otherwise provided, the term “days” when used herein means calendar days.
“Capital Expenditure” means, with respect to any Person, any expenditure by such Person for (a) an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classified in relevant financial statements of such Person as equipment, real property, a fixed asset or a similar type of capitalized asset in accordance with GAAP or (b) an asset relating to or acquired in connection with an acquired business, and any and all acquisition costs related to clause (a) or (b) above.
“Capitalized Lease Obligation” means, with respect to any Person, the amount of Debt under a lease of Property by such Person that would be shown as a liability on a balance sheet of such Person prepared for financial reporting purposes in accordance with GAAP.

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“Cash Interest Expense” means, for any Person for any period, total interest expense in respect of all outstanding Debt actually paid or that is payable by such Person during such period, including, without limitation, all commissions, discounts, and other fees and charges with respect to letters of credit and all net costs under Hedge Agreements in respect of interest rates to the extent such costs are allocable to such period, but excluding interest expense not payable in cash, all as determined in accordance with GAAP.
“Casualty Event” means any event not constituting a Disposition that gives rise to the receipt by Borrower or any of its Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, implemented, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than fifty percent (50%) or more of the equity interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or
(b)    during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or

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equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Closing Date” means the first date all the conditions precedent in Section 5.1 are satisfied or waived in accordance with Section 12.10.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means substantially all of the Property of Borrower and its Subsidiaries as described in the Security Documents, together with any other Property and collateral described in the Security Documents, including, among other things, any other Property which may now or hereafter secure the Obligations or any part thereof.
“Commitment” means a Term Loan Commitment or a Revolving Credit Commitment, as the context may require.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to Administrative Agent, any Lender or Swing Line Lender by means of electronic communications pursuant to Section 12.11(d), including through the Platform.
“Compliance Certificate” means a certificate, substantially in the form of Exhibit C, or in any other form agreed to by Borrower and Administrative Agent, prepared by and certified by a Responsible Officer of Borrower.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Constituent Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership or certificate of formation, as applicable, and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization, operating agreement, regulations and/or other organizational and governance documents and agreements; and (g) in the case of any other entity, its organizational and governance documents and agreements.
“Continuing Lenders” has the meaning set forth in Section 12.28.
“Credit Extension” means a Revolving Credit Borrowing, a Term Loan Borrowing or a Swing Line Borrowing, as the context may require.

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“Debt” means, of any Person as of any date of determination (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of Property or services (including for purposes of the clause (c), estimated earn-out payments in respect of Acquisitions), except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days; (d) all Capitalized Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on Property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non‑recourse to the credit of such Person; (g) any other obligation for borrowed money or other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person; (h) any repurchase obligation or liability of a Person with respect to Accounts, chattel paper or notes receivable sold by such Person; (i) any liability under a sale and leaseback transaction that is not a Capitalized Lease Obligation; (j) any obligation under any so called “synthetic leases;” (k) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of a Person; (l) all payment and reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; (m) all liabilities of such Person in respect of unfunded vested benefits under any Plan; (n) all net Hedge Obligations of such Person, valued at the Hedge Termination Value thereof; and (o) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person, valued, in the case of redeemable preferred stock interests, at the greater of its voluntary or involuntary liquidation preference, excluding, however, all accrued and unpaid dividends.
For all purposes, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person.
“Debt Service” means, for any Person, as of any date, the sum of all regularly scheduled principal payments on all Senior Debt for the immediately following four fiscal quarters commencing on such date, and all Cash Interest Expense that is paid or payable during the immediately preceding four fiscal quarters ending on such date in respect of all Debt of such Person.
“Debtor Relief Laws” means Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, assignment for the benefit of creditors, moratorium, arrangement or composition, extension or adjustment of debts, or similar Laws affecting the rights of creditors.
“Default” means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.
“Default Interest Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Margin, if any, applicable to a Base Rate Portion plus (c) two percent (2%) per annum;

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provided, however, that with respect to a LIBOR Portion, the Default Interest Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Portion plus two percent (2%) per annum; provided, however, in no event shall the Default Interest Rate exceed the Maximum Rate.
“Defaulting Lender” means, subject to Section 12.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified Borrower, Administrative Agent or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 12.22(b)) upon delivery of written notice of such determination to Borrower and each Lender.
“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory is the subject of any Sanction.
“Disposition” means any sale, lease, sub-lease, transfer, assignment, conveyance, release, loss or other disposition, or entry into any contract the performance of which would result in any of the foregoing, of any interest in Property, or of any interest in a Subsidiary that owns Property,

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in any transaction or event or series of transactions or events, and “Dispose” has the correlative meaning thereto.
“Dividend Fixed Charge Coverage Ratio” means, as of any date, (a) Dividend Net Cash Flow to (b) Debt Service.
“Dividend Net Cash Flow” means, as of any date, the sum of (a) EBITDA minus (b) cash taxes paid, minus (c) Non-Financed Capital Expenditures, minus (d) dividends and distributions in respect of equity interests of Borrower, in each case for clause (a), (b), (c) and (d) for the immediately preceding four fiscal quarters ending on such date, minus (e) scheduled earn-out payments in respect of Acquisitions for the immediately following four fiscal quarters commencing on such date.
“Dollars” and “$” mean lawful money of the United States of America.
“EBITDA” means, for any Person for any period, an amount equal to (a) Net Income plus (b) the sum of the following to the extent deducted in the calculation of Net Income: (i) interest expense; (ii) income taxes; (iii) depreciation; (iv) amortization; (v) extraordinary losses determined in accordance with GAAP; and (vi) all non-cash charges which do not represent a cash item in such period or any future period, minus (c) the sum of the following to the extent included in the calculation of Net Income: (i) income tax credits; (ii) extraordinary gains determined in accordance with GAAP; and (iii) all non‑cash items increasing Net Income. For purposes of calculating the Fixed Charge Coverage Ratio and the Leverage Ratio as at any date, EBITDA shall be calculated on a pro forma basis (as certified by Borrower to Administrative Agent) assuming that all Acquisitions made, and all Dispositions completed, during the four consecutive fiscal quarters then most recently ended has been made on the first day of such period (but without any adjustment for projected cost savings or other synergies unless otherwise approved by Administrative Agent except as provided in the immediately following proviso); provided, however, EBITDA shall be increased as a result of the Zycron Acquisition (A) for the first fiscal quarter of fiscal year 2016, by $1,149,000, (B) for the second fiscal quarter of fiscal year 2016, by $975,000, (C) for the third fiscal quarter of fiscal year 2016, by $989,000, (D) for the fourth fiscal quarter of fiscal year 2016, by $976,000, and (E) for the first fiscal quarter of fiscal year 2017 by $871,000, unless Administrative Agent in exercising its reasonable discretion (following discussions with Borrower) determines that cost savings and synergies in such amounts in respect of the Zycron Acquisition are not being obtained, in which case Administrative Agent may in its reasonable discretion lower any such amounts.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Accounts” means, as of any applicable period of determination thereof, all accounts receivable of Borrower and its Subsidiaries that are Guarantors created in the ordinary course of business that are reasonably acceptable to Administrative Agent and satisfy the following conditions:
(a)    The Account complies with all applicable Laws, rules, and regulations, including, without limitation, usury Laws, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;
(b)    The Account has not been outstanding for more than 90 days past the original date of invoice, unless such Account is owed by a Specified Account Debtor;
(c)    The Account does not represent a commission and the Account was created in connection with the performance of services by Borrower or the applicable Subsidiary in the ordinary course of business and such services have been completed and accepted by the account debtor;
(d)    The Account arises from an enforceable contract, the performance of which has been completed by Borrower or the applicable Subsidiary;
(e)    Borrower or the applicable Subsidiary has good and indefeasible title to the Account and the Account is not subject to any Lien except Liens in favor of Administrative Agent;
(f)    The Account does not arise out of a contract with or order from, an account debtor that, by its terms, prohibits or makes void or unenforceable the grant of a security interest by Borrower or the applicable Subsidiary to Administrative Agent in and to such Account;
(g)    The Account is not subject to any retainage, setoff, counterclaim, defense, dispute, recoupment, or adjustment other than normal discounts for prompt payment;
(h)    The account debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;
(i)    The Account is not evidenced by chattel paper or an instrument;
(j)    No default exists under the Account by any party thereto;

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(k)    The account debtor has not returned or refused to retain, or otherwise notified Borrower or the applicable Subsidiary of any dispute concerning the performance of services for which the Account arose;
(l)    The Account is not owed by an Affiliate, employee, officer, director or shareholder of Borrower or any of its Subsidiaries;
(m)    The Account is payable in Dollars or Canadian dollars (subject to clause (ii) of the immediately following proviso) by the account debtor;
(n)    The Account is not owed by an account debtor whose Accounts Administrative Agent in its reasonable discretion has chosen to exclude from Eligible Accounts;
(o)    The account debtor is domiciled in the United States of America or Canada;
(p)    No more than 25% of the aggregate balances then outstanding on all Accounts owed by such account debtor and its Affiliates to Borrower and its Subsidiaries are more than 90 days (or 120 days if such account debtor is a Specified Account Debtor) past the dates of their original invoices;
(q)    The account debtor is not the United States of America or any department, agency, or instrumentality thereof;
(r)    The aggregate of all Accounts owed by the account debtor and its Affiliates to which the Account relates does not exceed 20% of all Accounts owed by all of Borrower’s and its Subsidiaries’ account debtors (provided, however, that if such aggregate exceeds such percentage of all Accounts, only such excess shall be ineligible); and
(s)    If the account debtor is a Specified Account Debtor, the Account has not been outstanding for more than 120 days past the original date of invoice;
Provided, further, however, (i) the amount of the Eligible Accounts owed by an account debtor to Borrower or the applicable Subsidiary shall be reduced by the amount of all “contra accounts” and other obligations owed by Borrower and its Subsidiaries to such account debtor, (ii) Accounts in which the account debtors are domiciled in Canada may not exceed 10% of the total Eligible Accounts, (iii) there may be included as Eligible Accounts of Unbilled Receivables not to exceed 20% of the total Eligible Accounts, and (iv) the aggregate amount of Accounts owed by Specified Account Debtors shall not exceed 10% of the total Eligible Accounts.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.8(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.8(b)(iii)).
“Environmental Laws” means any and all federal, state, and local Laws, regulations, judicial decisions, orders, decrees, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety, or the environment, including, without limitation, the

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Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.
“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.
“Equity Issuance” means the issuance and sale by Borrower for cash of equity interests of Borrower, which equity interests do not benefit from any redemption or retirement right or obligation, any sinking fund or similar right or obligation, any option or obligation to purchase or sell, any conversion or exchange right or obligation, or any liquidation preference.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as an Obligated Party or is under common control (within the meaning of Section 414(c) of the Code and Sections 414(m) and (o) of the Code for purposes of the provisions relating to Section 412 of the Code) with an Obligated Party.
“ERISA Event” means (a) a Reportable Event with respect to a Plan, (b) a withdrawal by any Obligated Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by any Obligated Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, (f) the imposition of any liability to the PBGC under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligated Party or any ERISA Affiliate, (g) the failure of any Obligated Party or ERISA Affiliate to meet any funding obligations with respect to any Plan or Multiemployer Plan, or (h) a Plan becomes subject to the at-risk requirements in Section 303 of ERISA and Section 430 of the Code.

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning set forth in Section 10.1.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by Borrower or any other Guarantor) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 3.6(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.4(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning specified in the second introductory paragraph hereto.
“Existing Credit Agreement Obligations” has the meaning specified in Section 12.28.
“Facility” means the Term Loan Facility or the Revolving Credit Facility, as the context may require.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any

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agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements entered into in connection with the implementation of such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York, on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent.
“Fee Letter” means the separate fee letter dated as of February 2, 2017, between Borrower and Texas Capital Bank and any other fee letter among Borrower and Administrative Agent, Arranger and/or Texas Capital Bank concerning fees to be paid by Borrower in connection with this Agreement including any amendments, restatements, supplements or modifications thereof. By its execution of this Agreement, each Lender acknowledges and agrees that Administrative Agent, Arranger and/or Texas Capital Bank may elect to treat as confidential and not share with Lenders any Fee Letters executed from time to time in connection with this Agreement.
“Fixed Charge Coverage Ratio” means, as of any date, the ratio of (a) Net Cash Flow to (b) Debt Service.
“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001 et seq.), and (d) the Flood Insurance Reform Act of 2004, in each case as now or hereafter in effect or any successor statute thereto and including any regulations promulgated thereunder.
“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which Borrower is resident for tax purposes.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to Swing Line Lender, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

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“Funded Debt” means, on any date of determination, the outstanding principal amount of all Debt of Borrower and its Subsidiaries of the type described in clauses (a), (b), (c), (d), (f), (g), (h), (i), (j), (k), (l), (n) and (o) of the definition of “Debt”, and, without duplication, any Guarantees of the foregoing, in each case determined on a consolidated basis in accordance with GAAP.
“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, tribal body or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and any group or body charged with setting financial accounting or regulatory capital rules or standards (including without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Guarantee” by any Person means any obligation or liability, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person as well as any obligation or liability, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or liability (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to operate Property, to take-or-pay, or to maintain net worth or working capital or other financial statement conditions or otherwise) or (b) entered into for the purpose of indemnifying or assuring in any other manner the obligee of such Debt or other obligation or liability of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantors” means each Person who from time to time Guarantees all or any part of the Obligations under the Loan Documents, and “Guarantor” means any one of the Guarantors.
“Guaranty” means any Guaranty executed by any Guarantor in favor of the Guaranteed Parties (as defined therein), including any guaranty supplement thereto, substantially in the form of Exhibit D.
“Hazardous Material” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under

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any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.
“Hedge Agreement” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules and annexes, a “Master Agreement”) and (c) any and all Master Agreements and any and all related confirmations.
“Hedge Obligations” means, at any time with respect to any Person, all indebtedness, liabilities, and obligations of such Person under or in connection with any Hedge Agreement, whether actual or contingent, due or to become due and existing or arising from time to time.
“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and settlement amounts, early termination amounts or termination value(s) determined in accordance therewith, such settlement amounts, early termination amounts or termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more commercially reasonable mid-market or other readily available quotations provided by any dealer which is a party to such Hedge Agreement or any other recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).
“Increase Effective Date” has the meaning set forth in Section 2.9(d).
“Increasing Party” has the meaning set forth in Section 12.28.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Information” has the meaning set forth in Section 12.25.
“Intellectual Property” means all copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses and other types of intellectual property, in whatever form, now owned or hereafter acquired.

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“Interest Period” means with respect to any LIBOR Portion, the period commencing on the date such Portion becomes a LIBOR Portion (whether by the making of a Loan or its continuation or conversion) and ending on the numerically corresponding day in the calendar month that is one (1), two (2) or three (3) months thereafter, as Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a LIBOR Portion that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.
“Interest Rate” means the rate equal to the lesser of (a) the Maximum Rate and (b) the Applicable Rate.
“IRS” means the Internal Revenue Service or any entity succeeding to all or any of its functions.
“Joining Lenders” has the meaning set forth in Section 12.28.
“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, constitutions, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administrative thereof by any Governmental Authority charged with the enforcement, interpretation or administrative thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lease” of any Person means all of the right, title and interest of such Person as lessee or licensee in, to and under leases or license of land, improvements and/or fixtures.
“Lender” and “Lenders” have the meanings set forth in the introductory paragraph hereto, and shall include Swing Line Lender, as the context may require.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent.
“Leverage Ratio” means, as of any date of determination, the ratio of (a) all Funded Debt of Borrower and its Subsidiaries as of such date to (b) EBITDA of Borrower and its Subsidiaries for the four fiscal quarters most recently ended.
“LIBOR” means:
(a)    with respect to each Interest Period, the rate per annum for deposits for the same term in United States Dollars that appears on Thomson Reuters British Banker’s Association LIBOR Rates Page (or the successor thereto if the British Banker’s Association

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is no longer making a LIBOR rate available) at approximately 11:00 a.m., London, England time, on the related LIBOR Determination Date. If such rate does not appear on such screen or service, or such screen or service shall cease to be available, then LIBOR shall be determined by Administrative Agent to be the offered rate on such other screen or service that displays an average Interest Settlement Rate for deposits in United States Dollars (for delivery on the first day of such Interest Period) for a term equivalent to such Interest Period as of 11:00 a.m. on the relevant LIBOR Determination Date. If the rates referenced in the two (2) preceding sentences are not available, then LIBOR for the relevant Interest Period will be determined by such alternate method as is reasonably selected by Administrative Agent; and
(b)    for any interest calculation with respect to a Loan that bears interest based on the Base Rate on any date, the rate per annum for deposits in United States Dollars that appears on Thomson Reuters British Banker’s Association LIBOR Rates Page (or the successor thereto if the British Banker’s Association is no longer making a LIBOR rate available) at approximately 11:00 a.m., London, England time, on the related LIBOR Determination Date for a term of one (1) month commencing on the date of calculation. If such rate does not appear on such screen or service, or such screen or service shall cease to be available, then LIBOR shall be determined by Administrative Agent to be the offered rate on such other screen or service that displays an average Interest Settlement Rate for deposits in United States Dollars (for delivery on such date of calculation) for a term of one (1) month as of 11:00 a.m. on the relevant LIBOR Determination Date. If the rates referenced in the two (2) preceding sentences are not available, then LIBOR for a term of one (1) month will be determined by such alternate method as is reasonably selected by Administrative Agent.
Provided, however, in no event shall LIBOR be less than the Minimum Rate.
“LIBOR Determination Date” means a day that is two (2) Business Days prior to the beginning of the relevant Interest Period or prior to the applicable date, as applicable.
“LIBOR Portion” means each Portion bearing interest based on the Adjusted LIBOR.
“Lien” means, as to any Property of any Person, (a) any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, collateral assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise, affecting such Property and (b) the signing or filing of a financing statement which names the Person as debtor or the signing of any security agreement or the signing of any document authorizing a secured party to file any financing statement which names such Person as debtor.
“Loan” means an extension of credit by a Lender to Borrower under Article 2 in the form of a Revolving Credit Loan, a Term Loan or a Swing Line Loan.
“Loan Documents” means this Agreement, the Guaranty, the Security Documents, the Revolving Credit Notes, the Term Loan Notes, and all other promissory notes, security agreements,

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deeds of trust, assignments, letters of credit, guaranties, and other instruments, documents, or agreements executed and delivered pursuant to or in connection with this Agreement or the Security Documents; provided that the term “Loan Documents” shall not include any Bank Product Agreement.
“Loss” has the meaning set forth in Section 7.5(b).
“Material Adverse Event” means any act, event, condition, or circumstance which could materially and adversely affect (a) the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Borrower or Borrower and its Subsidiaries, taken as a whole; (b) the ability of any Obligated Party to perform its obligations under any Loan Document to which it is a party; or (c) the legality, validity, binding effect or enforceability against any Obligated Party of any Loan Document to which it is a party.
“Maturity Date” means April 3, 2022, or such earlier date on which the Commitment of each Revolving Credit Lender terminates as provided in this Agreement; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next succeeding Business Day.
“Maximum Rate” means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Lenders in accordance with applicable Texas law (or applicable United States federal law to the extent that such law permits Lenders to charge, contract for, receive or reserve a greater amount of interest than under Texas law). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.
“Minimum Rate” means 0.00% per annum.
“MIRE Event” shall mean if there are any Mortgaged Properties at such time, any increase, extension or renewal of any of the Commitments or Loans, but excluding any continuation or conversion of Borrowings, or the making of any Revolving Credit Loan.
“Mortgaged Property” means any property subject to a Mortgage.
“Mortgages” means, collectively, the mortgages or deeds of trust now or hereafter encumbering Borrower’s or any of its Subsidiaries’ fee in the property as described therein in favor of Administrative Agent, in form and substance satisfactory to Administrative Agent.
“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions are being made or have been made by, or for which there is an obligation to make by or there is any liability, contingent or otherwise, with respect to an Obligated Party or any ERISA Affiliate and which is covered by Title IV of ERISA.

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“Net Cash Flow” means, as of any date, the sum of (a) EBITDA minus (b) cash taxes paid, minus (c) Non-Financed Capital Expenditures, in each case for clause (a), (b) and (c) for the immediately preceding four fiscal quarters ending on such date, minus (d) scheduled earn-out payments in respect of Acquisitions for the immediately following four fiscal quarters commencing on such date.
“Net Cash Proceeds” means
(a)    with respect to any Disposition by Borrower or any of its Subsidiaries, or any Casualty Event, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Debt that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Debt under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by Borrower or such Subsidiary in connection with such transaction and payable to a Person that is not an Affiliate of Borrower, and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds; and
(b)    with respect to any Equity Issuance by Borrower or any of its Subsidiaries, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by Borrower or such Subsidiary in connection therewith.
“Net Income” means, for any Person for any period, the net income (or loss) of such Person and its Subsidiaries on a consolidated basis as determined in accordance with GAAP; provided that Net Income shall exclude (a) the net income of any Subsidiary of such Person during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Constituent Documents or any agreement, instrument or Law applicable to such Subsidiary during such period, except that such Person’s equity in any net loss of any such Subsidiary for such period shall be included in determining Net Income, and (b) any income (or loss) for such period of any other Person if such other Person is not a Subsidiary (except where pursuant to the express provisions of this Agreement, the income or loss of such Person is intended to be included in the pro forma calculations hereunder), except that Borrower’s equity in the net income of any such Person for such period shall be included in Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to Borrower as described in clause (a) of this proviso).

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“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 12.10 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Financed Capital Expenditures” means, for the prior twelve-month period, all Capital Expenditures other than those made utilizing financing provided by the applicable seller or third party lenders or fundings under the Facility.
“Note” means a Revolving Credit Note or a Term Loan Note, as the context may require.
“Notice Period” has the meaning specified in Section 5.3.
“Obligated Party” means Borrower and each Guarantor.
“Obligations” means all obligations, indebtedness, and liabilities of Borrower, each Guarantor and any other Obligated Party to Administrative Agent, each Lender and any Affiliates of Administrative Agent or any Lender now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, arising under or pursuant to this Agreement, any Bank Product Agreements, the other Loan Documents, and all interest accruing thereon (whether a claim for post-filing or post-petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding) and all attorneys’ fees and other expenses incurred in the enforcement or collection thereof; provided that, as to any Guarantor, the “Obligations” shall exclude any Excluded Swap Obligations of such Guarantor.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6).
“Outstanding Amount” means with respect to the Revolving Credit Loans, the Term Loans and the Swing Line Loans on any date, the aggregate outstanding principal amount thereof after

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giving effect to any Borrowings and prepayments or repayments of Revolving Credit Loans, the Term Loans and Swing Line Loans, as the case may be, occurring on such date.
“Owned Real Estate Support Documents” means, with respect to any real property which is owned by Borrower or its Subsidiaries in fee simple, such mortgagee title insurance policies (in amounts and with endorsements acceptable to Administrative Agent), surveys, environmental assessment reports, environmental questionnaires, flood hazard certifications, evidence of flood insurance, if required, and other mortgage-related documents as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent.
“Participant” means any Person (other than a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, a Defaulting Lender, or Borrower or any of Borrower’s Affiliates or Subsidiaries or any other Obligated Party) to which a participation is sold by any Lender in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it).
“Participant Register” means a register in the United States on which each Lender that sells a participation enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).
“Payment Date” means (a) in respect of each Base Rate Portion, the first day of each and every calendar quarter during the term of this Agreement and the Maturity Date, and (b) in respect of each LIBOR Portion, the last day of each Interest Period applicable to such LIBOR Portion (or the day that is three months after the first day of such Interest Period if such Interest Period has a length of more than three (3) months) and the Maturity Date.
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.
“Permitted Distributions” means distributions on account of Borrower’s equity interests if (a) prior to the distribution no Default exists, and (b) after giving pro forma effect to the distribution no Default exists or will exist.
“Permitted Liens” means those Liens permitted by Section 8.2.
“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

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“Plan” means any employee benefit or other plan, other than a Multiemployer Plan, established or maintained by, or for which there is an obligation to make contributions by or there is any liability, contingent or otherwise with respect to Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or subject to Section 412 of the Code.
“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Portion” means any principal amount of any Loan bearing interest based upon the Base Rate or Adjusted LIBOR.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by Texas Capital Bank as its prime rate in effect at its Principal Office; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by Texas Capital Bank as a general reference rate of interest, taking into account such factors as Texas Capital Bank may deem appropriate; it being understood that many of Texas Capital Bank’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Texas Capital Bank may make various commercial or other loans at rates of interest having no relationship to such rate.
“Principal Office” means the principal office of Administrative Agent, presently located at the address set forth on Schedule 12.11.
“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.
“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person.
“Recipient” means Administrative Agent, Swing Line Lender, and any Lender, as applicable.
“Reducing Party” has the meaning set forth in Section 12.28.
“Register” means a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time.
“Related Indebtedness” means any and all indebtedness paid or payable by Borrower to Administrative Agent or any Lender pursuant to any Loan Document other than any Note.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation,

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the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or Property.
“Remedial Action” means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre‑remedial studies and investigations and post-remedial monitoring and care.
“Removal Effective Date” has the meaning set forth in Section 11.6(b).
“Reportable Event” means any of the events set forth in Section 4043 of ERISA.
“Required Lenders” means, at any time, the Administrative Agent and Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders; provided that, if one Lender holds more than 50% but less than 100% of the Total Credit Exposures at such time, subject to the last sentence of Section 12.10, Required Lenders shall be at least two Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. Lenders that are Affiliates of one another shall be deemed to be one Lender for purposes of this definition.
“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) the Revolving Credit Exposure of all Revolving Credit Lenders (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that, if one Revolving Credit Lender holds more than 50% but less than 100% of the sum of the Revolving Credit Exposure and the unused Revolving Credit Commitments at such time, subject to the last sentence of Section 12.10, Required Revolving Credit Lenders shall be at least two Revolving Credit Lenders. The unused Revolving Credit Commitment of, and the portion of the Revolving Credit Exposure of all Revolving Credit Lenders held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders. Lenders that are Affiliates of one another shall be deemed to be one Lender for purposes of this definition.
“Resignation Effective Date” has the meaning set forth in Section 11.6(a).
“Responsible Officer” means the chief executive officer, president, chief financial officer, or treasurer of an Obligated Party or any Person designated by a Responsible Officer to act on behalf of a Responsible Officer; provided that such designated Person may not designate any other Person to be a Responsible Officer. Any document delivered hereunder that is signed by a Responsible Officer of an Obligated Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of Obligated Party.
“Revolving Credit Availability” means, as of any date, the difference between (a) an amount equal to the lesser of (i) the Borrowing Base in effect on such date and (ii) the aggregate amount

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of the Commitments of the Revolving Credit Lenders on such date less (b) the total Revolving Credit Exposure of the Revolving Credit Lenders on such date.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans made by each of the Revolving Credit Lenders pursuant to Section 2.1.
“Revolving Credit Borrowing Request” means a writing, substantially in the form of Exhibit E, properly completed and signed by Borrower, requesting a Revolving Credit Borrowing.
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to Borrower pursuant to Section 2.1(a), and (b) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Closing Date, the aggregate Revolving Credit Commitments are $35,000,000.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in Swing Line Loans at such time.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.
“Revolving Credit Lender” means, (a) at any time prior to the termination of the Revolving Credit Commitments, any Lender that has a Revolving Credit Commitment at such time, and (b) at any time after the termination of the Revolving Credit Commitments, any Lender that has Revolving Credit Exposure at such time, and, in each case, shall include Swing Line Lender, as the context may require.
“Revolving Credit Loan” has the meaning set forth in Section 2.1(a).
“Revolving Credit Note” means a promissory note made by Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit F.
“RICO” means the Racketeer Influenced and Corrupt Organization Act of 1970.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.
“Sanctioned Country” means at any time, a country or territory that is the subject or target of any Sanctions (including Cuba, Iran, North Korea, Sudan and Syria).

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“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).
“SDN List” has the meaning set forth in Section 6.20.
“Secured Parties” means the collective reference to Administrative Agent, each Lender, Swing Line Lender, each Bank Product Provider, and any other Person the Obligations owing to which are, or are purported to be, secured by the Collateral under the terms of the Security Documents.
“Security Agreement” means any Security Agreement executed by one or more of the Obligated Parties, including any joinder thereto, substantially in the form of Exhibit G.
“Security Documents” means each and every Mortgage, Security Agreement, pledge agreement, deed of trust, control agreement or other collateral security agreement required by or delivered to Administrative Agent from time to time that purport to create a Lien in favor of any of the Secured Parties to secure payment or performance of the Obligations or any portion thereof.
“Senior Debt” means all Debt of Borrower and its Subsidiaries that is not Subordinated Debt.
“Solvent” means, with respect to any Person, as of any date of determination, that the fair value of the assets of such Person (at fair valuation) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date, that the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, and that, as of such date, such Person will be able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person acting in good faith.
“Specified Account Debtor” means each account debtor set forth on Schedule 1.1, as such Schedule may be amended or supplemented from time to time with the prior written consent of Administrative Agent.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one (1) and the denominator of which is the number one (1) minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which Administrative Agent is subject with respect to the Adjusted LIBOR, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board of Governors). Such reserve

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percentages shall include those imposed pursuant to such Regulation D. LIBOR Portions shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subordinated Debt” means any unsecured Debt of Borrower and its Subsidiaries that has been subordinated to the Obligations under the Loan Documents by written agreement, in form and content satisfactory to Administrative Agent and which has been approved in writing by Administrative Agent as constituting Subordinated Debt for purposes of this Agreement.
“Subsidiary” means (a) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Borrower or one or more of other Subsidiaries or by Borrower and one or more of such Subsidiaries, and (b) any other entity (i) of which at least a majority of the ownership, equity or voting interest is at the time directly or indirectly owned or controlled by one or more of Borrower and other Subsidiaries and (ii) which is treated as a subsidiary in accordance with GAAP.
“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Sweep Agreement” has the meaning set forth in Section 2.1(b).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.2.
“Swing Line Lender” means Texas Capital Bank in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning set forth in Section 2.2(a).
“Swing Line Loan Request” means a writing, substantially in the form of Exhibit H, or in such other form agreed to by Borrower and Administrative Agent, properly completed and signed by Borrower, requesting a Swing Line Borrowing.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $7,500,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Syndicated Borrowing” means a Revolving Credit Borrowing or the Term Loan Borrowing.

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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” means an advance made by any Term Loan Lender under the Term Loan Facility.
“Term Loan Borrowing” means a borrowing consisting of simultaneous Term Loans made by each of the Term Loan Lenders pursuant to Section 2.1(b).
“Term Loan Borrowing Request” means a writing, substantially in the form of Exhibit J, properly completed and signed by Borrower, requesting a Term Loan Borrowing.
“Term Loan Commitment” means, as to each Term Loan Lender prior to the Closing Date, its obligation to make a Term Loan to Borrower pursuant to Section 2.1(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Loan Lender’s name on Schedule 2.1 under the caption “Term Loan Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Loan Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Closing Date, the aggregate Term Loan Commitments are $20,000,000.
“Term Loan Facility” means (a) at any time on or prior to the Closing Date, the aggregate amount of the Term Loan Commitments at such time, and (b) at any time after the Closing Date, the Outstanding Amount of the Term Loans at such time.
“Term Loan Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term Loan Commitment at such time and (b) at any time after the Closing Date, any Lender that holds a Term Loan at such time.
“Term Loan Notes” means the promissory notes of Borrower payable to the order of each Term Loan Lender evidencing the Term Loan made by such Term Loan Lender, in substantially the form of Exhibit K.
“Texas Capital Bank” means Texas Capital Bank, National Association, a national banking association, and its successors and assigns.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure and Outstanding Amount of the Term Loan of such Lender at such time.
“Transaction” means the (a) the initial Loan and execution of the Loan Documents and (b) the consummation of the Zycron Acquisition.
“Type” means, with respect to a Portion, its character as a LIBOR Portion or a Base Rate Portion.
“UCC” means Chapters 1 through 11 of the Texas Business and Commerce Code.

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“Unbilled Receivables” means revenue of Borrower and its Subsidiaries earned but not billed as a result of Borrower’s fiscal month calculation.
“Unfunded Pension Liability” means the excess, if any, of (a) the funding target as defined under Section 430(d) of the Code without regard to the special at-risk rules of Section 430(i) of the Code, over (b) the value of plan assets as defined under Section 430(g)(3)(A) of the Code determined as of the last day of each calendar year, without regard to the averaging which may be allowed under Section 310(g)(3)(B) of the Code and reduced for any prefunding balance or funding standard carryover balance as defined and provided for in Section 430(f) of the Code.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.4(g)(ii)(B)(3).
“Withholding Agent” means each of Borrower and Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“Zycron” means Zycron, Inc., a Tennessee corporation.
“Zycron Acquisition” means the acquisition of the Acquired Business pursuant to the Zycron Acquisition Agreement.
“Zycron Acquisition Agreement” means that certain Asset Purchase Agreement (and all Exhibits and Schedules thereto) dated April 3, 2017 among BG, LLC, Zycron, and solely for the limited purposes stated therein, Darrell S. Freeman and Borrower.
“Zycron Acquisition Documents” means the Zycron Acquisition Agreement and all documents, instruments and agreements executed in connection therewith.
Section 1.2    Accounting Matters.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements described in Section 6.2, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

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(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or other requirement or provision set forth herein, and either Borrower or the Required Lenders shall so request, Administrative Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) Borrower shall provide to Administrative Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
Section 1.3    ERISA Matters. If, after the date hereof, there shall occur, with respect to ERISA, the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by the PBGC or any other Governmental Authority, then either Borrower or Required Lenders may request a modification to this Agreement solely to preserve the original intent of this Agreement with respect to the provisions hereof applicable to ERISA, and the parties to this Agreement shall negotiate in good faith to complete such modification.
Section 1.4    Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC. Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document). Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be constructed as cumulative; the word “or” is not exclusive; the word “including” (in its various forms) means “including, without limitation”; in the computation of periods of time, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”; and all references to money refer to the legal currency of the United States of America.
Section 1.5    Interpretative Provision. For purposes of Section 10.1, a breach of a financial covenant contained in Article 9 shall be deemed to have occurred as of any date of determination thereof by Borrower, the Required Lenders or as of the last date of any specified measurement period, regardless of when the financial statements or the Compliance Certificate reflecting such breach are delivered to Administrative Agent.

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Section 1.6    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to central time (daylight or standard, as applicable).
Section 1.7    Other Loan Documents. The other Loan Documents, including the Security Documents, contain representations, warranties, covenants, defaults and other provisions that are in addition to and not limited by, or a limitation of, similar provisions of this Agreement. Such provisions in such other Loan Documents may be different or more expansive than similar provisions of this Agreement and neither such differences nor such more expansive provisions shall be construed as a conflict.
ARTICLE 2

THE COMMITMENTS AND CREDIT EXTENSIONS
Section 2.1    The Loans.
(a)    Revolving Credit Borrowings. Subject to the terms and conditions of this Agreement, each Revolving Credit Lender severally agrees to make one or more revolving credit loans (each such loan, a “Revolving Credit Loan”) to Borrower from time to time from the Closing Date until the Maturity Date for the Facility in an aggregate principal amount for such Revolving Credit Lender at any time outstanding up to but not exceeding the amount of such Revolving Credit Lender’s Commitment, provided that the Revolving Credit Exposure of all Revolving Credit Lenders shall not exceed the lesser of (i) the aggregate amount of the Commitments of the Revolving Credit Lenders and (ii) the Borrowing Base. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, repay, and reborrow Revolving Credit Loans hereunder.
(b)    Term Loan Borrowing. Subject to the terms and conditions of this Agreement, each Term Loan Lender severally agrees to make, on the Closing Date, a single Term Loan to Borrower in an amount not to exceed such Term Loan Lender’s Term Loan Commitment. The Term Loan Commitment of each Term Loan Lender shall automatically terminate immediately after the Term Loan Borrowing occurs on the Closing Date. Borrower may not borrow, repay, and reborrow the Term Loans.
(c)    Borrowing Procedure. Unless Borrower and Administrative Agent have entered into a sweep agreement regarding Borrower’s cash management and funding and pay down of the Loans hereunder in form and substance satisfactory to Borrower and Administrative Agent (“Sweep Agreement”), each Syndicated Borrowing, each conversion of a Portion from one Type to the other, and each continuation of a LIBOR Portion shall be made upon Borrower’s irrevocable notice to Administrative Agent, which may be given by telephone. Each such notice must be received by Administrative Agent not later than 12:00 noon (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of a LIBOR Portion or of any conversion of a LIBOR Portion to a Base Rate Portion and (ii) on the requested date of any Borrowing of a Base Rate Portion. Each telephonic notice by Borrower pursuant to this Section 2.1(b) must be confirmed promptly by delivery to Administrative Agent of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of Borrower. Except as provided in

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Section 2.2(c), each Borrowing of, conversion to or continuation of a Loan shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof, or in an amount equal to the Revolving Credit Availability. Each Borrowing Request (whether telephonic or written) shall specify (i) whether Borrower is requesting a Syndicated Borrowing, a conversion of Portions from one Type to the other, or a continuation of Portions, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Portions to be borrowed, converted or continued, (iv) the Type of Portions to be borrowed or to which existing Portions are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to specify a Type of Portion in a Borrowing Request or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Portions shall be made as, or converted to, Base Rate Portions. Any such automatic conversion to Base Rate Portions shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Portions. If Borrower requests a Borrowing of, conversion to, or continuation of a LIBOR Portion in any such Borrowing Request, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. For avoidance of doubt, to the extent that any borrowing procedures set forth in this Article 2 conflict with the terms and provisions of a Sweep Agreement in effect, the terms and provisions of such Sweep Agreement shall control.
(d)    Funding. Following receipt of a Borrowing Request, Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Portions, and if no timely notice of a conversion or continuation is provided by Borrower, Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Portions as described in Section 2.1(c). Each Lender shall make the amount of its Loan available to Administrative Agent in immediately available funds at Administrative Agent’s Principal Office not later than 1:00 p.m. on the Business Day specified in the applicable Borrowing Request. Upon satisfaction of the applicable conditions set forth in Section 5.2 (and, if such Borrowing is the initial Credit Extension, Section 5.1), Administrative Agent shall make all funds so received available to Borrower in like funds as received by Administrative Agent either by (i) crediting the account of Borrower on the books of Texas Capital Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by Borrower.
(e)    Continuations and Conversions. Except as otherwise provided herein, a LIBOR Portion may be continued or converted only on the last day of an Interest Period for such LIBOR Portion. During the existence of a Default, (i) no Loans may be requested as, converted to or continued as LIBOR Portions without the consent of the Required Lenders and (ii) unless repaid, each LIBOR Portion shall be converted to a Base Rate Portion at the end of the Interest Period applicable thereto.
(f)    Notifications. Administrative Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Interest Period for LIBOR Portions upon determination of such interest rate. At any time that Base Rate Portions are outstanding, Administrative Agent shall notify Borrower and Lenders of any change in Texas Capital Bank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

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(g)    Interest Periods. After giving effect to all Credit Extensions, all conversions of Portions from one Type to the other, and all continuations of Portions as the same Type, there shall not be more than five (5) Interest Periods in effect with respect to LIBOR Portions.
Section 2.2    Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.2, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date for the Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Credit Loans of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Revolving Credit Exposure of all Revolving Credit Lenders shall not exceed the lesser of the aggregate amount of the Revolving Credit Commitments of the Revolving Credit Lenders and the Borrowing Base, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (y) Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be in its sole discretion) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.2, prepay under Section 2.7(b), and reborrow under this Section 2.2. Each Swing Line Loan shall bear interest as a Base Rate Portion. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Unless Borrower and Administrative Agent have entered into a Sweep Agreement with respect to Swing Line Loans, each Swing Line Borrowing shall be made upon Borrower’s irrevocable notice to Swing Line Lender and Administrative Agent, which may be given by telephone. Each such notice must be received by Swing Line Lender and Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to Swing Line Lender and Administrative Agent of a written Swing Line Loan Request, appropriately completed and signed by a Responsible Officer of Borrower. Any telephonic request for a Swing Line Loan by Borrower shall be promptly confirmed by submission of a properly completed Swing Line Loan Request, signed by a Responsible Officer of Borrower, to Swing Line Lender and Administrative Agent, but failure to deliver a Swing Line Loan Request shall not be a defense to payment of any Swing Line Borrowing. Neither Swing Line Lender nor Administrative Agent shall have any liability to Borrower for any loss or damage suffered by Borrower as a result of Swing Line Lender’s or Administrative Agent’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or

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electronically and purporting to have been sent to Swing Line Lender or Administrative Agent by Borrower and neither Swing Line Lender nor Administrative Agent shall have any duty to verify the origin of any such communication or the identity or authority of the Person sending it. Promptly after receipt by Swing Line Lender of any telephonic Swing Line Loan Request, Swing Line Lender will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has also received such Swing Line Loan Request and, if not, Swing Line Lender will notify Administrative Agent (by telephone or in writing) of the contents thereof. Unless Swing Line Lender has received notice (by telephone or in writing) from Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.2(a), or (B) that one or more of the applicable conditions specified in Article 5 is not then satisfied, then, subject to the terms and conditions hereof, Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Request, make the amount of its Swing Line Loan available to Borrower at its office by crediting the account of Borrower on the books of Swing Line Lender in immediately available funds.
(c)    Refinancing of Swing Line Loans.
(i)    Swing Line Lender at any time in its sole discretion may request, on behalf of Borrower (which hereby irrevocably authorizes Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Revolving Credit Loan in an amount equal to such Revolving Credit Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Revolving Credit Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.1, subject to the unutilized portion of the Commitments and the conditions set forth in Section 5.2. Swing Line Lender shall furnish Borrower with a copy of the applicable Revolving Credit Borrowing Request promptly after delivering such notice to Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Revolving Credit Borrowing Request available to Administrative Agent in immediately available funds for the account of Swing Line Lender at Administrative Agent’s Principal Office not later than 1:00 p.m. on the day specified in such Revolving Credit Borrowing Request, whereupon, subject to Section 2.2(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan to Borrower in such amount. Administrative Agent shall remit the funds so received to Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.2(c)(i), the request for Revolving Credit Loans submitted by Swing Line Lender as set forth herein shall be deemed to be a request by Swing Line Lender that each Revolving Credit Lender fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to Administrative Agent for the account of Swing Line Lender pursuant to Section 2.2(c)(i) shall be deemed payment in respect of such participation.

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(iii)    If any Revolving Credit Lender fails to make available to Administrative Agent for the account of Swing Line Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.2(c) by the time specified in Section 2.2(c)(i), Swing Line Lender shall be entitled to recover from such Revolving Credit Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Swing Line Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of Swing Line Lender submitted to any Revolving Credit Lender (through Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.2(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against Swing Line Lender, Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.2(c) is subject to the conditions set forth in Section 5.2. No such funding of risk participations shall relieve or otherwise impair the obligation of Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if Swing Line Lender receives any payment on account of such Swing Line Loan, Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Percentage thereof in the same funds as those received by Swing Line Lender.
(ii)    If any payment received by Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by Swing Line Lender under any of the circumstances described in Section 12.24 (including pursuant to any settlement entered into by Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to Swing Line Lender its Applicable Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. Administrative Agent will make such demand upon the request of Swing Line Lender. The obligations of Revolving Credit Lenders

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under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender. Swing Line Lender shall be responsible for invoicing Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Revolving Credit Loan or risk participation pursuant to this Section 2.2 to refinance such Revolving Credit Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of Swing Line Lender.
(f)    Payments to Swing Line Lender or Revolving Credit Lenders. Borrower shall make all payments of principal and interest in respect of the Swing Line Loans to Administrative Agent for the account of Swing Line Lender or Revolving Credit Lenders, as applicable.
Section 2.3    Fees.
(a)    Fees. Borrower agrees to pay to Administrative Agent and Arranger, for the account of Administrative Agent, Arranger and each Lender, as applicable, fees, in the amounts and on the dates set forth in the Fee Letter.
(b)    Commitment Fees. Borrower agrees to pay to Administrative Agent for the account of each Revolving Credit Lender in accordance, subject to Section 12.22, with its Applicable Percentage a commitment fee on the daily average unused amount of the Revolving Credit Commitment of such Revolving Credit Lender for the period from and including the date of this Agreement to and including the Maturity Date (including at any time during which one or more of the conditions in Article 5 is not met), at a rate equal to 0.50%. For the purpose of calculating the commitment fee hereunder, the Commitment of each Revolving Credit Lender shall be deemed utilized by the amount of all outstanding Revolving Credit Loans, but not by the amount of any outstanding Swing Line Loans, owing to such Revolving Credit Lender whether directly or by participation. Accrued commitment fees shall be payable quarterly in arrears on the first day of each April, July, October, and January during the term of this Agreement and on the Maturity Date.
Section 2.4    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Administrative Agent for the account of Administrative Agent or Swing Line Lender or the pro rata accounts of the applicable Lenders, as applicable, at the Principal Office in Dollars and immediately available funds, without setoff, deduction, or counterclaim, and free and clear of all taxes at the time and in the manner provided herein. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Administrative Agent in full. Payments in immediately available funds received by Administrative Agent in the place designated for payment on a Business Day prior to 12:00 noon at such place of payment shall be credited prior to the close of business on the Business Day received, while payments received by Administrative Agent on a day other than a Business Day or after 12:00 noon on a Business Day shall not be credited until the next succeeding Business Day. If any payment of principal or interest on the Notes shall become due and payable on a day other than a Business Day, then such payment shall be made on

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the next succeeding Business Day. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment. Administrative Agent is hereby authorized upon notice to Borrower to charge the account of Borrower maintained with Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder. To the extent that any Loan payment procedures set forth in this Article 2 conflict with the terms and provisions of any Sweep Agreement then in effect, the terms and provisions of such Sweep Agreement shall control.
(b)    Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender, that such Lender will not make available to Administrative Agent such Lender’s share of a Revolving Credit Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Agreement and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Credit Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrower, the interest rate applicable to the applicable Borrowing. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.
(c)    Payments by Borrower; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of Swing Line Lender or the applicable Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Swing Line Lender or the applicable Lenders the amount due. In such event, if Borrower has not in fact made such payment, then Swing Line Lenders or each applicable Lender, as applicable, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to Swing Line Lender, or such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 2.5    Evidence of Debt.
(a)    The Loans made by Swing Line Lender and each Lender shall be evidenced by one or more accounts or records maintained by Swing Line Lender or such Lender and by Administrative Agent in the ordinary course of business; provided that such Lender or Administrative Agent may,

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in addition, request that such Loans be evidenced by the Notes. The accounts or records maintained by Administrative Agent, Swing Line Lender and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by Swing Line Lender, or any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.
(b)    In addition to the accounts and records referred to in subsection (a) above, each Revolving Credit Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Swing Line Loans. In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.
Section 2.6    Interest; Payment Terms.
(a)    Revolving Credit Loans – Payment of Principal and Interest; Revolving Nature. The unpaid principal amount of each Portion of the Revolving Credit Loans shall, subject to the following sentence and Section 2.6(g), bear interest at the applicable Interest Rate. If at any time such rate of interest would exceed the Maximum Rate but for the provisions thereof limiting interest to the Maximum Rate, then any subsequent reduction shall not reduce the rate of interest on the Revolving Credit Loans below the Maximum Rate until the aggregate amount of interest accrued on the Revolving Credit Loans equals the aggregate amount of interest which would have accrued on the Revolving Credit Loans if the interest rate had not been limited by the Maximum Rate. All accrued but unpaid interest on the principal balance of the Revolving Credit Loans shall be payable on each Payment Date and on the Maturity Date, provided that interest accruing at the Default Interest Rate pursuant to Section 2.6(g) shall be payable on demand. The then Outstanding Amount of the Revolving Credit Loans and all accrued but unpaid interest thereon shall be due and payable on the Maturity Date. The unpaid principal balance of the Revolving Credit Loans at any time shall be the total amount advanced hereunder by Revolving Credit Lenders less the amount of principal payments made thereon by or for Borrower, which balance may be endorsed on the Revolving Credit Notes from time to time by Revolving Credit Lenders or otherwise noted in Revolving Credit Lenders’ and/or Administrative Agent’s records, which notations shall be, absent manifest error, conclusive evidence of the amounts owing hereunder from time to time.
(b)    Term Loan – Payment of Principal and Interest. The unpaid principal amount of the Term Loans shall, subject to the following sentence, bear interest at the applicable Interest Rate. If at any time such rate of interest would exceed the Maximum Rate but for the provisions thereof limiting interest to the Maximum Rate, then any subsequent reduction shall not reduce the rate of interest on the Term Loans below the Maximum Rate until the aggregate amount of interest accrued on the Term Loans equals the aggregate amount of interest which would have accrued on the Term Loans if the interest rate had not been limited by the Maximum Rate. All accrued but unpaid interest on the principal balance of the Term Loans shall be payable on each Payment Date

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and on the Maturity Date, provided that interest accruing at the Default Interest Rate pursuant to Section 2.6(g) shall be payable on demand. To the extent not otherwise required to be paid earlier as provided herein, the Borrower shall repay the aggregate principal amount outstanding on the following dates in the amounts determined by multiplying the original principal amount of the Term Loans by the percentage set forth opposite such dates (which amounts may be reduced as a result of application of prepayments of the Term Loans as set forth in Section 2.7(d)):

Date	Amount
June 30, 2017	2.50%
September 30, 2017	2.50%
December 31, 2017	2.50%
March 31, 2018	2.50%
June 30, 2018	3.75%
September 30, 2018	3.75%
December 31, 2018	3.75%
March 31, 2019	3.75%
June 30, 2019	5.00%
September 30, 2019	5.00%
December 31, 2019	5.00%
March 31, 2020	5.00%
June 30, 2020	6.25%
September 30, 2020	6.25%
December 31, 2020	6.25%
March 31, 2021	6.25%
June 30, 2021	7.50%
September 30, 2021	7.50%
December 31, 2021	7.50%
April 3, 2022	The remaining aggregate principal amount of Term Loans outstanding on such date

(c)    Application. Except as expressly provided herein to the contrary, all payments on the Obligations under the Loan Documents shall be applied in the following order of priority: (i) the payment or reimbursement of any expenses, costs or obligations (other than the Outstanding Amount thereof and interest thereon) for which Borrower shall be obligated or Administrative Agent, Swing Line Lender, or any Lender shall be entitled pursuant to the provisions of this Agreement, the Notes or the other Loan Documents; (ii) the payment of accrued but unpaid interest thereon; and (iii) the payment of all or any portion of the principal balance thereof then outstanding hereunder as directed

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by Borrower; provided that any prepayment of the Term Loans shall be applied to installments due thereon in the inverse order of maturity. If an Event of Default exists under this Agreement, the Revolving Credit Notes or under any of the other Loan Documents, any such payment shall be applied as provided in Section 10.3 below.
(d)    Computation Period. Interest on the Loans and all other amounts payable by Borrower hereunder on a per annum basis shall be computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a 365-day year or 366-day year, as the case may be. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the Business Day received. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(e)    Unconditional Payment. Borrower is and shall be obligated to pay all principal, interest and any and all other amounts which become payable under any of the Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. If at any time any payment received by Administrative Agent hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Debtor Relief Law, then the obligation to make such payment shall survive any cancellation or satisfaction of the Obligations under the Loan Documents and shall not be discharged or satisfied with any prior payment thereof or cancellation of such Obligations, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.
(f)    Partial or Incomplete Payments. Remittances in payment of any part of the Obligations under the Loan Documents other than in the required amount in immediately available funds at the place where such Obligations are payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Administrative Agent in full in accordance herewith and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Administrative Agent of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.
(g)    Default Interest Rate. For so long as any Event of Default exists, regardless of whether or not there has been an acceleration of the Loans, and at all times after the maturity of the Loans (whether by acceleration or otherwise), and in addition to all other rights and remedies of Administrative Agent or Lenders hereunder, (i) interest shall accrue on the Outstanding Amount of the Loans at the Default Interest Rate and (ii) interest shall accrue on any past due amount (other than the outstanding principal balance) at the Default Interest Rate, and such accrued interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Administrative Agent’s or Lenders’ actual damages resulting from any

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late payment or Event of Default, and such accrued interest are reasonable estimates of those damages and do not constitute a penalty.
Section 2.7    Voluntary Termination or Reduction of Revolving Credit Commitments; Prepayments.
(a)    Voluntary Termination or Reduction of Revolving Credit Commitments. Borrower may, upon written notice to Administrative Agent, terminate the Revolving Credit Commitments, or from time to time permanently reduce the Revolving Credit Commitments; provided that (i) any such notice shall be received by Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Revolving Credit Exposure of all Revolving Credit Lenders would exceed the lesser of (i) the aggregate amount of the Revolving Credit Commitments of the Revolving Credit Lenders and (ii) the Borrowing Base. Administrative Agent will promptly notify Revolving Credit Lenders of any such notice of termination or reduction of the Revolving Credit Commitments. Any reduction of the Revolving Credit Commitments shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.
(b)    Voluntary Prepayments. Subject to the conditions set forth below and except as set forth in any Sweep Agreement, Borrower shall have the right, at any time and from time to time upon at least three (3) Business Days prior written notice to Administrative Agent, to prepay the principal of the Term Loans, the Revolving Credit Loans or the Swing Line Loans in full or in part. If there is a prepayment of all or any portion of the principal of the Term Loans, the Revolving Credit Loans or the Swing Line Loans on or before the Maturity Date, whether voluntary or because of acceleration or otherwise, such prepayment shall also include any and all accrued but unpaid interest on the amount of principal being so prepaid through and including the date of prepayment, plus any other sums which have become due to Lenders under the other Loan Documents on or before the date of prepayment, but which have not been fully paid.
(c)    Mandatory Prepayment of Revolving Credit Facility. If at any time the Revolving Credit Exposure of the Revolving Credit Lenders exceeds the Borrowing Base then in effect, then Borrower shall immediately prepay the entire amount of such excess to Administrative Agent, for the ratable account of Revolving Credit Lenders. Each prepayment required by this Section 2.7(c) shall be applied, first, to any Base Rate Portions then outstanding, and, second, to any LIBOR Portions then outstanding, and if more than one LIBOR Portion is then outstanding, to such LIBOR Portions in such order as Borrower may direct, or if Borrower fails to so direct, as Administrative Agent shall elect.
(d)    Mandatory Prepayment of Loans.
(i)    Concurrently with the receipt of the Net Cash Proceeds from any Disposition pursuant to Section 8.7(e), Borrower shall prepay the Loans in an aggregate principal amount

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equal to 100% of such Net Cash Proceeds (or if appropriate, 100% of the Net Cash Proceeds that remain after deducting any amount reinvested by Borrower and its Subsidiaries during the one hundred eighty (180)-day period described in Section 8.7(e).
(ii)    Concurrently with the issuance by any Obligated Party of any Equity Issuance (other than to another Obligated Party or in connection with an Acquisition permitted hereunder), Borrower shall, unless otherwise waived with the prior written consent of Required Lenders, prepay the Loans in the amount equal to 50% of the Net Cash Proceeds thereof.
(iii)    Concurrently with the receipt by any Obligated Party of Net Cash Proceeds from a Casualty Event, Borrower shall prepay the Loans in an amount equal to 100% of the Net Cash Proceeds thereof other than Net Cash Proceeds that are used within 90 days of such Casualty Event to repair or replace the equipment, fixed assets or real property in respect of which such Net Cash Proceeds were received.
(iv)    Each prepayment of the Loans under clauses (i) – (iii) above shall be applied as follows: first, to reduce in inverse order of maturity the remaining scheduled principal installments of the Term Loans; second, to the extent of any excess, to repay Swing Line Loans until paid in full; and third, to the extent of any excess, to repay any Revolving Credit Loans until paid in full.
Section 2.8    Uncommitted Increase in Commitments.
(a)    Request for Increase. Provided there exists no Default, upon notice to Administrative Agent (which shall promptly notify the Lenders), Borrower may from time to time request an increase in the aggregate Revolving Credit Commitments under the Revolving Credit Facility or an increase to the Term Facility by an amount (for all such requests) not exceeding $20,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000, and (ii) Borrower may make a maximum of two such requests. At the time of sending such notice, Borrower (in consultation with Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).
(b)    Lender Elections to Increase. Each Lender shall notify Administrative Agent within such time period whether or not it agrees to increase its Revolving Credit Commitment or Term Loan Commitment, as the case may be, and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its applicable Commitment.
(c)    Notification by Administrative Agent; Additional Lenders. Administrative Agent shall notify Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of Administrative Agent and Swing Line Lender (which approvals shall not be unreasonably withheld), Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to Administrative Agent and its counsel.

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(d)    Effective Date and Allocations. If the Commitment of any Lender is increased in accordance with this Section, Administrative Agent and Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. Administrative Agent shall promptly notify Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date. If such increase in Commitments results in an increase in the Term Loan Commitments of Term Lenders, the amount of the installments due on the Term Loans as set forth in Section 2.6(b) shall be increased by Administrative Agent (but without the consent of any Lender) on a pro rata basis to reflect such increase.
(e)    Conditions to Effectiveness of Increase. As a condition precedent to such increase, Borrower shall deliver to Administrative Agent a certificate of each Obligated Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Obligated Party (x) certifying and attaching the resolutions adopted by such Obligated Party approving or consenting to such increase, and (y) in the case of Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article 6 and the other Loan Documents (i) that contain a materiality qualification, are true and correct on and as of the Increase Effective Date and (ii) that do not contain a materiality qualification, are true and correct in all material respects on and as of the Increase Effective Date, and, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in the case of such representations and warranties that are subject to a materiality qualification, in all respects) as of such earlier date, and except that for purposes of this Section 2.8, the representations and warranties contained in Section 6.2 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 7.1, and (B) no Default exists. Borrower shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.5) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any non-ratable increase in the Commitments under this Section.
(f)    Conflicting Provisions. This Section shall supersede any provisions in Section 12.23 or 12.10 to the contrary.
ARTICLE 3

TAXES, YIELD PROTECTION AND INDEMNITY
Section 3.1    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in Adjusted LIBOR);
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments,

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or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender (or such other Recipient of participating in Swing Line Loans) or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital or Liquidity Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Swing Line Loans held by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Sections 3.1(a) or (b) and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.1 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section 3.1 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) -month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 3.2    Illegality. If any Lender determines that any law or regulation has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its

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Lending Office to make, maintain or fund Loans whose interest is determined by reference to LIBOR, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrower through Administrative Agent, (i) any obligation of such Lender to make or continue LIBOR Portions or to convert Base Rate Portions to LIBOR Portions shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Portions the interest rate on which is determined by reference to the LIBOR component of the Base Rate, the interest rate on which Base Rate Portions of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the LIBOR component of the Base Rate, in each case until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all LIBOR Portions of such Lender to Base Rate Portions (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the LIBOR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Portions to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Portions and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon LIBOR, Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBOR component thereof until Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBOR. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted.
Section 3.3    Inability to Determine Rates. If (a) Administrative Agent or the Required Lenders determine that for any reason in connection with any request for a LIBOR Portion or a conversion to or continuation thereof that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Portion, (ii) adequate and reasonable means do not exist for determining LIBOR for any requested Interest Period with respect to a proposed LIBOR Portion or in connection with an existing or proposed Base Rate Portion, or (iii) LIBOR for any requested Interest Period with respect to a proposed LIBOR Portion does not adequately and fairly reflect the cost to such Lenders of funding such LIBOR Portion, or (b) by reason of any Change in Law any Lender would become subject to restrictions on the amount of a category of liabilities or assets which it may hold and notifies Administrative Agent of same, Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, (x) the obligation of Lenders to make or maintain LIBOR Portions shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR component of the Base Rate, the utilization of the LIBOR component in determining the Base Rate shall be suspended, in each case until Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Portions or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Portions in the amount specified therein.

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Section 3.4    Taxes.
(a)    Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.
(b)    Payment Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.4) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by Borrower. Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto (other than expenses attributable to the failure or delay by such Recipient to make such written demand to Borrower within nine (9) months of becoming aware that such Indemnified Taxes under this Section 3.4 have been levied, imposed or asserted against it), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by Lenders. Each Lender shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.8 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such

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Lender under any Loan Document or otherwise payable by Administrative Agent to such Lender from any other source against any amount due to Administrative Agent under this Section 3.4(e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 3.4, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.4(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to

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payments of interest under any Loan Document, executed originals of IRS Form W‑8BEN (or W‑8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W‑8BEN (or W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed originals of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or W-8BEN-E, as applicable); or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or W-8BEN-E, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those

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contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.4 (including by the payment of additional amounts pursuant to this Section 3.4), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.4(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.4(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.4(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.4(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 3.4 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 3.5    Compensation for Losses. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

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(a)    any continuation, conversion, payment or prepayment of any LIBOR Portion on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or
(b)    any failure by Borrower (for a reason other than the failure of such Lender to lend a LIBOR Portion) to prepay, borrow, continue or convert any LIBOR Portion on the date or in the amount notified by Borrower; or
(c)    any assignment of a LIBOR Portion on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 3.6(b);
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by Borrower to the Lenders under this Section 3.5, each Lender shall be deemed to have funded each LIBOR Portion made by it at Adjusted LIBOR for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Portion was in fact so funded.
Section 3.6    Mitigation of Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.1, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4, then such Lender shall (at the request of Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or Section 3.4, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.1, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.6(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.8), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.1 or Section 3.4) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such

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obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    Borrower shall have paid to Administrative Agent the assignment fee (if any) specified in Section 12.8;
(ii)    such Lender shall have received payment of an amount equal to the Outstanding Amount of its Loans, and accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.4, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with applicable law; and
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.
Section 3.7    Survival. All of Borrower’s obligations under this Article 3 shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation of Administrative Agent.
ARTICLE 4

SECURITY
Section 4.1    Collateral. To secure full and complete payment and performance of the Obligations, Borrower shall, and shall cause the other Obligated Parties to, execute and deliver or cause to be executed and delivered all of the Security Documents required by Administrative Agent covering the Collateral. Borrower shall execute and cause to be executed such further documents and instruments, including without limitation, UCC financing statements, as Administrative Agent, in its sole discretion, deems necessary or desirable to create, evidence, preserve, and perfect its liens and security interests in the Collateral and maintain the priority thereof as required by the Loan Documents.
Section 4.2    Setoff. If an Event of Default exists, Administrative Agent and each Lender shall have the right to set off against the Obligations under the Loan Documents, at any time and without notice to Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Administrative Agent or such Lender

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to Borrower whether or not the Obligations under the Loan Documents are then due; provided that in the event that any Defaulting Lender shall exercise any such right of setoff: (a) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 12.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Secured Parties; and (b) such Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations under the Loan Documents owing to such Defaulting Lender as to which it exercised such right of setoff. Each amount set off shall be paid to Administrative Agent for application to the Obligations under the Loan Documents in the order set forth in Section 10.3. As further security for the Obligations, Borrower hereby grants to Secured Parties a security interest in all money, instruments, and other Property of Borrower now or hereafter held by Administrative Agent or such Lender, including, without limitation, Property held in safekeeping. In addition to Administrative Agent’s and each Lender’s right of setoff and as further security for the Obligations, Borrower hereby grants to Secured Parties a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or hereafter on deposit with or held by Administrative Agent or such Lender and all other sums at any time credited by or owing from Administrative Agent or such Lender to Borrower. The rights and remedies of Administrative Agent and each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Administrative Agent or such Lender may have.
Section 4.3    Authorization to File Financing Statements. Borrower and each other Obligated Party that has granted a security interest in connection herewith authorizes Administrative Agent to complete and file, from time to time, financing statements naming Borrower or such other Obligated Party, as applicable, as debtor.
ARTICLE 5

CONDITIONS PRECEDENT
Section 5.1    Initial Extension of Credit. The obligation of Lenders to make the initial Credit Extension hereunder is subject to the condition precedent that Administrative Agent shall have received all of the following, each dated (unless otherwise indicated or otherwise specified by Administrative Agent) the Closing Date, in form and substance satisfactory to Administrative Agent:
(a)    Credit Agreement. Executed counterparts of this Agreement, sufficient in number for distribution to Administrative Agent, each Lender and Borrower;
(b)    Resolutions. Resolutions of the Board of Directors (or other governing body) of Borrower and each other Obligated Party certified by the Secretary or an Assistant Secretary (or a Responsible Officer or other custodian of records) of such Person which authorize the execution, delivery, and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to be a party;

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(c)    Incumbency Certificate. A certificate of incumbency certified by a Responsible Officer of each Obligated Party certifying the names of the individuals or other Persons authorized to sign this Agreement and each of the other Loan Documents to which Borrower and each other Obligated Party is or is to be a party (including the certificates contemplated herein) on behalf of such Person together with specimen signatures of such individual Persons;
(d)    Certificate Regarding Consents and Approvals. A certificate of a Responsible Officer of each Obligated Party either (I) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Obligated Party and the validity against such Obligated Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (II) stating that no such consents, licenses or approvals are so required;
(e)    Closing Certificate. A certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 5.2(b), (c) and (d) have been satisfied;
(f)    Constituent Documents. The Constituent Documents and all amendments thereto for Borrower and each other Obligated Party that is not a natural person, with the formation documents included in the Constituent Documents being certified as of a date acceptable to Administrative Agent by the appropriate government officials of the state of incorporation or organization of Borrower and each other Obligated Party, and all such Constituent Documents being accompanied by certificates that such copies are complete and correct, given by an authorized representative acceptable to Administrative Agent;
(g)    Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation or organization of Borrower and each other Obligated Party as to the existence and good standing of Borrower and each other Obligated Party, each dated within thirty (30) days prior to the date of the initial Credit Extension;
(h)    Notes. The Notes executed by Borrower in favor of each Lender requesting Notes;
(i)    Guaranty. The Guaranty executed by each Guarantor;
(j)    Security Documents. The Security Documents executed by Borrower and other Obligated Parties;
(k)    Lien Searches. The results of UCC, tax lien and judgment lien searches showing all financing statements and other documents or instruments on file against Borrower and each other Obligated Party in the appropriate filing offices, such search to be as of a date no more than thirty (30) days prior to the date of the initial Credit Extension, and reflecting no Liens against any of the intended Collateral other than Liens being released or assigned to Administrative Agent concurrently with the initial Credit Extension;

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(l)    Opinions of Counsel. A favorable opinion of Norton Rose Fulbright US LLP, legal counsel to Borrower and Guarantors, as to such matters as Administrative Agent may reasonably request, as to such matters as Administrative Agent may reasonably request;
(m)    Attorneys’ Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys’ fees) referred to in Section 12.1, to the extent invoiced, shall have been paid in full by Borrower;
(n)    Acquisition. The Zycron Acquisition Agreement and each other Zycron Acquisition Document shall be in form and substance reasonably satisfactory to the Lenders (including but not limited to an aggregate purchase price not to exceed $20,000,000 (not including earn-out payments and purchase priced adjustments). All conditions precedent to complete the Zycron Acquisition thereunder shall have been completed or waived with Administrative Agent’s consent such that the Zycron Acquisition shall occur prior to or contemporaneously with the funding of the Term Loan on the Closing Date;
(o)    Revolving Credit Availability. Evidence that after giving effect to the Transaction and the initial Loans hereunder, Revolving Credit Availability shall not be less than $4,000,000; and
(p)    Closing Fees. Evidence that any other fees due on or before the Closing Date have been paid.
(q)    Existing Credit Agreement. All accrued interest and fees outstanding as of the Closing Date shall be paid to the Continuing Lenders in accordance with their Applicable Percentages under the Existing Credit Agreement.
For purposes of determining compliance with the conditions set forth in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or be acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Section 5.2    All Extensions of Credit. The obligation of Lenders to make any Credit Extension hereunder (including the initial Credit Extension) is subject to the following additional conditions precedent:
(a)    Request for Credit Extension. Administrative Agent shall have received in accordance with this Agreement, as the case may be, a Revolving Credit Borrowing Request or Swing Line Loan Request, as applicable, pursuant to Administrative Agent’s requirements and executed by a Responsible Officer of Borrower;
(b)    No Default. No Default shall have occurred and be continuing, or would result from or after giving effect to such Credit Extension;

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(c)    No Material Adverse Event. No Material Adverse Event shall have occurred and no circumstance shall exist that could be a Material Adverse Event;
(d)    Representations and Warranties. All of the representations and warranties contained in Article 6 and in the other Loan Documents shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Borrowing, and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in the case of such representations and warranties that are subject to a materiality qualification, in all respects) as of such earlier date, and except that for purposes of this Section 5.2, the representations and warranties contained in Section 6.2 shall be deemed to refer to the most recent statements furnished pursuant to Section 7.1(a) and (b), respectively; and
(e)    Availability under Revolving Credit Facility. With respect to any request for a Credit Extension under the Revolving Credit Commitments, after giving effect to the Credit Extension so requested, the total Revolving Credit Exposure of the Revolving Credit Lenders shall not exceed the lesser of (i) the Borrowing Base in effect as of the date of such Credit Extension and (ii) the aggregate Revolving Credit Commitments of the Revolving Credit Lenders in effect as of the date of such Credit Extension.
Each Credit Extension hereunder shall be deemed to be a representation and warranty by Borrower that the conditions specified in this Section 5.2 have been satisfied on and as of the date of the applicable Credit Extension.
Section 5.3    Credit Extensions in Respect of MIRE Event. Notwithstanding the foregoing, no MIRE Event may be closed until the date that is (a) if there are no Mortgaged Properties in a flood zone, five (5) Business Days or (b) if there are any Mortgaged Properties in a flood zone, thirty (30) days (in each case, the “Notice Period”), after Administrative Agent has delivered to Lenders the following documents in respect of such Mortgaged Property: (i) a completed flood hazard determination from a third party vendor; (ii) if such Mortgaged Property is located in a “special flood hazard area”, (A) a notification to the applicable Obligated Party of that fact and (if applicable) notification to the applicable Obligated Party that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Obligated Party of such notice; and (iii) evidence of required flood insurance in compliance with the applicable regulations of the Board of Governors of the Federal Reserve System; provided that any such MIRE Event may be closed prior to the Notice Period if the Administrative Agent shall have received confirmation from each applicable Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction.
ARTICLE 6

REPRESENTATIONS AND WARRANTIES

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To induce Administrative Agent and Lenders to enter into this Agreement, and to make Credit Extensions hereunder, Borrower represents and warrants to Administrative Agent and Lenders that:
Section 6.1    Entity Existence. Each of Borrower and its Subsidiaries (a) is duly incorporated or organized, as the case may be, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify could result in a Material Adverse Event. Each of Borrower and the other Obligated Parties has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.
Section 6.2    Financial Statements; Etc. Borrower has delivered to Administrative Agent audited financial statements of Borrower and its Subsidiaries as at and for the fiscal year ended December 25, 2015 and unaudited financial statements of Borrower and its Subsidiaries as at and for the calendar month ended January 22, 2017. Such financial statements are true and correct in all material respects, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. No Material Adverse Event has occurred since the effective date of the financial statements referred to in this Section 6.2. All projections delivered by Borrower to Administrative Agent and Lenders have been prepared in good faith, with care and diligence and using assumptions that are reasonable under the circumstances at the time such projections were prepared and delivered to Administrative Agent and Lenders and all such assumptions are disclosed in the projections. Other than the Debt listed on Schedule 8.1 and Debt otherwise permitted by Section 8.1, Borrower and each Subsidiary have no Debt.
Section 6.3    Action; No Breach. The execution, delivery, and performance by each of Borrower and each other Obligated Party of this Agreement and the other Loan Documents to which such Person is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of such Person and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the Constituent Documents of such Person, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which such Person is a party or by which it or any of its Properties is bound or subject which could result in a Material Adverse Event, or (b) constitute a default under any such agreement or instrument which could result in a Material Adverse Event, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person.
Section 6.4    Operation of Business. Each of Borrower and its Subsidiaries possesses all licenses, permits, consents, authorizations, franchises, patents, copyrights, trademarks, and trade

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names, or rights thereto, necessary to conduct its respective businesses substantially as now conducted and as presently proposed to be conducted, and neither Borrower nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing which could result in a Material Adverse Event.
Section 6.5    Litigation and Judgments. Except as specifically disclosed in Schedule 6.5 as of the date hereof, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Borrower, threatened against or affecting Borrower, any of its Subsidiaries, or any other Obligated Party that could, if adversely determined, result in a Material Adverse Event. There are no outstanding judgments against Borrower, any of its Subsidiaries, or any other Obligated Party.
Section 6.6    Rights in Properties; Liens.
(a)    Each of Borrower and its Subsidiaries has good and indefeasible title to or valid leasehold interests in its respective Properties, including the Properties reflected in the financial statements described in Section 6.2, and none of the Properties of Borrower or any of its Subsidiaries is subject to any Lien, except Permitted Liens.
(b)    Schedule 6.6(b) sets forth a complete and accurate list of all real estate Leases under which Borrower or any of its Subsidiaries is the lessee on the Closing Date, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such Lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other applicable Laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
Section 6.7    Enforceability. This Agreement constitutes, and the other Loan Documents to which Borrower or any other Obligated Party is a party, when delivered, shall constitute legal, valid, and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as limited by Debtor Relief Laws.
Section 6.8    Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by Borrower or any other Obligated Party of this Agreement and the other Loan Documents to which such Person is or may become a party or the validity or enforceability thereof.
Section 6.9    Taxes. Each of Borrower and its Subsidiaries has filed all material tax returns (federal, state, and local) required to be filed, including all material income, franchise, employment, Property, and sales tax returns, and has paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable, other than taxes the payment of which is being contested in good faith and by appropriate proceedings and reserves for the payment of which are being maintained in accordance with GAAP. Borrower knows of no pending

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investigation of Borrower or any of its Subsidiaries by any taxing authority or of any pending but unassessed tax liability of Borrower or any of its Subsidiaries. Neither Borrower nor any Subsidiary thereof is party to any tax sharing agreement.
Section 6.10    Use of Proceeds; Margin Securities. The proceeds of the Revolving Credit Borrowings shall be used by Borrower for working capital in the ordinary course of business and for other general corporate purposes including Acquisitions permitted pursuant to Section 8.5(e). The proceeds of the Term Loans shall be used as provided in Section 8.20. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.
Section 6.11    ERISA. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. No application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. There are no pending or, to the knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no Prohibited Transaction or violation of the fiduciary responsibility rules with respect to any Plan. No ERISA Event has occurred or is reasonably expected to occur. No Plan has any Unfunded Pension Liability. No Obligated Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA). No Obligated Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan. No Obligated Party or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
Section 6.12    Disclosure. No statement, information, report, representation, or warranty made by Borrower or any other Obligated Party in this Agreement or in any other Loan Document or furnished to Administrative Agent or any Lender in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower which is a Material Adverse Event, or which Borrower reasonably believes might in the future be a Material Adverse Event that has not been disclosed in writing to Administrative Agent and each Lender.
Section 6.13    Subsidiaries. Borrower has no Subsidiaries other than those listed on Schedule 6.13 (and, if subsequent to the Closing Date, such additional Subsidiaries as have been formed in compliance with Section 7.13) and Schedule 6.13 sets forth the jurisdiction of incorporation or organization of each such Subsidiary and the percentage of Borrower’s ownership interest in such Subsidiary. All of the outstanding capital stock or other equity interests of each Subsidiary described on Schedule 6.13 has been validly issued, is fully paid, and is nonassessable.

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There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any equity interests of Borrower or any Subsidiary, except as created by the Loan Documents.
Section 6.14    Agreements. Neither Borrower nor any of its Subsidiaries is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate or other organizational restriction, in each case which could result in a Material Adverse Event. Neither Borrower nor any of its Subsidiaries is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party which could result in a Material Adverse Event.
Section 6.15    Compliance with Laws. Neither Borrower nor any of its Subsidiaries is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator.
Section 6.16    Inventory. All inventory of Borrower and its Subsidiaries has been and will hereafter be produced in material compliance with all applicable Laws, rules, regulations, and governmental standards, including, without limitation, the minimum wage and overtime provisions of the Fair Labor Standards Act (29 U.S.C. §§ 201-219).
Section 6.17    Regulated Entities. Neither Borrower nor any of its Subsidiaries is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under any other federal or state statute, rule or regulation limiting its ability to incur Debt, pledge its assets or perform its obligations under the Loan Documents.
Section 6.18    Environmental Matters.
(a)    Each of Borrower and its Subsidiaries, and all of its respective Properties, assets, and operations are in material compliance with all Environmental Laws. Borrower is not aware of, nor has Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance in all material respects of Borrower and its Subsidiaries with all Environmental Laws;
(b)    Each of Borrower and its Subsidiaries has obtained all material permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and Borrower and its Subsidiaries are in compliance with all of the terms and conditions of such permits;
(c)    No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the Properties or assets of Borrower or any of its Subsidiaries. The use which Borrower and its Subsidiaries make and intend to make of their respective Properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their Properties or assets;

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(d)    Neither Borrower nor any of its Subsidiaries nor any of their respective currently or previously owned or leased Properties or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;
(e)    There are no conditions or circumstances associated with the currently or previously owned or leased Properties or operations of Borrower or any of its Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities;
(f)    Neither Borrower nor any of its Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., regulations thereunder or any comparable provision of state law. Borrower and its Subsidiaries are in material compliance with all applicable financial responsibility requirements of all Environmental Laws;
(g)    Neither Borrower nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and
(h)    No Lien arising under any Environmental Law has attached to any property or revenues of Borrower or any of its Subsidiaries.
Section 6.19    Intellectual Property. All material Intellectual Property owned or used by Borrower and its Subsidiaries is listed, together with application or registration numbers, where applicable, in Schedule 6.19. Each Person identified on Schedule 6.19 owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could be a Material Adverse Event. Each Person identified on Schedule 6.19 will maintain the patenting and registration of all material Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority, and each Person identified on Schedule 6.19 will promptly, but in any event within ten (10) Business Days following its acquisition thereof, patent or register, as the case may be, all new material Intellectual Property and notify Administrative Agent in writing five (5) Business Days prior to filing any such new patent or registration.
Section 6.20    Foreign Assets Control Regulations and Anti-Money Laundering. Each Obligated Party and each Subsidiary of each Obligated Party is and will remain in compliance in all material respects with all United States economic sanctions Laws, Executive Orders and implementing regulations as promulgated by OFAC, and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Obligated Party and no Subsidiary or Affiliate of any Obligated Party (a) is a Person designated by the United States government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a United States Person cannot deal with or otherwise engage in business transactions, (b) is a Person who is otherwise the target of United States economic sanction Laws such that a United States Person cannot deal or otherwise engage in business

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transactions with such Person, or (c) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of United States economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under United States law.
Section 6.21    Patriot Act. The Obligated Parties, each of their Subsidiaries, and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended), and all other enabling legislation or executive order relating thereto, (b) the Patriot Act, and (c) all other federal or state Laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.
Section 6.22    Insurance. The properties of Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or the applicable Subsidiary operates.
Section 6.23    Solvency. Borrower and the Obligated Parties on a consolidated basis are Solvent and have not entered into any transaction with the intent to hinder, delay or defraud a creditor.
Section 6.24    Security Documents. The provisions of the Security Documents are effective to create in favor of Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien (subject to Permitted Liens) on all right, title and interest of the respective Obligated Parties party thereto in the Collateral. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Security Documents, no filing or other action will be necessary to perfect such Liens in Collateral.
Section 6.25    Businesses. The Borrower is presently engaged directly or through its Subsidiaries in the temporary staffing industry supplying temporary workers to a variety of customers across a diverse set of industries, including, without limitation, pursuant to (a) temporary staffing to permanent hiring arrangements, (b) permanent hiring to direct hire arrangements and (c) so-called “payrolling” arrangements.
Section 6.26    Labor Matters. There are no labor controversies pending, or to the best knowledge of Borrower, threatened against Borrower or any of its Subsidiaries which could result in a Material Adverse Event.
Section 6.27    Zycron Acquisition Documents. With respect to each of the Zycron Acquisition Documents, (i) all representations made by Borrower in the Zycron Acquisition

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Documents are true and correct in all material respects as of the Closing Date; (ii) the execution and delivery by Borrower of the Zycron Acquisition Documents and the consummation of the transactions therein contemplated or the compliance with the provisions thereof will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower or any of the provisions of the organizational documents of Borrower or any of the provisions of any indenture, agreement, document, instrument or undertaking to which Borrower is a party or subject, or by which Borrower or any property of Borrower is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking, except to the extent such conflict or default would not reasonably be likely to result in a Material Adverse Effect; (iii) no material order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, or any other Person is required to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Zycron Acquisition Documents except those which have already been obtained or given; and (iv) upon the effectiveness of this Agreement, all conditions to effectiveness of the Zycron Acquisition Agreement have been satisfied.
Section 6.28    Sanctions. None of (a) Borrower, any Subsidiary or, to the knowledge of Borrower, any of their respective directors, officers, employees or affiliates or (b) to the knowledge of Borrower, any agent or representative of Borrower or any Subsidiary that will act in any capacity in connection with or benefit from any Credit Extension is a Sanctioned Person or currently the subject or target of any Sanctions.
Section 6.29    Anti-Corruption Laws. Borrower and its Subsidiaries have conducted their business in compliance with all Anti-Corruption Laws and have instituted and maintained policies and procedures to promote and achieve compliance with such Anti-Corruption Laws.
Section 6.30    EEA Financial Institutions. No Obligated Party is an EEA Financial Institution.
ARTICLE 7

AFFIRMATIVE COVENANTS
Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder:
Section 7.1    Reporting Requirements. Borrower will furnish to Administrative Agent (with copies for each Lender):
(a)    Borrower Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the last day of each fiscal year of Borrower, beginning with the fiscal year ending in December 25, 2016, a copy of the annual audit report of Borrower and its Subsidiaries for such fiscal year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as of the end of such fiscal year and for the twelve (12)-month period then ended, in each case setting

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forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by Whitley Penn LLP, or other independent certified public accountants of recognized standing reasonably acceptable to Administrative Agent, to the effect that such report has been prepared in accordance with GAAP and containing no material qualifications or limitations on scope;
(b)    Monthly Financial Statements. As soon as available, and in any event within forty-five (45) days after the last day of each calendar month, a copy of an unaudited financial report of Borrower and its Subsidiaries as of the end of such month and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow, all in reasonable detail certified by a Responsible Officer of Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Borrower and its Subsidiaries, on a consolidated and consolidating basis, as of the dates and for the periods indicated therein;
(c)    Borrowing Base Report. As soon as available, and in any event within forty-five (45) days after the last day of each calendar month, a Borrowing Base Report;
(d)    Compliance Certificate. As soon as available, and in any event within forty-five (45) days of each of the first three fiscal quarters of each fiscal year of Borrower and concurrently with the financial statements referred to in Section 7.1(a), a Compliance Certificate (i) stating that to the best of the knowledge of the Responsible Officer executing same, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) showing in reasonable detail the calculations demonstrating compliance with the covenants set forth in Article 9 and (iii) containing such other certifications set forth therein. For any financial statements delivered electronically by a Responsible Officer in satisfaction of the reporting requirements set forth in clause (a) or (b) preceding that are not accompanied by the required Compliance Certificate, that Responsible Officer shall nevertheless be deemed to have certified the factual matters described in this clause (d) with respect to such financial statements; however, such deemed certificate shall not excuse or be construed as a waiver of Borrower's obligation to deliver the required Compliance Certificate.
(e)    Projections. As soon as available, but in any event within forty-five (45) days after the end of each fiscal year of Borrower, forecasts prepared by management of Borrower, in form and substance reasonably satisfactory to Administrative Agent, of consolidated balance sheets of income or operations and cash flows of Borrower and its Subsidiaries on a monthly basis for the immediately following fiscal year.
(f)    Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to Borrower or any of its Subsidiaries by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or Properties of Borrower or any of its Subsidiaries;

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(g)    Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting Borrower or any of its Subsidiaries which, if determined adversely to Borrower or such Subsidiary, could reasonably be expected to be a Material Adverse Event;
(h)    Notice of Default. As soon as possible and in any event within five days after the occurrence of any Default, a written notice setting forth the details of such Default and the action that Borrower has taken and proposes to take with respect thereto;
(i)    ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which any Borrower or ERISA Affiliate files with or receives from the PBGC, the IRS, or the U.S. Department of Labor under ERISA; as soon as possible and in any event within five days after Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event or Prohibited Transaction has occurred with respect to any Plan, a certificate of the chief financial officer of Borrower setting forth the details as to such ERISA Event or Prohibited Transaction and the action that Borrower proposes to take with respect thereto; annually, copies of the notice described in Section 101(f) of ERISA that Borrower or ERISA Affiliate receives with respect to a Plan or Multiemployer Plan;
(j)    Reports to Other Creditors. Promptly after the furnishing thereof, copies of any material statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to Administrative Agent pursuant to any other clause of this Section 7.1;
(k)    Notice of Material Adverse Event. As soon as possible and in any event within five (5) days after the occurrence thereof, written notice of any event or circumstance that could reasonably be expected to result in a Material Adverse Event;
(l)    Accounts Receivable Aging. As soon as available, and in any event within forty-five (45) days after the end of each calendar month, an account receivable aging, classifying Borrower’s and its Subsidiaries’ accounts receivable in categories of 0-30, 31-60, 61-90 and over 90 days from date of invoice, and in such form and detail as Administrative Agent shall reasonably require, and certified by the chief financial officer of Borrower; and
(m)    General Information. Promptly, such other information concerning Borrower, any of its Subsidiaries, or any other Obligated Party as Administrative Agent, or any Lender through Administrative Agent, may from time to time reasonably request.
All representations and warranties set forth in the Loan Documents with respect to any financial information concerning Borrower or any Guarantor shall apply to all financial information delivered to Lender by Borrower, such Guarantor, or any Person purporting to be a Responsible Officer of Borrower or such Guarantor or other representative of Borrower or such Guarantor regardless of the method of such transmission to Lender or whether or not signed by Borrower, such Guarantor, or such Responsible Officer or other representative, as applicable.

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Section 7.2    Maintenance of Existence; Conduct of Business. Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business, except to the extent a failure to so preserve and maintain could not result in a Material Adverse Event. Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in an orderly and efficient manner in accordance with good business practices.
Section 7.3    Maintenance of Properties. Borrower shall, and shall cause each of its Subsidiaries to, maintain, keep, and preserve all of its Properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, except to the extent failure to do so could not reasonably be expected to result in a Material Adverse Event.
Section 7.4    Taxes and Claims. Borrower shall, and shall cause each of its Subsidiaries to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that neither Borrower nor any of its Subsidiaries shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established.
Section 7.5    Insurance.
(a)    Borrower shall, and shall cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar Properties in the same general areas in which Borrower and its Subsidiaries operate, including without limitation, flood insurance, to the extent any Mortgaged Property is located in a “special flood hazard area”, provided that in any event Borrower will maintain and cause each of its Subsidiaries to maintain property insurance and comprehensive general liability insurance reasonably satisfactory to Administrative Agent. Each insurance policy covering Collateral shall name Administrative Agent as loss payee and each insurance policy covering liabilities shall name Administrative Agent as additional insured, and each such insurance policy shall provide that such policy will not be cancelled or reduced without 30 days prior written notice to Administrative Agent.
(b)    If Required Lenders agree in writing, in their reasonable discretion, then Borrower may apply the net proceeds of a casualty or condemnation (each a “Loss”) to the repair, restoration, or replacement of the assets suffering such Loss, so long as (i) such repair, restoration, or replacement is completed within one hundred eighty (180) days after the date of such Loss (or such longer period of time agreed to in writing by Required Lenders), (ii) while such repair, restoration, or replacement is underway, all of such net proceeds are on deposit with Administrative Agent in a separate deposit account over which Administrative Agent has exclusive control, and (iii) such Loss did not cause an Event of Default. If an Event of Default occurs pursuant to which Administrative Agent exercises its rights to accelerate the Obligations under the Loan Documents as provided in Section 10.2 or such repair, restoration, or replacement is not completed within one hundred eighty (180) days of the date of such Loss (or such longer period of time agreed to in writing by Required Lenders), then

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Administrative Agent may immediately and without notice to any Person apply all of such net proceeds to such Obligations, regardless of any other prior agreement regarding the disposition of such net proceeds.
Section 7.6    Inspection Rights. At any reasonable time and from time to time, Borrower shall, and shall cause each of its Subsidiaries to, (a) permit representatives of Administrative Agent or any Lender to examine, inspect, review, evaluate and make physical verifications and appraisals of the inventory and other Collateral and conduct field exams (which are anticipated to be annual, but which may be conducted more often at the discretion of Administrative Agent), including without limitation to conduct a field exam within ninety (90) days of the Closing Date, in any manner and through any medium that Administrative Agent or such Lender considers advisable, (b) to examine, copy, and make extracts from its books and records, (c) to visit and inspect its Properties, and (d) to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants, in each instance, at Borrower’s expense.
Section 7.7    Keeping Books and Records. Borrower shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.
Section 7.8    Compliance with Laws. Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable Laws and decrees of any Governmental Authority or arbitrator, except to the extent that a failure to so comply could not reasonably be expected to result in a Material Adverse Event.
Section 7.9    Compliance with Agreements. Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its Properties or business, except to the extent a failure to so comply could not result in a Material Adverse Event.
Section 7.10    Further Assurances. Borrower shall, and shall cause each of its Subsidiaries and each other Obligated Party to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by Administrative Agent or any Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of Administrative Agent in the Collateral.
Section 7.11    ERISA. Borrower shall, and shall cause each of its Subsidiaries to, comply with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.
Section 7.12    Depository Relationship. Borrower shall, and shall cause each of its Subsidiaries to, use Texas Capital Bank as its principal depository bank and Borrower shall, and shall cause each of its Subsidiaries to, maintain Texas Capital Bank as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts.

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Section 7.13    Additional Guarantors. Borrower shall notify Administrative Agent at the time that any Person becomes a Subsidiary, and promptly thereafter (and any event within twenty (20) days) (i) execute and deliver to Administrative Agent all Security Documents, stock certificates, stock powers and other agreements and instruments as may be reasonably requested by Administrative Agent to ensure that Administrative Agent has a perfected security interest in all ownership interests held by any Obligated Party in such Subsidiary, and (ii) cause such Person to (a) become a Guarantor by executing and delivering to Administrative Agent a Guaranty, (b) execute and deliver all Security Documents requested by Administrative Agent pledging to Administrative Agent for the benefit of the Secured Parties all of its Property (subject to such exceptions as Administrative Agent may permit or as otherwise allowed by this Agreement) and take all actions reasonably required by Administrative Agent to grant to Administrative Agent for the benefit of Secured Parties a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be reasonably requested by Administrative Agent, (c) with respect to each real property owned in fee simple by such Subsidiary: (i) the Mortgage and evidence of the proper recordation of each such Mortgage (or the delivery of any such Mortgage to the applicable title insurance company for recordation, on or immediately after the date of such delivery to such company) in the appropriate filing office, and (ii) the Owned Real Estate Support Documents with respect to such real property; and (d) deliver to Administrative Agent such other documents and instruments as Administrative Agent may require, including appropriate favorable opinions of counsel to such Person in form, content and scope reasonably satisfactory to Administrative Agent. Notwithstanding the foregoing, Administrative Agent shall not enter into any Mortgage acquired by any Obligated Party after the Closing Date until the date that is (a) if such Mortgaged Property relates to a property not located in a flood zone, five (5) Business Days or (b) if such Mortgaged Property relates to a property located in a flood zone, thirty (30) days, after Administrative Agent has delivered to the Lenders the following documents in respect of such Mortgaged Property: (i) a completed flood hazard determination from a third party vendor; (ii) if such Mortgaged Property is located in a “special flood hazard area”, (A) a notification to the applicable Obligated Party of that fact and (if applicable) notification to the applicable Obligated Party that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Obligated Party of such notice; and (iii) evidence of required flood insurance in compliance with the applicable regulations of the Board of Governors of the Federal Reserve System.
Section 7.14    Anti-Corruption Laws and Sanctions.
(a)    Borrower will not request any Credit Extension, and Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

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(b)    Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
ARTICLE 8

NEGATIVE COVENANTS
Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder:
Section 8.1    Debt. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur, create, assume, or permit to exist any Debt, except:
(a)    The Obligations under the Loan Documents and Obligations existing or arising under Bank Product Agreements other than Hedge Agreements;
(b)    Existing Debt described on Schedule 8.1;
(c)    Purchase money Debt and Capitalized Lease Obligations not to exceed $750,000 in the aggregate at any time outstanding; and
(d)    Hedge Obligations existing or arising under Hedge Agreements permitted by Section 8.16.
Section 8.2    Limitation on Liens. Borrower shall not, and shall not permit any of its Subsidiaries to, incur, create, assume, or permit to exist any Lien upon any of its Property, assets, or revenues, whether now owned or hereafter acquired, except:
(a)    Existing Liens disclosed on Schedule 8.2;
(b)    Liens in favor of the Secured Parties or Administrative Agent for the benefit of Secured Parties;
(c)    Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Borrower or its Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;
(d)    Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves in accordance with GAAP have been established;
(e)    Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business;

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(f)    Liens resulting from good faith deposits to secure payments of workmen’s compensation or other social security programs (other than Liens imposed by ERISA) or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt), or leases made in the ordinary course of business; and
(g)    Purchase money Liens on specific property to secure Debt used to acquire such Property and Liens securing Capitalized Lease Obligations with respect to specific leased property, in each case to the extent permitted in Section 8.1(d).
Section 8.3    Mergers, Etc. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become a party to a merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate, except that (a) any Subsidiary may merge or consolidate with Borrower so long as Borrower is the surviving entity, (b) any Subsidiary may merge or consolidate with another Subsidiary so long as if a Subsidiary that is a Guarantor is involved in such merger or consolidation, such Guarantor is the surviving entity and (c) Borrower or any Subsidiary may make any Acquisitions permitted by Section 8.5(e).
Section 8.4    Restricted Payments. Borrower shall not, directly or indirectly, declare or pay any dividends or make any other payment or distribution (in cash, Property, or obligations) on account of its equity interests, or redeem, purchase, retire, call, or otherwise acquire any of its equity interests, or permit any of its Subsidiaries to purchase or otherwise acquire any equity interest of Borrower, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its equity interests or for any redemption, purchase, retirement, or other acquisition of any of its equity interests, or incur any obligation (contingent or otherwise) to do any of the foregoing; provided, however, that (a) Subsidiaries shall be permitted to make payments and distributions to Borrower or any Guarantors, (b) Borrower and its Subsidiaries may pay dividends and other distributions consisting solely of its equity interests and (c) Borrower may make Permitted Distributions.
Section 8.5    Loans and Investments. Borrower shall not make, and shall not permit any of its Subsidiaries to, directly or indirectly, make, hold or maintain, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase any stock, bonds, notes, debentures, or other securities of, any Person, except:
(a)    Existing investments described on Schedule 8.5;
(b)    Readily marketable direct obligations of the United States of America or any agency thereof with maturities of one (1) year or less from the date of acquisition;
(c)    Fully insured certificates of deposit with maturities of one (1) year or less from the date of acquisition issued by either (i) any commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000.00 or (ii) any Lender;

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(d)    Commercial paper of a domestic issuer if at the time of purchase such paper is rated in one (1) of the two (2) highest rating categories of Standard and Poor’s Corporation or Moody’s Investors Service;
(e)    Investments resulting in an Acquisition where:
(i)    the business, division or assets acquired are for use, or the Person acquired is engaged in, one of the businesses described in Section 6.25;
(ii)    immediately before and after giving effect to such Acquisition, no Default shall exist;
(iii)    (A) the aggregate Acquisition Consideration for all such Acquisitions during the term of this Agreement shall not exceed $20,000,000, and (B) the aggregate Acquisition Consideration for Acquisitions during any fiscal year shall not exceed $5,000,000 (provided the Acquisition Consideration to be paid in connection with the Zycron Acquisition shall be excluded from the limitations set forth in this clause (iii));
(iv)    the business, division or Person acquired shall not have a negative EBITDA after giving effect to reasonable pro forma adjustments which are approved by Administrative Agent;
(v)    no less than ten (10) Business Days prior to such Acquisition, Administrative Agent shall have received (A) drafts of each material document, instrument and agreement to be executed in connection with such Acquisition, (B) an acquisition summary with respect to the Person and/or business or division to be acquired, such summary to include a reasonably detailed description thereof (including financial information) and operating results (including financial statements for the most recent 12-month period for which they are available and as otherwise applicable), the terms and conditions, including economic terms, of the proposed Acquisition and Borrower’s calculation of pro forma EBITDA relating thereto, (C) a certificate of Borrower executed on its behalf by a Responsible Officer of Borrower, certifying that both before and after giving effect to such Acquisition, Borrower is in pro forma compliance with all financial covenants set forth in Article 9; and (D) Administrative Agent shall not have objected in writing to Borrower’s certificate delivered pursuant to clause (C) above (provided that Administrative Agent will not make any such objection unless it has a good faith basis for believing that Borrower’s pro forma calculations are not reasonable, and that as a result thereof, Borrower will not be in compliance with all the financial covenants set forth in Article 9 following such proposed Acquisition);
(vi)    to the extent applicable, the provisions of Section 7.13 have been satisfied, thereby causing Administrative Agent to have a perfected first priority Lien on all assets, including equity interests, that are acquired in the Acquisition; and

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(vii)    after giving effect to such Acquisition, there shall be at least $2,000,000 in unrestricted cash of Borrower plus Revolving Credit Availability;
(f)    Investments in Subsidiaries that are Guarantors;
(g)    Investments consisting of Hedge Agreements permitted under Section 8.16;
(h)    Advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable; and
(i)    Advances to employees for the payment of expenses in the ordinary course of business not to exceed $25,000 in aggregate amount outstanding at any time.
Section 8.6    Transactions With Affiliates. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of Borrower or such Subsidiary (excluding Borrower or any other Subsidiary), except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s or such Subsidiary’s business, pursuant to a transaction which is otherwise expressly permitted under this Agreement, and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Borrower or such Subsidiary.
Section 8.7    Disposition of Assets. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make any Disposition, except (a) Dispositions of inventory in the ordinary course of business, (b) Dispositions, for fair value, of worn-out and obsolete equipment not necessary or useful to the conduct of business, (c) Dispositions to Borrower or any other Subsidiary, (d) other Dispositions not to exceed $100,000 in the aggregate in any fiscal year and (e) so long as there exists no Default immediately before and after giving effect to any such Disposition, Dispositions not otherwise permitted in clauses (a) through (d) above, the Net Cash Proceeds of which are used within one hundred eighty (180) days of such Disposition to purchase assets useful in the business of Borrower and its Subsidiaries, provided that (i) the aggregate amount of Net Cash Proceeds outstanding and pending reinvestment pursuant to this clause (e) shall not exceed $100,000 and (ii) if such Net Cash Proceeds are not used within 90 days to purchase assets useful in the business of Borrower and its Subsidiaries, then such Net Cash Proceeds shall be applied in accordance with Section 2.7(d)(i).
Section 8.8    Sale and Leaseback. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.
Section 8.9    Prepayment and Payment of Debt. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any optional or voluntary payment, prepayment, repurchase or redemption of any Debt, except the Obligations under the Loan Documents.

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Section 8.10    Nature of Business. Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the businesses in which they are engaged as of the date hereof.
Section 8.11    Environmental Protection. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (a) use (or permit any tenant to use) any of their respective Properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material in violation of Environmental Laws, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material in violation of Environmental Laws, or (d) otherwise conduct any activity or use any of their respective Properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which Borrower or any of its Subsidiaries would be responsible.
Section 8.12    Accounting. Borrower shall not, and shall not permit any of its Subsidiaries to, change its fiscal year (without prior notice to Administrative Agent) or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to Administrative Agent and Lenders, or (b) in tax reporting treatment, except as required by law and disclosed to Administrative Agent and Lenders.
Section 8.13    Burdensome Agreements. Borrower shall not, and shall not permit any of its Subsidiaries or any Obligated Party to, enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any Loan Document, which (a) directly or indirectly prohibits Borrower, any of its Subsidiaries, or any Obligated Party from creating or incurring a Lien on any of its Property, revenues, or assets, whether now owned or hereafter acquired, (b) directly or indirectly prohibits any of its Subsidiaries, or any Obligated Party to make any payments, directly or indirectly, to Borrower by way of dividends, distributions, advances, repayments of loans, repayments of expenses, accruals, or otherwise or (c) in any way would be contravened by such Person’s performance of its obligations hereunder or under the other Loan Documents.
Section 8.14    Subsidiaries. Borrower shall not, directly or indirectly, form or acquire any Subsidiary unless Borrower complies with the requirements of Section 7.13.
Section 8.15    Amendments of Constituent Documents. Borrower shall not, and shall not permit any of its Subsidiaries to, amend or restate any of their respective Constituent Documents in any manner that would be adverse to the interests of the Lenders.
Section 8.16    Hedge Agreements. Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any Hedge Agreement, except (a) Hedge Agreements entered into to hedge or mitigate risks to which Borrower or any Subsidiary of Borrower has actual exposure which have terms and conditions reasonably acceptable to Administrative Agent, and (b) other Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any Debt of Borrower or any of its Subsidiaries limited to the principal amount of such Debt which have terms and conditions reasonably acceptable to Administrative Agent; it being acknowledged and agreed by Administrative Agent that any Hedge Agreement entered into by Borrower and its

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Subsidiaries with any Lender or an Affiliate thereof for the reasons stated in clause (a) or (b) immediately preceding is acceptable to Administrative Agent.
Section 8.17    OFAC. Borrower shall not, and shall not permit any of its Subsidiaries to, fail to comply with the Laws, regulations and executive orders referred to in Section 6.20 and Section 6.21.
Section 8.18    Sanctions. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, Swing Line Lender, or otherwise) of Sanctions.
Section 8.19    Anti-Corruption Laws. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.
Section 8.20    Use of Term Loan Proceeds. Borrower shall not, nor shall it permit any Subsidiary to, use any proceeds of the Term Loans for any purpose of other than Acquisitions, and no such proceeds may be used for any Acquisition other than the Zycron Acquisition without the prior written consent of the Required Lenders and Administrative Agent.
ARTICLE 9

FINANCIAL COVENANTS
Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder:
Section 9.1    Leverage Ratio. Borrower shall not permit as of any date during the following periods, the Leverage Ratio, to be greater than the ratio set forth opposite such period below:

Period	Maximum Ratio
Closing Date to end of fiscal March, 2018	2.50 to 1.0
March 31, 2018 to end of fiscal March, 2019	2.00 to 1.0
March 31, 2019 to end of fiscal March, 2020	1.50 to 1.0
From and after end of fiscal March, 2020	1.00 to 1.0

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Section 9.2    Fixed Charge Coverage Ratio. Borrower shall not permit, for any four fiscal quarter period, Fixed Charge Coverage Ratio, in each case for Borrower and its Subsidiaries, on a consolidated basis to be less than 1.50 to 1.00.
Section 9.3    Dividend Fixed Charge Coverage Ratio. Borrower shall not permit the Dividend Fixed Charge Coverage Ratio to be less than (a) 1.10 to 1.00 for any four fiscal quarter period ending on or before September 30, 2017 or (b) 1.20 to 1.00 for any four fiscal quarter period thereafter.
ARTICLE 10

DEFAULT
Section 10.1    Events of Default. Each of the following shall be deemed an “Event of Default”:
(a)    Borrower shall fail to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three (3) days after the same becomes due, any interest on any Loan or any commitment or other fee due hereunder, or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document;
(b)    Borrower shall fail to provide to Administrative Agent and Lenders timely any notice of Default as required by Section 7.1(h) of this Agreement or Borrower shall breach any provision of Sections 7.2, 7.5, 7.6, 7.13, Article 8 or Article 9 of this Agreement;
(c)    Any representation or warranty made or deemed made by Borrower or any other Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect (without duplication of any materiality qualifier contained therein) when made or deemed to have been made;
(d)    Borrower or any of its Subsidiaries shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document (other than as covered by Sections 10.1(a) and (b)), and such failure continues for more than thirty (30) days following the date such failure first began;
(e)    Borrower or any of its Subsidiaries shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its Property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing;

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(f)    An involuntary proceeding shall be commenced against Borrower or any of its Subsidiaries seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its Property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days;
(g)    Borrower or any of its Subsidiaries shall fail to pay when due any principal of or interest on any Debt (other than the Obligations under the Loan Documents) in the amount of $150,000 or more, or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid, repurchased, defeased or redeemed prior to the stated maturity thereof or any cash collateral in respect thereof to be demanded, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment, repurchase, defeasance or redemption or any cash collateral in respect thereof to be demanded;
(h)    There shall occur under any Hedge Agreement an Early Termination Date (as defined in such Hedge Agreement) resulting from (1) any event of default under such Hedge Agreement to which Borrower or any other Obligated Party is the Defaulting Party (as defined in such Hedge Agreement), or (2) any Termination Event (as so defined) under such Hedge Agreement as to which Borrower or any other Obligated Party is an Affected Party (as so defined) and, in either event, the Hedge Termination Value owed by Borrower or such other Obligated Party as a result thereof exceeds $150,000;
(i)    This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower or any of its Subsidiaries, or Borrower or any of its Subsidiaries shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Loan Documents shall for any reason cease to be a valid, first priority perfected Lien upon any of the Collateral purported to be covered thereby;
(j)    Any of the following events shall occur or exist with respect to Borrower or any ERISA Affiliate: (i) any ERISA Event occurs with respect to a Plan or Multiemployer Plan, or (ii) any Prohibited Transaction involving any Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Administrative Agent subject Borrower or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, the IRS, the U. S. Department of Labor, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $150,000;
(k)    A Change of Control shall occur;
(l)    Borrower or any of its Subsidiaries, or any of their material Properties, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture

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(whether under RICO or otherwise) and the same shall not have been discharged within 30 days from the date of entry thereof;
(m)    Borrower or any of its Subsidiaries shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $150,000 against any of its assets or Properties;
(n)    A final judgment or judgments for the payment of money in excess of $150,000 in the aggregate shall be rendered by a court or courts against Borrower or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and Borrower, such Subsidiary, or such Obligated Party shall not, within such period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;
(o)    The subordination provisions related to any Subordinated Debt or any other agreement, document or instrument governing any Subordinated Debt shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations under the Loan Documents, for any reason shall not have the priority contemplated by this Agreement or any such subordination provisions; or
(p)    Any Security Document shall cease to create valid perfected first priority liens (subject to Permitted Liens) on the Collateral purported to be covered thereby.
Section 10.2    Remedies Upon Default. If any Event of Default shall occur and be continuing, then Administrative Agent may, with the consent of Required Lenders, or shall, at the direction of Required Lenders, without notice do any or all of the following: (a) terminate the Commitments of Lenders, (b) terminate the commitment of Swing Line Lender to make Swing Line Loans, or (c) declare the Obligations under the Loan Documents or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default under Section 10.1(e) or (f), the Commitments of Lenders shall automatically terminate, the commitment of Swing Line Lender to make Swing Line Loans shall automatically terminate, and the Obligations under the Loan Documents shall become immediately due and payable, in each case without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower. In addition to the foregoing, if any Event of Default shall occur and be continuing, Administrative Agent may, with the consent of Required Lenders, or shall, at the direction of Required Lenders, exercise all rights and remedies available to it and Lenders in law or in equity, under the Loan Documents, or otherwise.

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Section 10.3    Application of Funds. After the exercise of remedies provided for in Section 10.2 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent) payable to Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to Lenders (including fees, charges and disbursements of counsel to the respective Lenders) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Loan Documents, ratably among Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and constituting unpaid Bank Product Obligations, ratably among Lenders and Bank Product Providers in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to payment of that remaining portion of the Obligations, ratably among the Lenders and Bank Product Providers in proportion to the respective amounts described in this clause Fifth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by law.
Notwithstanding the foregoing, Bank Product Obligations shall be excluded from the application described above if Administrative Agent has not received written notice thereof, together with supporting documentation as Administrative Agent may request from the applicable Bank Product Provider, provided that no such notice shall be required for any Bank Product Agreement for which Administrative Agent or any Affiliate of Administrative Agent is the applicable Bank Product Provider. Each Bank Product Provider that is not a party to this Agreement that has given notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of Administrative Agent pursuant to the terms of Article 11 hereof for itself and its Affiliates as if a “Lender” party hereto.
Section 10.4    Performance by Administrative Agent. If Borrower shall fail to perform any covenant or agreement contained in any of the Loan Documents, then Administrative Agent may perform or attempt to perform such covenant or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Administrative Agent, promptly pay to Administrative Agent any amount expended by Administrative Agent in connection with such performance or attempted

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performance, together with interest thereon at the Default Interest Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Administrative Agent shall not have any liability or responsibility for the performance of any covenant, agreement, or other obligation of Borrower under this Agreement or any other Loan Document.
ARTICLE 11

AGENCY
Section 11.1    Appointment and Authority.
(a)    Each of the Lenders and Swing Line Lender hereby irrevocably appoints Texas Capital Bank to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 11 are solely for the benefit of Administrative Agent, Lenders and Swing Line Lender, and neither Borrower nor any other Obligated Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)    Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including for itself and its Affiliates in their capacities as potential Bank Product Providers) hereby irrevocably appoints and authorizes Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Obligated Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by Administrative Agent pursuant to Section 11.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of Administrative Agent), shall be entitled to the benefits of all provisions of this Article 11 and Article 12 (including Section 12.1(b), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Section 11.2    Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, Borrower

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or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to Lenders.
Section 11.3    Exculpatory Provisions.
(a)    Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, Administrative Agent:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that Administrative Agent shall not be required to take any action that, in its opinion or upon the advice of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity; and
(iv)    shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document unless it shall first be indemnified to its satisfaction by Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
(b)    Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.2 and 11.9), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. SUCH LIMITATION OF LIABILITY SHALL APPLY REGARDLESS OF WHETHER THE LIABILITY ARISES FROM THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF ADMINISTRATIVE AGENT. Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Administrative Agent in writing by Borrower, a Lender or Swing Line Lender.

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(c)    Neither Administrative Agent nor any Related Party thereof shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.
Section 11.4    Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Credit Extension, that by its terms must be fulfilled to the satisfaction of a Lender or Swing Line Lender, Administrative Agent may presume that such condition is satisfactory to such Lender or Swing Line Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 11.5    Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by Administrative Agent. Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 11 shall apply to any such sub agent and to the Related Parties of Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of this facility as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.
Section 11.6    Resignation of Administrative Agent.
(a)    Administrative Agent may at any time give notice of its resignation to Lenders, Swing Line Lender and Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right, in consultation with Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in Dallas, Texas, or an Affiliate of any such bank with an office in Dallas, Texas. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days

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after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of Lenders and Swing Line Lender, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. After the Resignation Effective Date, the provisions of this Article 11 relating to or indemnifying or releasing Administrative Agent shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, Required Lenders may, to the extent permitted by applicable law, by notice in writing to Borrower and such Person remove such Person as Administrative Agent and, in consultation with Borrower, appoint a successor. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by Administrative Agent on behalf of Secured Parties under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity, fee or expense payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender or Swing Line Lender, as applicable, directly, until such time, if any, as Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article 11, Section 12.1, and Section 12.2 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(d)    Any resignation by Texas Capital Bank as Administrative Agent pursuant to this Section shall also constitute its resignation as Swing Line Lender. If Texas Capital Bank resigns as Swing Line Lender, it shall retain all the rights of Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such

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resignation, including the right to require Revolving Credit Lenders to make Revolving Credit Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.2(c). Upon the appointment by Borrower of a successor Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender and (b) the retiring Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents.
Section 11.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and Swing Line Lender expressly acknowledges that neither Administrative Agent nor any other Lender nor any Related Party thereto has made any representation or warranty to such Person and that no act by Administrative Agent or any other Lender hereafter taken, including any review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by Administrative Agent or any Lender to any other Lender. Each Lender and Swing Line Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders or Swing Line Lender by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender or Swing Line Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), or creditworthiness of Borrower or the value of the Collateral or other Properties of Borrower or any other Person which may come into the possession of Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
Section 11.8    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Obligated Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, Swing Line Lender, and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders, Swing Line Lender, and Administrative Agent and their respective agents and counsel and all other amounts due Lenders, Swing Line Lender, and Administrative Agent under Section 12.1 or Section 12.2) allowed in such judicial proceeding; and

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(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Swing Line Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders and Swing Line Lender, as applicable, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 12.1 or Section 12.2.
Section 11.9    Collateral and Guaranty Matters.
(a)    The Secured Parties irrevocably authorize Administrative Agent, at its option and in its discretion:
(i)    to release any Lien on any property granted to or held by Administrative Agent under any Loan Document (x) upon termination of all Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Bank Product Agreements as to which arrangements satisfactory to the applicable Bank Product Provider shall have been made), (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (z) if approved, authorized or ratified in writing by Required Lenders or all Lenders, as applicable, under Section 12.10;
(ii)    to subordinate any Lien on any property granted to or held by Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.2; and
(iii)    to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.
Upon request by Administrative Agent at any time, Required Lenders will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 11.9.
(b)    Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Administrative Agent’s Lien thereon, or any certificate prepared by any Obligated Party in connection therewith, nor shall Administrative Agent be responsible or liable to Lenders for any failure to monitor or maintain any portion of the Collateral.
Section 11.10    Bank Product Agreements. No Bank Product Provider who obtains the benefits of Section 10.3, any Guaranty Agreements or any Collateral by virtue of the provisions

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hereof or of any Guaranty Agreement or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Security Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 11 to the contrary, Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations unless Administrative Agent has received written notice of such Bank Product Obligations, together with such supporting documentation as Administrative Agent may request, from the applicable Bank Product Provider. Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations arising under Bank Product Agreements upon termination of all Commitments and payment in full of all Obligations under the Loan Documents (other than contingent indemnification obligations).
ARTICLE 12

MISCELLANEOUS
Section 12.1    Expenses.
(a)    Borrower hereby agrees to pay on demand: (i) all costs and expenses of Administrative Agent, Swing Line Lender and their Related Parties in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, supplements, waivers, consents and ratifications thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel, advisors, consultants, and auditors for Administrative Agent, Swing Line Lender and their Related Parties; (ii) all costs and expenses of Administrative Agent, Swing Line Lender and each Lender in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, court costs and fees and expenses of legal counsel, advisors, consultants, and auditors for Administrative Agent, Swing Line Lender and each Lender; (iii) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents; (iv) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any Lien contemplated by this Agreement or any other Loan Document; and (vi) all other costs and expenses incurred by Administrative Agent, Swing Line Lender and any Lender in connection with this Agreement or any other Loan Document, any litigation, dispute, suit, proceeding or action, the enforcement of its rights and remedies, and the protection of its interests in bankruptcy, insolvency or other legal proceedings, including, without limitation, all costs, expenses, and other charges (including Administrative Agent’s and such Lender’s and Swing Line Lender’s internal charges) incurred in connection with evaluating, observing, collecting, examining, auditing, appraising, selling, liquidating, or otherwise disposing of the Collateral or other assets of Borrower. Borrower shall be responsible for all expenses described in this clause (a) whether or not any Credit Extension is ever made. Any amount to be paid under this Section 12.1 shall be a demand obligation owing by Borrower and if not paid within thirty (30) days of demand shall bear interest, to the extent not prohibited by and no in violation of applicable Law, from the

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date of expenditure until paid at a rate per annum equal to the Default Interest Rate. The obligations of Borrower under this Section 12.1 shall survive payment of the Revolving Credit Notes and other obligations hereunder and the assignment of any right hereunder.
(b)    To the extent that Borrower for any reason fails to indefeasibly pay any amount required under Section 12.1(a) or Section 12.2 to be paid by it to Administrative Agent or Swing Line Lender (or any sub-agent thereof) or any Related Party of Administrative Agent or Swing Line Lender (or any sub-agent thereof), each Lender severally agrees to pay to Administrative Agent or Swing Line Lender (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent or Swing Line Lender (or any such sub-agent) or against any Related Party of Administrative Agent or Swing Line Lender (or any sub-agent thereof) acting for Administrative Agent or Swing Line Lender (or any such sub-agent) in connection with such capacity. EACH LENDER ACKNOWLEDGES THAT SUCH PAYMENTS MAY BE IN RESPECT OF LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARISING OUT OF OR RESULTING FROM THE SOLE, CONTRIBUTORY, COMPARATIVE, CONCURRENT OR ORDINARY NEGLIGENCE OF THE PERSON (OR THE REPRESENTATIVES OF THE PERSON) TO WHOM SUCH PAYMENTS ARE TO BE MADE.
Section 12.2    INDEMNIFICATION. BORROWER SHALL INDEMNIFY ADMINISTRATIVE AGENT, SWING LINE LENDER, EACH LENDER AND EACH RELATED PARTY THEREOF FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY OTHER OBLIGATED PARTY, (E) ANY LOAN OR USE OR PROPOSED USE OF THE PROCEEDS THEREFROM OR (F) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS,

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DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE, CONTRIBUTORY, COMPARATIVE, CONCURRENT OR ORDINARY NEGLIGENCE OF SUCH PERSON (OR THE REPRESENTATIVES OF SUCH PERSON). Any amount to be paid under this Section 12.2 shall be a demand obligation owing by Borrower and if not paid within ten (10) days of demand shall bear interest, to the extent not prohibited by and not in violation of applicable Law, from the date of expenditure until paid at a rate per annum equal to the Default Interest Rate. The obligations of Borrower under this Section 12.2 shall survive payment of the Revolving Credit Notes and other obligations hereunder and the assignment of any right hereunder.
Section 12.3    Limitation of Liability. None of Administrative Agent, Swing Line Lender, or any Lender, or any Affiliate, officer, director, employee, attorney, or agent of any of the foregoing, shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower or any other Obligated Party in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Administrative Agent, Swing Line Lender, or any Lender, or any Affiliates, officers, directors, employees, attorneys, or agents of any of the foregoing for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.
Section 12.4    No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Administrative Agent, any Lender or Swing Line Lender shall have the right to act exclusively in the interest of Administrative Agent or such Lender or Swing Line Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or any of Borrower’s equity holders, Affiliates, officers, employees, attorneys, agents, or any other Person.
Section 12.5    Lenders Not Fiduciary. The relationship between Borrower and Administrative Agent, Arranger and each Lender and Swing Line Lender is solely that of debtor and creditor, and none of Administrative Agent, Arranger, any Lender or Swing Line Lender has any fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Administrative Agent, Arranger and each Lender and Swing Line Lender to be other than that of debtor and creditor.
Section 12.6    Equitable Relief. Borrower recognizes that in the event Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Administrative Agent or Lenders or Swing Line Lender. Borrower therefore agrees that Administrative Agent, any Lender or Swing Line Lender, if Administrative Agent or such Lender or Swing Line Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

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Section 12.7    No Waiver; Cumulative Remedies. No failure on the part of Administrative Agent, any Lender or Swing Line Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Obligated Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 10.2 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Swing Line Lender) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 4.2 (subject to the terms of Section 12.23), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Obligated Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 10.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 12.23, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 12.8    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or transfer any of its rights, duties, or obligations under this Agreement or the other Loan Documents without the prior written consent of Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 12.8(b), (ii) by way of participation in accordance with the provisions of Section 12.8(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.8(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.8(d) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment(s) and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 12.8(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in Section 12.8(b)(i)(A), the aggregate amount of the Commitment(s) (which for this purpose includes Loans outstanding hereunder) or, if the applicable Commitment is not then in effect, the Outstanding Amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $2,000,000, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment(s) assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 12.8(b)(i)(B) and, in addition: (A) the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof; (B) the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Revolving Credit Commitment or Revolving Credit Loans if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund, and (C) the consent of Swing Line Lender shall be required for any assignment in respect of the Revolving Credit Facility.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any

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assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) Borrower, or any of Borrower’s Affiliates or Subsidiaries or any other Obligated Party or (B) any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (B).
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to such assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to: (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 12.8(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 12.1 and Section 12.2 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any party hereunder arising from that Lenders’ having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.8(d). Upon the consummation of any assignment pursuant to this Section 12.8(b), if requested by the transferor or

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transferee Lender, the transferor Lender, Administrative Agent and Borrower shall make appropriate arrangements so that replacement Revolving Credit Notes are issued to such transferor Lender (if applicable) and new Revolving Credit Notes or, as appropriate, replacement Revolving Credit Notes, are issued to the assignee.
(c)    Register. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices in Dallas, Texas a copy of each Assignment and Assumption delivered to it and a Register. The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to a Participant in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, Administrative Agent, and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.1(b) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 12.10 which requires the consent of all Lenders and affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.5 and 3.4 (subject to the requirements and limitations therein, including the requirements under Section 3.4(g) (it being understood that the documentation required under Section 3.4(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.6 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.1 or 3.4, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 3.6 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.2 as though it were a Lender; provided that such Participant agrees to pay to Administrative Agent any amount set-off for application to the Obligations under the Loan Documents as required pursuant to Section 4.2; provided, further that such Participant agrees to be subject to Section 12.23 as though it were a Lender. Each Lender that

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sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a Participant Register; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Dissemination of Information. Borrower and each other Obligated Party authorizes Administrative Agent and each Lender to disclose to any actual or prospective purchaser, assignee or other recipient of a Lender’s Commitment, any and all information in Administrative Agent’s or such Lender’s possession concerning Borrower, the other Obligated Parties and their respective Affiliates.
Section 12.9    Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of Administrative Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations of Borrower under Sections 12.1 and 12.2 shall survive repayment of the Obligations and termination of the Commitments.
Section 12.10    Amendment. The provisions of this Agreement and the other Loan Documents to which Borrower is a party may be amended or waived only by an instrument in writing signed by Required Lenders (or by Administrative Agent with the consent of Required Lenders) and Borrower and acknowledged by Administrative Agent; provided, however, that no such amendment or waiver shall:
(a)    waive any condition set forth in Section 5.1 (other than Section 5.1(p)), without the written consent of each Lender;
(b)    extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 10.2) without the written consent of such Lender;

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(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayment) of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)    reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of Required Lenders shall be necessary to adjust the Default Interest Rate or to waive any obligation of Borrower to pay interest at such rate;
(e)    change any provision of this Section 12.10 or the definition of “Required Lenders” or “Required Revolving Credit Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (or each Revolving Credit Lender, in the case of a change in the definition of Required Revolving Credit Lenders);
(f)    change Section 10.3 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or
(g)    release any material Guaranty or all or substantially all of the Collateral (in each case, except as provided herein) without the written consent of each Lender;
and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement, and (ii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, only the prior written consent of Administrative Agent is required to amend or modify Schedule 1.1.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment(s) of any Defaulting Lender may not be increased or extended without the consent of such Lender; and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Section 12.11    Notices.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 12.11(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand

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or overnight courier service, mailed by certified or registered mail or sent by facsimile as set forth on Schedule 12.11. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in Section 12.11(b) shall be effective as provided in Section 12.11(b).
(b)    Electronic Communications. Notices and other communications to Lenders and hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified Administrative Agent that it is incapable of receiving notices under Article 2 by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such facsimile, email or other electronic communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto, Schedule 12.11 shall be deemed to be amended by each such change, and Administrative Agent is authorized, in its discretion, from time to time to reflect each such change in an amended Schedule 12.11 provided by Administrative Agent to each party hereto.
(d)    Platform.
(i)    Borrower agrees that Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders or Swing Line Lender by posting the Communications on the Platform.
(ii)    The Platform is provided “as is” and “as available.” The Agent Parties do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code

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defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent Parties have any liability to Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of Borrower’s or Administrative Agent’s transmission of communications through the Platform.
(iii)    Borrower and each other Obligated Party (by its, his or her execution of a Loan Document) hereby authorizes Administrative Agent, each Lender, Swing Line Lender and their respective counsel and agents to communicate and transfer documents and other information (including confidential information) concerning this transaction or Borrower or any other Obligated Party and the business affairs of Borrower and such other Obligated Parties via the Internet or other electronic communication without regard to the lack of security of such communications.
Section 12.12    Governing Law; Venue; Service of Process.
(a)    Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of Texas (without reference to applicable rules of conflicts of Laws), except to the extent the Laws of any jurisdiction where Collateral is located require application of such Laws with respect to such Collateral.
(b)    Jurisdiction. Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against Administrative Agent, any Lender, Swing Line Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of Texas sitting in Dallas County, and of the United States District Court of the Northern District of Texas, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Texas State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that Administrative Agent, any Lender or Swing Line Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Borrower or its properties in the courts of any jurisdiction.
(c)    Waiver of Venue. Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto

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hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.11. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
Section 12.13    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 12.14    Severability. Any provision of this Agreement or any other Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal. Furthermore, in lieu of such invalid or unenforceable provision there shall be added as a part of this Agreement or the other Loan Documents a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
Section 12.15    Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
Section 12.16    Construction. Borrower, Administrative Agent and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower, Administrative Agent and each Lender.
Section 12.17    Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.
Section 12.18    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY

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OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.18.
Section 12.19    Additional Interest Provision. It is expressly stipulated and agreed to be the intent of Borrower, Administrative Agent and each Lender at all times to comply strictly with the applicable law governing the maximum rate or amount of interest payable on the indebtedness evidenced by any Note, any Loan Document, and the Related Indebtedness (or applicable United States federal law to the extent that it permits any Lender to contract for, charge, take, reserve or receive a greater amount of interest than under applicable law). If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to any Note, any of the other Loan Documents or any other communication or writing by or between Borrower and any Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Administrative Agent’s or any Lender’s exercise of the option to accelerate the maturity of any Note and/or the Related Indebtedness, or (c) Borrower will have paid or Administrative Agent or any Lender will have received by reason of any voluntary prepayment by Borrower of any Note and/or the Related Indebtedness, then it is Borrower’s, Administrative Agent’s and Lenders’ express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Administrative Agent or any Lender shall be credited on the principal balance of any Note and/or the Related Indebtedness (or, if any Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of any Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if any Note or Related Indebtedness has been paid in full before the end of the stated term thereof, then Borrower, Administrative Agent and each Lender agree that Administrative Agent or any Lender, as applicable, shall, with reasonable promptness after Administrative Agent or such Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower and/or credit such excess interest against such Note and/or any Related Indebtedness then owing by Borrower to Administrative Agent or such Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Administrative Agent or such Lender, Borrower will provide written notice to Administrative Agent or any Lender, advising Administrative Agent or such Lender in reasonable detail of the nature and amount of the violation, and Administrative Agent or such Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note to which the alleged violation relates and/or the Related Indebtedness then owing by Borrower to Administrative Agent or such Lender. All sums contracted for, charged, taken, reserved or received by Administrative Agent or any Lender for the use, forbearance or detention of any debt evidenced by any Note and/or the Related Indebtedness

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shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of such Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of any Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to such Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Notes and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Administrative Agent or any Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
Section 12.20    Ceiling Election. To the extent that any Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Rate payable on any Note and/or any other portion of the Obligations under the Loan Documents, such Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303. To the extent United States federal law permits any Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, such Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, any Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.
Section 12.21    USA Patriot Act Notice. Administrative Agent and each Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower and each other Obligated Party, which information includes the name and address of Borrower and each other Obligated Party and other information that will allow Administrative Agent and such Lender to identify Borrower and each other Obligated Party in accordance with the Patriot Act. In addition, Borrower agrees to (a) ensure that no Person who owns a controlling interest in or otherwise controls Borrower or any Subsidiary of Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the OFAC, the Department of the Treasury or included in any Executive Order, (b) not to use or permit the use of proceeds of the Obligations to violate any of the foreign asset control regulations of the OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, or cause its Subsidiaries to comply, with the applicable Laws.
Section 12.22    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and in Section 12.10.

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(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 10 or otherwise) or received by Administrative Agent from a Defaulting Lender shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, with respect to a Defaulting Lender that is a Revolving Credit Lender, to the payment of any amounts owing by such Defaulting Lender to Swing Line Lender hereunder; third, with respect to a Defaulting Lender that is a Revolving Credit Lender, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Revolving Credit Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fourth, with respect to a Defaulting Lender that is a Revolving Credit Lender, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Credit Loans under this Agreement; fifth, to the payment of any amounts owing to Lenders or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded and unfunded participations in Swing Line Loans are held by Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 12.22(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.3(b) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.2 are satisfied at the time of such reallocation (and, unless Borrower shall have otherwise notified

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Administrative Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 12.27, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable law, first, prepay Swing Line Loans in an amount equal to Swing Line Lender’s Fronting Exposure.
(b)    Defaulting Lender Cure. If Borrower, Administrative Agent and Swing Line Lender agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Swing Line Loans to be held on a pro rata basis by Lenders in accordance with their Applicable Percentages (without giving effect to Section 12.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 12.23    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it or other obligations hereunder, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall:
(a)    notify Administrative Agent of such fact; and
(b)    purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

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(ii)    the provisions of this Section 12.23 shall not be construed to apply to: (A) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender); or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in Swing Line Loans to any assignee or participant, other than an assignment to Borrower or any Affiliate thereof (as to which the provisions of this Section 12.23 shall apply).
Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.
Section 12.24    Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 12.25    Confidentiality. Each of Administrative Agent, Swing Line Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or any Governmental Authority, quasi-Governmental Authority or legislative committee, (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to its being under a duty of confidentiality no less restrictive than this Section 12.25, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its Related Parties) to any Hedge Agreement relating to Borrower and its obligations, (iii) any actual or prospective purchaser of a Lender or its holding company, (iv) any rating agency or any similar organization in connection with the rating of

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Borrower or the Facilities or (v) the CUSIP Service Bureau or any similar organization in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities, (g) with the consent of Borrower, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.25 or (ii) becomes available to Administrative Agent, Swing Line Lender, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower. For purposes of this Section 12.25, “Information” means all information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or any of their respective businesses which is clearly identified as confidential, other than any such information that is available to Administrative Agent, Swing Line Lender or any Lender on a nonconfidential basis prior to disclosure by Borrower or a Subsidiary; provided that, in the case of information received from Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.25 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 12.26    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.
Section 12.27    Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking,

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or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
Section 12.28    Restatement of Existing Credit Agreement; Closing Date Assignments. The parties hereto agree that as of the Closing Date, (a) the Obligations hereunder represent, in part, the amendment, restatement, extension, and consolidation (but not novation) of the “Obligations” under the Existing Credit Agreement; (b) this Agreement amends, restates, supersedes, and replaces the Existing Credit Agreement in its entirety; (c) any Guaranty executed pursuant to this Agreement amends, restates, supersedes, and replaces the “Guaranty” executed pursuant to the Existing Credit Agreement; (d) any Security Document (including the Security Agreement) executed pursuant to this Agreement amends, restates, supersedes, and replaces such “Security Document” executed pursuant to the Existing Credit Agreement. Notwithstanding any provision of this Agreement or of any other Loan Document or instrument executed or delivered in connection herewith, the execution and delivery of this Agreement and the incurrence of the Obligations hereunder shall be in substitution for, and not a novation of, the Obligations (as defined in the Existing Credit Agreement). Certain of the banks and financial institutions party to the Existing Credit Agreement and identified on the signature pages hereto as Continuing Lenders (the “Continuing Lenders”) have elected to continue as Lenders under this Agreement. Certain of the banks and financial institutions party to this Agreement and identified on the signature pages hereto as Joining Lenders (the “Joining Lenders”) have elected to join this Agreement as Lenders. Effective as of the Closing Date, and without any further action by Borrower, any Continuing Lender, any Joining Lender, Administrative Agent or any other party hereto (other than as set forth below) (a) each of the Continuing Lenders whose Revolving Credit Commitment under the Existing Credit Agreement immediately prior to the Closing Date is being reduced pursuant to this Agreement from its Revolving Credit Commitment under the Existing Credit Agreement (each a “Reducing Party”) shall be deemed to have irrevocably sold and assigned to each of the Continuing Lenders whose Revolving Credit Commitment under the Existing Credit Agreement is being increased pursuant to this Agreement from its Revolving Credit Commitment under the Existing Credit Agreement and to each of the Joining Lenders (each an “Increasing Party”) an undivided portion of its Revolving Credit Commitment under the Existing Credit Agreement, the Obligations owing to it under the Existing Credit Agreement and its rights and obligations as a Lender under the Existing Credit Agreement and the other Loan Documents (to the extent a party thereto), and each of the Increasing Parties shall be deemed to have irrevocably purchased and assumed from each of the Reducing Parties an undivided portion of such Revolving Credit Commitment, Obligations, rights and obligations, so that, after giving effect thereto, each of the Continuing Lenders and each of the Joining Lenders has a Revolving Credit Commitment as set forth on Schedule 2.01 to this Agreement and is owed such Obligations, (b) each of the Joining Lenders shall become a party to this Agreement with a Revolving Commitment as set forth on Schedule 2.01 to this Agreement and shall be owed the obligations and have the rights and obligations of a Lender hereunder and under the other Loan Documents (to the extent a party thereto) in respect of the Revolving Credit Facility, all as if the

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sales and assignments set forth in this Section 12.28 had been effected pursuant to one or more Assignment and Assumptions, and (c) each of the Continuing Lenders shall be owed the Obligations and continue to be a party hereto with a Revolving Credit Commitment as set forth on Schedule 2.01 to this Agreement and shall continue to have the rights and obligations of a Lender hereunder and under the other Loan Documents in respect of the Revolving Credit Facility. On the Closing Date, the Increasing Parties shall, through Administrative Agent, effect payments to the Reducing Parties so that, after giving effect to such payments, any Revolving Credit Borrowings outstanding on the Closing Date are held by the Lenders on a pro rata basis in accordance with their respective Revolving Credit Commitments.
Section 12.29    NOTICE OF FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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EXECUTED to be effective as of the date first written above.
BORROWER:

BG STAFFING, INC.

By:    /s/ L. Allen Baker, Jr.
    Name: L. Allen Baker, Jr.
    Title: President and CEO

CREDIT AGREEMENT - Signature Page [Borrower]

ADMINISTRATIVE AGENT:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:    /s/ Richard Rogers
    Name: Richard Rogers
    Title: Executive Vice President

CREDIT AGREEMENT - Signature Page [Administrative Agent]

CONTINUING LENDERS:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Continuing Lender

By:    /s/ Richard Rogers
    Name: Richard Rogers
    Title: Executive Vice President

CREDIT AGREEMENT - Signature Page [Texas Capital Bank, National Association]

INDEPENDENT BANK, as Continuing Lender

By:    /s/ Burton French
    Name: Burton French
    Title: SVP

CREDIT AGREEMENT - Signature Page [Independent Bank]

JOINING LENDERS:

BANK OF AMERICA, N.A., as a Joining Lender

By:    /s/ Jennifer Yan
    Name: Jennifer Yan
    Title: SVP

CREDIT AGREEMENT - Signature Page [Bank of America, N.A.]

BMO HARRIS BANK, N.A., as a Joining Lender

By:    /s/ Daniel Schroder
    Name: Daniel Schroder
    Title: Vice President

CREDIT AGREEMENT - Signature Page [BMO Harris Bank, N.A.]

SCHEDULE 2.1
Commitments and Applicable Percentages

Lender	Revolving Credit Commitment	Term Loan Commitment	Total Commitments	Applicable Percentage
Texas Capital Bank, National Association	$13,363,636.36	$7,636,363.64	$21,000,000.00	38.181818180000%
Bank of America, N.A.	$7,636,363.64	$4,363,636.36	$12,000,000.00	21.818181820000%
Independent Bank	$7,636,363.64	$4,363,636.36	$12,000,000.00	21.818181820000%
BMO Harris Bank, N.A.	$6,363,636.36	$3,636,363.64	$10,000,000.00	18.181818180000%

TOTAL	$35,000,000.00	$20,000,000.00	$55,000,000.00	100.000000000000%

SCHEDULE 2.1 – Page 1

EXHIBIT A
Assignment and Assumption
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.
For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2.
For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3.	Select as appropriate.

4.	Include bracketed language if there are either multiple Assignors or multiple Assignees.

EXHIBIT A – Assignment and Assumption – Page 1

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: BG Staffing, Inc.

4.	Administrative Agent: Texas Capital Bank, National Association, as the administrative agent under the Credit Agreement

5.
Credit Agreement: The Amended and Restated Credit Agreement dated as of April 3, 2017 among BG Staffing, Inc., the Lenders parties thereto, Texas Capital Bank, National Association, as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/Loans for all Lenders[8]	Amount of Commitment/Loans Assigned[9]	Percentage Assigned of Commitment/Loans[10]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date: ______________]
Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

5.	List each Assignor, as appropriate.

6.	List each Assignor, as appropriate.

7.	Fill in the appropriate terminology for the type of facilities that are being assigned (e.g., “Revolving Credit Commitment”, and/or “Term Loan Commitment”)

8.	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

9.	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

10.	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

EXHIBIT A – Assignment and Assumption – Page 2

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]11

[NAME OF ASSIGNOR]

By:
    Name:
    Title:
[NAME OF ASSIGNOR]

By:
    Name:
    Title:
ASSIGNEE[S]12

[NAME OF ASSIGNEE]

By:
    Name:
    Title:
[NAME OF ASSIGNEE]

By:
    Name:
    Title:

11.	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

12.	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

EXHIBIT A – Assignment and Assumption – Page 3

[Consented to and]13 Accepted:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION,
    as Administrative Agent

By:
    Name:
    Title:

[Consented to]:14

[NAME OF RELEVANT PARTY]

By:
    Name:
    Title:

13.	To be added only if the consent of Administrative Agent is required by the terms of the Credit Agreement.

14.	To be added only if the consent of Borrower and/or other parties (e.g. Swing Line Lender) is required by the terms of the Credit Agreement.

EXHIBIT A – Assignment and Assumption – Page 4

ANNEX 1
[__________________]1
Standard Terms and Conditions for Assignment and Assumption
1.    Representations and Warranties.
1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii)2 [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 12.8(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 12.8(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender3, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently

1.	Describe Credit Agreement at option of Administrative Agent.

2.	The term “Loan Document” should be conformed to that used in the Credit Agreement.

3.	The concept of “Foreign Lender” should be conformed to the section in the Credit Agreement governing withholding taxes and gross-up.

ANNEX 1 – Standard Terms and Conditions for Assignment and Assumption, Page 1

and without reliance on Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date4. Notwithstanding the foregoing, Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

1.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

4.	Administrative Agent should consider whether this method conforms to its systems. In some circumstances, the following alternative language may be appropriate:
“From and after the Effective Date, Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.”

ANNEX 1 – Standard Terms and Conditions for Assignment and Assumption, Page 2

EXHIBIT B
Borrowing Base Report
FOR MONTH ENDED:                      (THE “SUBJECT MONTH”)
ADMINISTRATIVE AGENT:    TEXAS CAPITAL BANK, NATIONAL ASSOCIATION
BORROWER:

This Borrowing Base Report (this “Certificate”) is delivered under the Amended and Restated Credit Agreement (as amended, modified, supplemented and restated from time to time, the “Credit Agreement”) dated as of April 3, 2017, by and among Borrower, the Lenders from time to time party thereto and Administrative Agent. Capitalized terms used in this Certificate shall, unless otherwise indicated, have the meanings set forth in the Credit Agreement. The undersigned hereby certifies to Administrative Agent and Lenders as of the date hereof that (a) he/she is the ________________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Administrative Agent on behalf of Borrower, (b) no Default or Event of Default has occurred and is continuing, (c) a review of the activities of Borrower during the Subject Month has been made under the undersigned’s supervision with a view to determining the amount of the current Borrowing Base, (d) the Accounts included in the Borrowing Base below meet all conditions to qualify for inclusion therein as set forth in the Credit Agreement, and all representations and warranties set forth in the Credit Agreement with respect thereto are true and correct in all material respects, and (e) the information set forth below hereto is true and correct as of the last day of the Subject Month.

Accounts

1.	Ending Balance of Accounts Date:___________		$____________
2.	Ineligible Accounts (Per the Ineligible Account Listing attached hereto)	(-)	$____________
3.	Eligible Accounts (Line 1 minus line 2)*		$____________
4.	Net Accounts Borrowing Base (Line 3 Multiplied by Advance Rate) 85%		$____________
5.	Outstanding Amount of Revolving Credit Loans and Swing Line Loans	(-)	$____________
6.	TOTAL NET BORROWING AVAILABILITY (Line 4 minus Line 5)		$____________
(If result is a negative figure, this amount is due immediately as a principal payment.)			(not to exceed Revolving Credit Commitment)

*	(i) Accounts with account debtors domiciled in Canada may not exceed 10% of Eligible Accounts.
(ii) Eligible Accounts may include Unbilled Receivables, not to exceed 20% of Eligible Accounts.
(iii) Accounts with Specific Account Debtors may not exceed 10% of Eligible Accounts.

EXHIBIT B – Borrowing Base Report – Page 1

**	If the Accounts ending balances per the Borrowing Base Report do not reconcile to the back-up reports provided, please provide an attached reconciliation explaining the discrepancies.
Ineligible Accounts Listing

1.	Accounts (other than from Specified Account Debtors) over 90 days from invoice date	$____________
2.	Specified Account Debtor Accounts over 120 days from invoice date	$____________
3.	25% taint rule (Accounts more than 90 days (or 120 days if account debtor is a Specified Account Debtor) from invoice date)	$____________
4.	Debtor concentration limit -20% of total A/R	$____________
5.	Contra Accounts (A/R and A/P from same customer)	$____________
6.	Foreign Accounts (other than Canada not to exceed 10% of Eligible Accounts)	$____________
7.	Federal Government Accounts	$____________
8.	Affiliate Accounts	$____________
9.	Customer deposits	$____________
10.	Other Ineligibles	$____________

	TOTAL INELIGIBLE ACCOUNTS:	$____________ (Line 2 of BBC)

EXHIBIT B – Borrowing Base Report – Page 2

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________________, _____.

BG STAFFING, INC.

By:
    Name:
    Title:

EXHIBIT B – Borrowing Base Report – Page 3

EXHIBIT C
Compliance Certificate
FOR MONTH/QUARTER/YEAR ENDED     _______________________ (THE “SUBJECT PERIOD”)
ADMINISTRATIVE AGENT:        Texas Capital Bank, National Association
BORROWER:

This Compliance Certificate (this “Certificate”) is delivered under the Amended and Restated Credit Agreement (as amended, modified, supplemented and restated from time to time, the “Credit Agreement”) dated as of April 3, 2017, by and among Borrower, the Lenders from time to time party thereto and Administrative Agent. Capitalized terms used in this Certificate shall, unless otherwise indicated, have the meanings set forth in the Credit Agreement. The undersigned hereby certifies to Administrative Agent and Lender as of the date hereof that: (a) he/she is the ___________________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Administrative Agent on behalf of Borrower; (b) he/she has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the Subject Period; (c) during the Subject Period, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it and no Default or Event of Default currently exists or has occurred which has not been cured or waived by Required Lenders or all Lenders, as required by the Loan Documents; (d) the representations and warranties of Borrower contained in Article 6 of the Credit Agreement, and any representations and warranties of Borrower that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof in all material respects (or in the case of such representations and warranties that are subject to a materiality qualification, in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Certificate, the representations and warranties contained in Section 6.2 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 7.1 of the Credit Agreement, including the statements in connection with which this Certificate is delivered; (e) the financial statements of Borrower attached to this Certificate were prepared in accordance with GAAP, and present, on a consolidated basis, fairly and accurately the financial condition and results of operations of Borrower and its Subsidiaries as of the end of and for the Subject Period; (f) the financial covenant analyses and information set forth below are true and accurate on and as of the date of this Certificate; and (g) the status of compliance by Borrower with certain covenants of the Credit Agreement at the end of the Subject Period is as set forth below:

In Compliance as of End of Subject Period (Please Indicate)
1.	Financial Statements and Reports

EXHIBIT C – Compliance Certificate – Page 1

	(a) Provide annual audited FYE financial statements within 120 days after the last day of each fiscal year.	Yes	No

	(b) Provide monthly financial statements within 45 days after the last day of each month.	Yes	No

	(d) A Borrowing Base Report, and summary accounts receivable aging, within 45 days after the last day of each month.	Yes	No

	(e) Provide a quarterly Compliance Certificate within 45 days after each of the first three fiscal quarters and concurrently with the annual audited FYE financial statements.	Yes	No

	(f) Provide an accounts receivable aging report within 45 days after the last day of each month	Yes	No

2.	Subsidiaries None, except as listed on Schedule 6.13.	Yes	No

3.	Debt None, except Debt permitted by Section 8.1 of the Credit Agreement.	Yes	No

4.	Liens None, except Liens permitted by Section 8.2 of the Credit Agreement.	Yes	No

5.	Acquisitions and Mergers None, except those permitted by Section 8.3 of the Credit Agreement.	Yes	No

6.	Dividends and Stock Repurchase None, except as permitted by Section 8.4 of the Credit Agreement.	Yes	No

7.	Loans and Investments None, except those permitted by Section 8.5 of the Credit Agreement.	Yes	No

8.	Affiliate Transactions None, except transactions permitted by Section 8.6 of the Credit Agreement.	Yes	No

9.	Dispositions of Assets None, except dispositions permitted by Section 8.7 of the Credit Agreement.	Yes	No

EXHIBIT C – Compliance Certificate – Page 2

10.		Sale and Leaseback Transactions None, except transactions permitted by Section 8.8 of the Credit Agreement.		Yes	No

11.		Prepayment of Debt None, except prepayments permitted by Section 8.9 of the Credit Agreement.		Yes	No

12.		Changes in Nature of Business None, except changes permitted by Section 8.10 of the Credit Agreement.		Yes	No

13.		Environmental Protection No activity likely to cause violations of Environmental Laws or create any Environmental Liabilities.		Yes	No

14.		Changes in Fiscal Year; Accounting Practices None, except transactions permitted by Section 8.12 of the Credit Agreement.		Yes	No

15.		No Negative Pledge None, except those permitted by Section 8.13 of the Credit Agreement.		Yes	No

16.	Leverage Ratio Maximum of _____ to 1.00 at end of Subject Period (Defined as Funded Debt divided by EBITDA; calculated on a rolling 4 quarter basis).

		_____________ ÷ _______________ = ____________ Funded Debt EBITDA		Yes	No

17.
Fixed Charge Coverage Ratio
Minimum of 1.50 to 1.00 at end of Subject Period
(Defined as Net Cash Flow divided by Debt Service; calculated on a rolling 4 quarter basis as provided in the definition thereof).
				Yes	No

______________ ÷ EBITDA – cash taxes paid – earn-out payments – Non-Financed Capital Expenditures

	(__________ Scheduled principal payments on all Debt	+ __________) Cash Interest Expense =	_______

EXHIBIT C – Compliance Certificate – Page 3

18.
Dividend Fixed Charge Coverage Ratio
Minimum of (a) 1.10 to 1.00 at end of Subject Period on or before September 30, 2017 and (b) 1.20 to 1.00 at end of any Subject Period thereafter
(Defined as Dividend Net Cash Flow divided by Debt Service; calculated on a rolling 4 quarter basis as provided in the definition thereof).
						Yes	No

______________ ÷ EBITDA – cash taxes paid – earn-out payments – Non-Financed Capital Expenditures – dividends and distributions in respect of equity interests

	(__________ Scheduled principal payments on all Debt	+	__________) Cash Interest Expense	=	_______

EXHIBIT C – Compliance Certificate – Page 4

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________________, _____.
BG STAFFING, INC.

By:
    Name:
    Title:

EXHIBIT C – Compliance Certificate – Page 5

EXHIBIT D
GUARANTY
GUARANTY (this agreement, together with all amendments and restatements hereto and all Guaranty Supplements, this “Guaranty”), dated as of _____, 2017, made by each of the parties listed on the signature pages hereof and each other Person that may from time to time become a party to this Guaranty pursuant to Section 24 (collectively, the “Additional Guarantors,” and each, an “Additional Guarantor,” and together with each of the signatories party hereto, collectively the “Guarantors,” and each, a “Guarantor”), in favor of the Administrative Agent, for the benefit of Guaranteed Parties.
BACKGROUND.
Texas Capital Bank, National Association, as Administrative Agent (the “Administrative Agent”), the lenders party thereto (the “Lenders”), and BG Staffing, Inc., a Delaware corporation (the “Borrower”), have entered into the Amended and Restated Credit Agreement dated as of ______, 2017 (such agreement, together with all amendments, modifications, supplements, and restatements thereto, the “Credit Agreement”).
The Borrower and each of the Guarantors are members of the same consolidated group of companies and are engaged in operations that require financing on a basis in which credit can be made available from time to time to the Borrower, and the Guarantors will derive direct and indirect economic benefit from the Loans under the Credit Agreement and the financial accommodations under Bank Product Agreements.
It is a condition precedent to the obligation of the Lenders to make Loans under the Credit Agreement and to extend other financial accommodations under the Loan Documents, and of the Lenders and their respective Affiliates to provide financial accommodations pursuant to any Bank Product Agreement, that Guarantors shall have executed and delivered this Guaranty.
Each Lender, the Administrative Agent, each Bank Product Provider that is owed any Bank Product Obligation, the Administrative Agent, and each beneficiary of each indemnification obligation undertaken by any Obligated Party under any Loan Document are herein referred to collectively as the “Guaranteed Parties.”
AGREEMENT.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration and to induce the Guaranteed Parties to (a) make Loans under the Credit Agreement and extend other credit and financial accommodations under the Loan Documents, and (b) make financial accommodations under Bank Product Agreements, each Guarantor hereby agrees as follows:
Section 1.    Guaranty. Guarantors hereby jointly and severally, unconditionally and irrevocably, guarantee the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, of, and the performance of, the Obligations (herein, the “Guaranteed

EXHIBIT D – Guaranty – 1

Obligations”); provided that “Guaranteed Obligations” shall exclude any Excluded Swap Obligations. Upon failure of the Borrower to pay or perform any of the Guaranteed Obligations when due after the giving by the Administrative Agent and/or the Guaranteed Parties of any notice and the expiration of any applicable cure period in each case provided for in the Credit Agreement and the other Loan Documents or any Bank Product Agreements (whether at stated maturity, by acceleration or otherwise), the Guarantors hereby further jointly and severally agree to promptly pay the same to the Administrative Agent for the benefit of the Guaranteed Parties and perform the same, without any other demand or notice whatsoever, including without limitation, any notice having been given to any Guarantor of either the acceptance by the Guaranteed Parties of this Guaranty or the creation or incurrence of any of the Guaranteed Obligations. This Guaranty is an absolute guaranty of payment and performance of the Guaranteed Obligations and not a guaranty of collection, meaning that it is not necessary for any Guaranteed Party, in order to enforce payment or performance by the Guarantors, first or contemporaneously to accelerate payment of any of the Guaranteed Obligations, to institute suit or exhaust any rights against any Obligated Party, or to enforce any rights against any Collateral. Notwithstanding anything herein or in any other Loan Document or in any Bank Product Agreement to the contrary, in any action or proceeding involving any state corporate or organizations Law, or any Debtor Relief Law or other Law affecting the rights of creditors generally, if, as a result of applicable Law relating to fraudulent conveyances or fraudulent transfers, including Section 548 of Bankruptcy Code or any applicable provisions of comparable state Law (collectively, “Fraudulent Transfer Laws”), the obligations of any Guarantor under this Section 1 would otherwise, after giving effect to (a) all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany Indebtedness to the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and (b) to the value as assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights of subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to (i) applicable requirements of Law, (ii) Section 10 hereof or (iii) any other contractual obligations providing for an equitable allocation among such Guarantor and other Obligated Parties or Subsidiaries or Affiliates of the Borrower of obligations arising under this Guaranty or other guaranties of the Guaranteed Obligations by such parties, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Section 1, then the amount of such liability shall, without any further action by such Guarantor, any Guaranteed Party, or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
Section 2.    Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Credit Agreement, the Notes, the other Loan Documents and the Bank Product Agreements, without set‑off or counterclaim, and regardless of any applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guaranteed Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

EXHIBIT D – Guaranty – 2

(a)    any lack of validity or enforceability of any provision of any other Loan Document, any Bank Product Agreement, any other agreement or instrument relating to any of the foregoing or avoidance or subordination of any of the Guaranteed Obligations;
(b)    any change in the time, manner or place of payment or performance of, or in any other term of, or any increase in the amount of, all or any of the Guaranteed Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the Credit Agreement, the Notes or any of the other Loan Documents or any Bank Product Agreement;
(c)    any exchange, release or non‑perfection of any Lien on any Collateral for, or any release of any other Obligated Party or amendment or waiver of any term of any other guaranty of, or any consent to departure from any requirement of any other guaranty of, all or any of the Guaranteed Obligations;
(d)    the absence of any attempt to collect any of the Guaranteed Obligations from the Borrower or from any other Obligated Party or any other action to enforce the same or the election of any remedy by any of the Guaranteed Parties;
(e)    any waiver, consent, extension, forbearance or granting of any indulgence by any of the Guaranteed Parties with respect to any provision of any other Loan Document or any Bank Product Agreement (except to the extent any written waiver, consent, forbearance or indulgence executed in accordance with the Credit Agreement or Bank Product Agreement, as applicable, expressly modifies or terminates the obligations of such Guarantor);
(f)    the election by any of the Guaranteed Parties in any proceeding under any Debtor Relief Law;
(g)    any borrowing or grant of a Lien by Borrower or the grant of a Lien by any other Obligated Party, as debtor‑in‑possession, under any Debtor Relief Law; or
(h)    any other circumstance that otherwise constitutes a legal or equitable discharge or defense of the Borrower, any Guarantor or any other Obligated Party other than payment or performance of the Guaranteed Obligations.
Section 3.    Waiver.
(a)    Each Guarantor hereby (i) waives (A) promptness, diligence, and, except as otherwise provided herein, notice of acceptance and any and all other notices, including, without limitation, notice of intent to accelerate and notice of acceleration, with respect to any of the Guaranteed Obligations or this Guaranty, (B) any requirement that any of the Guaranteed Parties protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral, (C) the filing of any claim with a court in the event of receivership or bankruptcy of the Borrower or any other Person, (D) except as otherwise provided herein, protest or notice with respect to nonpayment of all or any of the Guaranteed Obligations, (E) except as otherwise provided herein, all demands whatsoever (and any requirement that demand be made on the Borrower or any other

EXHIBIT D – Guaranty – 3

Person as a condition precedent to such Guarantor’s obligations hereunder), (F) all rights by which any Guarantor might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligations or require suit against the Borrower or any other Guarantor or Person, whether arising pursuant to Chapter 43 of the Texas Civil Practice and Remedies Code, as amended, Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, Rule 31 of the Texas Rules of Civil Procedure, as amended, Sections 51.003, 51.004 and 51.005 of the Texas Property Code, as amended, or otherwise, (G) any defense based upon an election of remedies by any Guaranteed Party, or (H) notice of any events or circumstances set forth in clauses (a) through (h) of Section 2; and (ii) covenants and agrees that, except as otherwise agreed by the parties, this Guaranty will not be discharged except by complete and final payment and performance of the Guaranteed Obligations and any other obligations of such Guarantor contained herein.
(b)    If, in the exercise of any of its rights and remedies in accordance with the provisions of applicable Law, any of the Guaranteed Parties shall forfeit any of its rights or remedies, including, without limitation, its right to enter a deficiency judgment against the Borrower or any other Person, whether because of any applicable Law pertaining to “election of remedies” or the like, each Guarantor hereby consents to such action by such Guaranteed Party and waives any claim based upon such action. Any election of remedies that, by reason of such election, results in the denial or impairment of the right of such Guaranteed Party to seek a deficiency or other judgment against the Borrower or any other Person shall not impair the obligation of such Guarantor to pay and perform the full amount of the Guaranteed Obligations or any other obligation of such Guarantor contained herein.
(c)    In the event any of the Guaranteed Parties shall bid at any foreclosure or trustee’s sale or at any private sale permitted by Law or under any of the Loan Documents or Bank Product Agreements, to the extent not prohibited by applicable Law, such Guaranteed Party may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid, if successful, need not be paid by such Guaranteed Party but shall be credited against the Guaranteed Obligations.
(d)    Each Guarantor agrees that notwithstanding the foregoing and without limiting the generality of the foregoing and if an Event of Default has occurred and is continuing, if the Guaranteed Parties are prevented by applicable Law from exercising their respective rights to accelerate the maturity of the Guaranteed Obligations, to collect interest on the Guaranteed Obligations, or to enforce or exercise any other right or remedy with respect to the Guaranteed Obligations, or any Guaranteed Party is prevented from taking any action to realize on any Collateral, such Guarantor agrees to pay to the Administrative Agent for the account of the Guaranteed Parties, upon demand therefor, for application to the Guaranteed Obligations, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Guaranteed Parties.
(e)    Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and of each other Obligated Party, and of all other circumstances bearing upon the risk of nonpayment and non‑performance of the Guaranteed Obligations or any part thereof, that diligent inquiry would reveal. Each Guarantor hereby agrees that the Guaranteed Parties shall have no duty to advise any Guarantor or any other Obligated Party of information known to any of the Guaranteed Parties regarding such condition or any such

EXHIBIT D – Guaranty – 4

circumstance. In the event that any of the Guaranteed Parties in its sole discretion undertakes at any time or from time to time to provide any such information to any Guarantor or other Obligated Party, no Guaranteed Party shall be under any obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information that, pursuant to accepted or reasonable banking or commercial finance practices, such Guaranteed Party wishes to maintain as confidential, or (iii) to make any other or future disclosures of such information or any other information to such Guarantor or other Obligated Party.
(f)    Each Guarantor consents and agrees that the Guaranteed Parties shall be under no obligation to marshal any assets in favor of any Guarantor or any other Obligated Party or otherwise in connection with obtaining payment or performance of any or all of the Guaranteed Obligations from any Person or source.
Section 4.    Representations and Warranties.
(a)    Each Guarantor hereby represents and warrants to the Guaranteed Parties that the representations and warranties set forth in Article 6 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party are true and correct in all material respects in the manner specified in the Credit Agreement and the Guaranteed Parties shall be entitled to rely on each of them as if they were fully set forth herein.
(b)    All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Guaranteed Parties, regardless of any investigation made by any Guaranteed Party and notwithstanding that the Guaranteed Parties may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Guaranteed Obligations shall remain unpaid or unsatisfied.
Section 5.    Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall be effective unless in writing signed by the Administrative Agent and the applicable Obligated Party, as the case may be and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 6.    Addresses for Notices. All notices and other communications provided for herein shall be effectuated in the manner provided for in Section 12.11 of the Credit Agreement; provided, that if a notice or communication hereunder is sent to a Guarantor, said notice shall be addressed to such Guarantor, in care of the Borrower at the Borrower’s then current address (or facsimile number) for notice under the Credit Agreement.
Section 7.    No Waiver; Remedies.
(a)    No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any

EXHIBIT D – Guaranty – 5

other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable Law or any of the other Loan Documents or Bank Product Agreements.
(b)    No waiver by the Guaranteed Parties of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by any of the Guaranteed Parties permitted hereunder shall in way affect or impair any of the rights of the Guaranteed Parties or the obligations of any Guarantor under this Guaranty, under any of the other Loan Documents, or under any Bank Product Agreement, except as specifically set forth in any such waiver. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest or other amount constituting any of the Guaranteed Obligations shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.
Section 8.    Right of Set‑off. If an Event of Default exists, each of the Guaranteed Parties is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set‑off and apply any and all deposits (general or special (except trust and escrow accounts), time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Guaranteed Party to or for the credit or the account of each Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Guaranteed Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured; provided, however, such Guaranteed Party shall promptly notify such Guarantor and the Borrower after such set‑off and the application made by such Guaranteed Party; provided, further, any failure to deliver such notice shall not invalidate any such action. The rights of each Guaranteed Party under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set‑off) such Guaranteed Party may have.
Section 9.    Effectiveness of Guaranty; Transfer of Notes. This Guaranty (a)(i) shall remain in full force and effect until the date upon which all of the Guaranteed Obligations are fully, indefeasibly, absolutely and unconditionally paid and performed, the Commitments are terminated, and all Bank Product Agreements with respect to all Bank Product Obligations have expired, been terminated or secured on terms that are reasonably satisfactory to the parties to such Bank Product Agreement (the “Release Date”) and (ii) is binding upon each Guarantor, its permitted successors and assigns, and (b) inures to the benefit of and shall be enforceable by the Guaranteed Parties and their respective successors, permitted transferees, and permitted assigns. Without limiting the generality of the foregoing clause (b), each of the Guaranteed Parties may assign or otherwise transfer any Note held by it or the Guaranteed Obligations owed to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Guaranteed Party herein or otherwise with respect to such of the Notes and the Guaranteed Obligations so transferred or assigned. Except as the result of the consummation of a transaction permitted under Section 8.3 of the Credit Agreement, no Guarantor may assign any of its obligations under this Guaranty without first obtaining the written consent of the Administrative Agent.
Section 10.    Reimbursement. To the extent that any Guarantor shall be required hereunder to pay a portion of the Guaranteed Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Guarantor from the Loans and Bank Product

EXHIBIT D – Guaranty – 6

Agreements and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by Borrower) in the same proportion as such Guarantor’s net worth at the date enforcement is sought hereunder bears to the aggregate net worth of all Guarantors at the date enforcement is sought hereunder, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Guarantors at the date enforcement hereunder is sought. Notwithstanding anything to the contrary, each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing its guaranty herein or effecting the rights and remedies of the Guaranteed Parties hereunder. This Section 10 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 10 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay to the Guaranteed Parties the Guaranteed Obligations as and when the same shall become due and payable in accordance with the terms hereof.
Section 11.    Application of Payments. All amounts and property received by the Administrative Agent and the Guaranteed Parties pursuant to this Guaranty (including amounts and property received or applied pursuant to Section 8 or application of other rights of set‑off) shall be applied as provided in Section 10.03 of the Credit Agreement.
Section 12.    Reinstatement; Termination. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Obligated Party for liquidation or reorganization, should any Obligated Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Obligated Party’s assets, and shall, to the fullest extent not prohibited by applicable Law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligees of the Guaranteed Obligations or such part thereof, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall, to the fullest extent permitted by Law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. Subject to the reinstatement provisions of this Section 12, this Guaranty shall remain in full force and effect until the Release Date.
Section 13.    Governing Law; Waiver of Jury Trial; Submission to Jurisdiction and Service of Process.
(a)    THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH OTHER GUARANTEED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

EXHIBIT D – Guaranty – 7

(b)    EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH OTHER GUARANTEED PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF TEXAS (DALLAS DIVISION), AND ANY APPELLATE COURT THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH OTHER GUARANTEED PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH OTHER GUARANTEED PARTY HERETO, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTEED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH OTHER GUARANTEED PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH OTHER GUARANTEED PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
Section 14.    Waiver of Right to Trial by Jury. EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH OTHER GUARANTEED PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH OTHER GUARANTEED PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO

EXHIBIT D – Guaranty – 8

THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. THIS PROVISION IS A MATERIAL INDUCEMENT TO GUARANTEED PARTIES ENTERING INTO THE LOAN DOCUMENTS, AND BANK PRODUCT AGREEMENTS AND EXTENDING CREDIT AND MAKING FINANCIAL ACCOMMODATIONS THEREUNDER.
Section 15.    Section Titles. The Section titles contained in this Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not to be used in any interpretation of this Guaranty.
Section 16.    Definitions. Capitalized terms not otherwise defined herein have the meaning specified in the Credit Agreement.
Section 17.    Execution in Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, all of which when taken together shall constitute a single contract.
Section 18.    Miscellaneous. All references herein to the Borrower or to any Guarantor shall include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor‑in‑possession of or for the Borrower or such Guarantor. All references to the singular shall be deemed to include the plural where the context so requires.
Section 19.    Subrogation and Subordination.
(a)    Subrogation. Notwithstanding any reference to subrogation contained herein to the contrary, until the Release Date, each Guarantor hereby irrevocably waives any claim or other rights it may have or hereafter acquire against the Borrower and each other Obligated Party whose obligations to Guaranteed Parties are guaranteed pursuant to this Guaranty that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Guaranteed Party against the Borrower, such other Obligated Party or any Collateral that any Guaranteed Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, and further including, without limitation, the right to take or receive from the Borrower or such other Obligated Party, directly or indirectly, in cash or other property or by set‑off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been indefeasibly paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Guaranteed Parties, and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or other Loan Document, or Bank Product Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements and accommodations contemplated by the Credit Agreement, the other Loan

EXHIBIT D – Guaranty – 9

Documents, and the Bank Product Agreements and that the waiver set forth in this Section 19 is knowingly made in contemplation of such benefits.
(b)    Subordination. With respect to each Guarantor, all indebtedness for borrowed money of the Borrower or any other Obligated Party to such Guarantor (“Obligated Party Debt”) are expressly subordinate and junior to the Guaranteed Obligations and any instruments evidencing the Guaranteed Obligations to the extent provided in this Section 19(b).
(i)    Until the Release Date, each Guarantor agrees that it will not request, demand, accept, or receive (by set‑off or other manner) any payment amount, credit or reduction of all or any part of the amounts owing under the Obligated Party Debt or any security therefor, except as specifically allowed pursuant to clause (ii);
(ii)    Notwithstanding the provisions of clause (i), the Borrower and each other Obligated Party may pay to such Guarantor and such Guarantor may request, demand, accept and receive and retain from the Borrower payments, credits or reductions of all or any part of the amounts owing under the Obligated Party Debt or any security therefor on the Obligated Party Debt; provided, that the Borrower’s and other Obligated Party’s right to pay and such Guarantor’s right to receive any such amount shall automatically and be immediately suspended and cease (A) if an Event of Default has occurred and is continuing or (B) if, after taking into account the effect of such payment, an Event of Default would exist. Such Guarantor’s right to receive amounts under this clause (ii) (including any amounts that theretofore may have been suspended) shall automatically be reinstated at such time as the Event of Default that was the basis of such suspension has been cured or waived (provided that no subsequent Event of Default has occurred) to the satisfaction of the Administrative Agent and such number of the Lenders as may be required by the Credit Agreement or such earlier date, if any, as the Administrative Agent gives notice to Guarantors of reinstatement by the Administrative Agent, in the Administrative Agent’s sole discretion.
(iii)    If any Guarantor receives any payment on the Obligated Party Debt in violation of this Guaranty, such Guarantor will hold such payment in trust for the Guaranteed Parties and will promptly deliver such payment to the Administrative Agent; and
(iv)    In the event of the commencement or joinder of any suit, action or proceeding of any type (judicial or otherwise) or proceeding under any Debtor Relief Law against Borrower or any other Obligated Party (an “Insolvency Proceeding”) and subject to court orders issued pursuant to the applicable Debtor Relief Law, the Guaranteed Obligations shall first be paid, discharged and performed in full before any payment or performance is made upon the Obligated Party Debt notwithstanding any other provisions that may be made in such Insolvency Proceeding. In the event of any Insolvency Proceeding, each Guarantor will at any time prior to the Release Date (A) file, at the request of any Guaranteed Party, any claim, proof of claim or similar instrument necessary to enforce the Borrower’s or such other Obligated Party’s obligation to pay the Obligated Party Debt, and (B) hold in trust for and pay to the Administrative Agent, for the benefit of the Guaranteed Parties, any and all monies, obligations, property, stock dividends or other assets received in any such proceeding on account of the Obligated Party Debt in order that the Guaranteed Parties may apply such monies or the cash proceeds of such other assets to the Guaranteed Obligations.

EXHIBIT D – Guaranty – 10

Section 20.    Guarantor Insolvency. Should any Guarantor voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Guaranteed Party granted hereunder, then, the obligations of such Guarantor under this Guaranty shall be, as between such Guarantor and such Guaranteed Party, a fully‑matured, due, and payable and performable obligation of such Guarantor to such Guaranteed Party (without regard to whether there is an Event of Default under the Credit Agreement or whether any part of the Guaranteed Obligations is then due and owing by the Borrower to such Guaranteed Party), payable and performable in full by such Guarantor to the Administrative Agent, for the benefit of such Guaranteed Party, upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.
Section 21.    Rate Provision. It is not the intention of any Guaranteed Party to make an agreement in violation of the Laws of any applicable jurisdiction relating to usury. Regardless of any provision in this Guaranty, no Guaranteed Party shall ever be entitled to receive, collect or apply, as interest on the Guaranteed Obligations, any amount in excess of the amount collectible at the Maximum Rate. In no event shall any Guarantor be obligated to pay any amount in excess of the amount collectible at the Maximum Rate. If from any circumstance any Guaranteed Party shall ever receive, collect or apply, as interest, any such excess, such amount as would be excessive interest shall be deemed a partial repayment of principal of the Loans and then a payment of principal of any other Guaranteed Obligations. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the amount collectible at the Maximum Rate, the Guarantors and Guaranteed Parties shall, to the maximum extent permitted under applicable Law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Guaranteed Obligations so that the interest rate is uniform throughout the entire term of the Guaranteed Obligations and/or allocate interest among portions of the Guaranteed Obligations; provided, however, that if the Guaranteed Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the amount collectible at the Maximum Rate, the Guaranteed Parties shall refund to the payor the amount of such excess or credit the amount of such excess against the total principal amount of the Guaranteed Obligations owing, and, in such event, no Guaranteed Party shall be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the amount collectible at the Maximum Rate. This Section shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Documents.
Section 22.    Severability. If any provision of this Guaranty is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

EXHIBIT D – Guaranty – 11

Section 23.    No Setoff or Deductions; Taxes. Each Guarantor represents and warrants that it is incorporated or formed, and resides in, the United States of America. All payments by each Guarantor hereunder shall be paid in full, without setoff or counterclaim (other than mandatory) or any deduction or withholding whatsoever, including, without limitation, for any and all present and future Taxes other than Excluded Taxes (collectively, “Non-Excluded Taxes”). If a Guarantor must make a payment under this Guaranty, such Guarantor agrees, represents and warrants that it will make the payment from one of its U.S. resident offices to the Administrative Agent or each other Guaranteed Party so that no withholding tax is imposed on the payment. If notwithstanding the foregoing, such Guarantor makes a payment under this Guaranty to which withholding Tax (other than a Non-Excluded Tax) applies, or any Non-Excluded Taxes are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Section 23, each Guarantor shall pay all such Non-Excluded Taxes to the relevant authority in accordance with applicable Law such that the Administrative Agent or any other Guaranteed Party receives the sum it would have received had no such deduction or withholding been made and shall also pay to the Administrative Agent or any other Guaranteed Party, on demand, all additional amounts the Administrative Agent or any other Guaranteed Party specifies as necessary to preserve the after‑tax yield the Administrative Agent or such other Guaranteed Party would have received if such Non-Excluded Taxes had not been imposed. Each Guarantor shall promptly provide the Administrative Agent or any other Guaranteed Party with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.
Section 24.    Additional Guarantors. Upon the execution and delivery by any other Person of a Guaranty Supplement in substantially the form of Exhibit A (each, a “Guaranty Supplement”), such Person shall become a “Guarantor” hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any Guaranty Supplement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
Section 25.    Keepwell. Each Obligated Party that is a Qualified ECP Guarantor (as defined below) at the time this Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Obligated Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Obligated Party with respect to such Swap Obligation as may be needed by such Specified Obligated Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 25 voidable under applicable Fraudulent Transfer Law, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 25 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section 25 to constitute, and this Section 25 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Obligated Party for all purposes of the Commodity Exchange Act. As used in this Guaranty, (a) “Qualified ECP Guarantor” means each Obligated

EXHIBIT D – Guaranty – 12

Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under § 1a(18)(A)(v)(II) of the Commodity Exchange Act and (b) “Specified Obligated Party” means each Obligated Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to this Section 25).
Section 26.    Amendment and Restatement. Guarantors previously executed and delivered a Guaranty, dated as of August 21, 2015 in connection with the Existing Credit Agreement (such Guaranty, as amended and modified, the "Existing Guaranty"). This Guaranty is an amendment and restatement of the Existing Guaranty. Each Guarantor affirms its obligations pursuant to the Existing Guaranty, and agrees that this Guaranty amends and restates the Existing Guaranty in its entirety. This Guaranty is not intended as, and shall not be construed as, a release or novation of an obligation of any Guarantor pursuant to the Existing Guaranty.
Section 27.    ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

The Remainder of This Page is Intentionally Left Blank.

EXHIBIT D – Guaranty – 13

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer on the date first above written.
BG PERSONNEL, LP
By:    BG Staffing, LLC, its General Partner

By:    BG Staffing, Inc., its Sole Member

By:
L. Allen Baker, Jr.
President and Chief Executive Officer
BG STAFFING, LLC

By:    BG Staffing, Inc., its Sole Member

By:
L. Allen Baker, Jr.
President and Chief Executive Officer

B G STAFF SERVICES, INC.

By:
L. Allen Baker, Jr.
President and Chief Executive Officer

BG FINANCE AND ACCOUNTING, INC.
By:
L. Allen Baker, Jr.
President and Chief Executive Officer

Signature Page ‑ Guaranty

EXHIBIT E
Revolving Credit Borrowing Request
Date: ___________, _____

To:    Texas Capital Bank, National Association, as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement, dated as April 3, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among BG Staffing, Inc., a Delaware corporation (“Borrower”), the Lenders from time to time party thereto, and Texas Capital Bank, National Association, as Administrative Agent and Swing Line Lender.
The undersigned hereby requests (select one):
□    A Borrowing of Revolving Credit Loans
□    A conversion or continuation of Revolving Credit Loans

1.	On (a Business Day).

2.	In the amount of $

3.	Comprised of

(Type of Portion requested)

4.	For LIBOR Portion: with an Interest Period of ____ months.
Borrower hereby represents and warrants that the conditions specified in Section 5.2 of the Credit Agreement shall be satisfied on and as of the date of the requested Revolving Credit Borrowing.
BG STAFFING, INC.

By:
    Name:
    Title:

EXHIBIT E – Revolving Credit Borrowing Request – Page 1

EXHIBIT F
Revolving Credit Note

$___________	April 3, 2017

FOR VALUE RECEIVED, BG STAFFING, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of _______________________________ (“Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal sum of ____________ AND XX/100 DOLLARS ($________) or so much thereof as may be advanced by Lender (in its capacity as Lender or Swing Line Lender) from time to time to or for the benefit or account of Borrower under that certain Amended and Restated Credit Agreement, dated as of April 3, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Borrower, the lenders from time to time party thereto, and Texas Capital Bank, National Association, as Administrative Agent (“Administrative Agent”) and Swing Line Lender.
Borrower promises to pay interest on the unpaid principal amount of this Revolving Credit Note from the date hereof until the Revolving Credit Loans or Swing Line Loans made by Lender are paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to Administrative Agent for the account of Lender in Dollars in immediately available funds at Administrative Agent’s Principal Office. If any amount is not paid in full when due hereunder, then such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Guaranties. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Revolving Credit Loans or Swing Line Loans made by Lender shall be evidenced by an account maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans or Swing Line Loans and payments with respect thereto.
Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.
THIS REVOLVING CREDIT NOTE, AND ANY CLAIM, CONTROVERSY, OR DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS REVOLVING CREDIT NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

EXHIBIT F – Revolving Credit Note – Page 1

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EXHIBIT F – Revolving Credit Note – Page 2

IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Revolving Credit Note as of the day and year first written above.
BORROWER:

BG STAFFING, INC.,
a Delaware corporation

By:
    Name:
    Title:

Revolving Credit Note
Signature Page

EXHIBIT G
SECURITY AGREEMENT
SECURITY AGREEMENT (this agreement, together with all amendments and restatements hereto, this “Agreement”), dated as ______, 2017, made by each of the signatories party hereto and each Person who becomes a party hereto pursuant to Section 6.14 (including any permitted successors and assigns, collectively “Grantors” and each a “Grantor”), in favor of Texas Capital Bank, National Association, as Administrative Agent (“Secured Party”), for its benefit and the benefit of each other Secured Creditor.
BACKGROUND.
Secured Party, BG Staffing, Inc., a Delaware corporation (“Borrower”) and the Lenders party thereto have entered into the Amended and Restated Credit Agreement dated as of ____, 2017 (such agreement, as hereafter amended, modified, supplemented or amended and restated from time to time, the “Credit Agreement”).
It is the intention of the parties hereto that this Agreement create a first priority security interest in property of each Grantor in favor of Secured Party for the benefit of Secured Creditors securing the payment and performance of the Secured Obligations (as defined herein).
It is a condition precedent to effectiveness of the Credit Agreement that each Grantor shall have executed and delivered this Agreement.
AGREEMENT.
NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Secured Creditors to (a) make the Loans under the Credit Agreement and to extend other credit and financial accommodations under the Loan Documents, and (b) make financial accommodations under Bank Product Agreements, each Grantor hereby agrees with Secured Party, for its benefit and the benefit of other Secured Creditors, as follows:
ARTICLE I
DEFINITIONS
1.1    Definitions. For purposes of this Agreement:
“Accession” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an accession (as defined in the UCC).
“Account” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an account (as defined in the UCC) and all right, title, and interest in any returned property, together with all rights, titles, securities, and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation, and resales, and all related Liens whether voluntary or involuntary.
“Account Debtor” means any Person who is or who may become obligated to each Grantor under, with respect to or on account of an Account.

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“Acquisition Rights” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to each warrant, option, instrument, subscription right, redemption right and other right (including any instrument or right convertible into an Equity Interest) to acquire or sell any Equity Interest in any Person.
“Chattel Paper” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to chattel paper (as defined in the UCC).
“Collateral” means the following: (a) Accessions, (b) Accounts, (c) Chattel Paper, (d) Collateral Records, (e) Commercial Tort Claims now or hereafter described on Schedule 12, (f) Commodity Accounts, (g) Commodity Contracts, (h) Deposit Accounts (other than Exempt Accounts), (i) Documents, (j) Equipment, (k) Financial Assets, (l) Fixtures, (m) General Intangibles, (n) Goods, (o) Insurance, (p) Intellectual Property, (q) Instruments, (r) Inventory, (s) Investment Property, (t) Letters of Credit, (u) Letter‑of‑Credit Rights, (v) Licenses, (w) Money, (x) Payment Intangibles, (y) Permits, (z) Pledged Debt, (aa) Pledged Equity Interest, (ab) Securities, (ac) Securities Accounts, (ad) Security Entitlements, (ae) Software, (af) Supporting Obligations, and (ag) Proceeds.
“Collateral Records” means books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.
“Commercial Tort Claim” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a commercial tort claim (as defined in the UCC).
“Commodity Account” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a commodity account (as defined in the UCC).
“Commodity Contract” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a commodity contract (as defined in the UCC).
“Commodity Intermediary” has the meaning provided in the UCC.
“Controlled Foreign Corporation” means “controlled foreign corporation” as defined in the Code.
“Copyright License” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by each such Grantor or which each such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of each such Grantor under any such agreement.
“Copyrights” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to (a) all registrations and applications for registration of any such copyright in any Governmental Authority, including registrations, recordings, supplemental registrations, and pending applications for registration in any jurisdiction, and (b) all rights to use and/or sell any of the foregoing.

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“Deposit Account” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a deposit account (as defined in the UCC).
“Document” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a document (as defined in the UCC).
“Electronic Chattel Paper” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to electronic chattel paper (as defined in the UCC).
“Entitlement Holder” has the meaning provided in the UCC.
“Equipment” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to equipment (as defined in the UCC).
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests, other than a net profits based bonus program solely for the benefit of employees, in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Exempt Account” means, collectively payroll accounts, employee benefit accounts, trust accounts and escrow accounts.
“Financial Asset” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a financial asset (as defined in the UCC), and (whether or not included in such definition).
“Fixtures” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to fixtures (as defined in the UCC).
“General Intangible” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a general intangible (as defined in the UCC).
“Goods” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to goods (as defined in the UCC).
“Instrument” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an instrument (as defined in the UCC).
“Insurance” means all insurance policies covering any or all of the Collateral (regardless of whether the Secured Party is the loss payee thereof).
“Intellectual Property” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to all intellectual property of every kind and nature, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, Trade Secrets, confidential or

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proprietary technical and business information, know how, show how or other data or information, Software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
“Inventory” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to inventory (as defined in the UCC).
“Investment Property” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to investment property (as defined in the UCC).
“Joinder” means a Security Agreement Joinder in substantially the form of Exhibit A.
“Letter of Credit” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a letter of credit (as defined in the UCC).
“Letter‑of‑Credit Right” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a letter‑of‑credit right (as defined in the UCC).
“License” means any Patent License, Trademark License, Copyright License, or other written license or sublicense for Intellectual Property.
“Money” means “money” as defined in the UCC.
“Patent License” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by each such Grantor or which each such Grantor otherwise has the right to license, is in existence, or granting to such Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of each such Grantor under any such agreement.
“Patents” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to (a) all letters patent of any Governmental Authority, all registrations and recordings thereof, and all applications for letters patent of any Governmental Authority, and (b) all reissues, continuations, divisions, continuations‑in part, renewals, or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
“Payment Intangible” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a payment intangible (as defined in the UCC).
“Permit” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to any authorization, consent, approval, permit, license or exemption of, registration or filing with, or report or notice to, any Governmental Authority.
“Pledged Debt” means all indebtedness owed to each Grantor, the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

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“Pledged Equity Interests” means all Acquisition Rights, Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests; provided, however, notwithstanding anything herein to the contrary, the amount of Pledged Equity Interests of any Controlled Foreign Corporation shall be limited to 65% of the issued and outstanding Equity Interests of such Controlled Foreign Corporation.
“Pledged LLC Interests” means all right, title and interests of each Grantor in any limited liability company and the related certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests; provided, however, notwithstanding anything herein to the contrary, the amount of pledged limited liability company interests of any Controlled Foreign Corporation shall be limited to 65% of the issued and outstanding limited liability company interests of such Controlled Foreign Corporation.
“Pledged Partnership Interests” means all right, title and interests of each Grantor in any general partnership, limited partnership, limited liability partnership or other partnership and the related certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests; provided, however, notwithstanding anything herein to the contrary, the amount of pledged general partnership, limited partnership, limited liability partnership or other partnership interests of any Controlled Foreign Corporation shall be limited to 65% of the issued and outstanding general partnership, limited partnership, limited liability partnership or other partnership interests of such Controlled Foreign Corporation.
“Pledged Stock” means all shares of capital stock owned by each Grantor and the related certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; provided, however, notwithstanding anything herein to the contrary, the amount of pledged capital stock of any Controlled Foreign Corporation shall be limited to 65% of the issued and outstanding capital stock of such Controlled Foreign Corporation.
“Pledged Trust Interests” means all right, title and interests of each Grantor in a business trust or other trust and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.
“Proceeds” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to proceeds (as defined in the UCC), and (whether or not included in such definition) (a) proceeds of Insurance, including insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to the Collateral, and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

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“Record” has the meaning provided in the UCC.
“Release Date” means the date on which (a) all of the Obligations are fully, indefeasibly, absolutely and unconditionally paid and performed (other than (i) contingent indemnification obligations and (ii) obligations and liabilities under Bank Product Agreements as to which arrangements satisfactory to the applicable Bank Product Provider shall have been made), (b) the Commitments are terminated, and (c) all Bank Product Agreements with respect to all Bank Product Obligations have expired, been terminated or secured on terms that are reasonably satisfactory to the parties to such Bank Product Agreement.
“Secured Creditor” or “Secured Creditors” means (a) Secured Party, (b) Lenders, (c) each Bank Product Provider, and (d) any other Person the Obligations owing to which are secured by the Collateral under the terms of the Security Documents.
“Secured Obligations” means the Obligations.
“Securities Account” has the meaning provided in the UCC.
“Securities Intermediary” has the meaning provided in the UCC.
“Security” has the meaning provided in the UCC.
“Security Entitlements” has the meaning provided in the UCC.
“Software” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to software (as defined in the UCC) proprietary to such Grantor.
“Supporting Obligations” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a supporting obligation (as defined in the UCC).
“Tangible Chattel Paper” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to tangible chattel paper (as defined in the UCC).
“Trade Secrets” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to trade secrets, all know‑how, inventions, processes, methods, information, data, plans, blueprints, specifications, designs, drawings, engineering reports, test reports, materials standards, processing standards and performance standards, and all Software directly related thereto, and all Licenses or other agreements to which such Grantor is a party with respect to any of the foregoing.
“Trademark License” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by such Grantor or which such Grantor otherwise has the right to license, or granting to such Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.
“Trademarks” means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos,

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other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed with any Governmental Authority in connection therewith, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby, (c) all rights to use and/or sell any of the foregoing, and (e) the portion of the business to which each trademark pertains.
“UCC” means Chapters 1, 5, 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of Texas or, where applicable as to specific items or types of Collateral, any other relevant state.
1.2    Other Definitional Provisions. Capitalized terms not otherwise defined herein have the meaning specified in the Credit Agreement, and, to the extent of any conflict, terms as defined herein shall control (provided, that a more expansive or explanatory definition shall not be deemed a conflict).
1.3    Construction. Unless otherwise expressly provided in this Agreement or the context requires otherwise, (a) the singular shall include the plural, and vice versa, (b) words of a gender include the other gender, (c) monetary references are to Dollars, (d) time references are to Dallas time, (e) references to “Articles,” “Sections,” “Exhibits,” and “Schedules” are to the Articles, Sections, Exhibits, and Schedules of and to this Agreement, (f) headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof, (g) references to any Person include that Person’s heirs, personal representatives, successors, trustees, receivers, and permitted assigns, that Person as a debtor‑in possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for such Person or all or substantially all of its assets, (h) references to any Law include every amendment or restatement to it, rule and regulation adopted under it, and successor or replacement for it, (i) references to a particular Loan Document include each amendment or restatement to it made in accordance with the Credit Agreement and such Loan Document, (j) references to a particular Bank Product Agreement include each amendment or restatement to it made in accordance with such Bank Product Agreement, and (k) the inclusion of Proceeds in the definition of “Collateral” shall not be deemed a consent by Secured Party or any other Secured Creditor to any sale or other disposition of any Collateral not otherwise specifically permitted by the terms of the Credit Agreement or this Agreement. This Agreement is a Loan Document.
ARTICLE II
GRANT OF SECURITY INTEREST
2.1    Assignment and Grant of Security Interest. As security for the payment and performance, as the case may be, in full of the Secured Obligations, each Grantor hereby assigns to, and pledges and grants to Secured Party, for the benefit of Secured Creditors, a security interest in the entire right, title, and interest of each such Grantor and to all Collateral, whether now or hereafter existing, owned, arising or acquired (provided, the amount of Equity Interests of any Controlled Foreign Corporation pledged by any Grantor hereunder shall be limited to 65% of the issued and outstanding Equity Interests of such Controlled Foreign Corporation).
2.2    Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable with respect to and under all Collateral, (b) the exercise by Secured Party or any other Secured Creditor of any of the rights hereunder shall not release any Grantor from any of its duties or obligations with respect to or under any Collateral or under this Agreement, and (c) neither Secured Party nor any other Secured Creditor shall have any obligation or liability with respect to or under any Collateral by reason of this Agreement, nor shall Secured Party or any other Secured Creditor be obligated to perform

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any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned or in which a security interest is granted hereunder.
2.3    Delivery of Security and Instrument Collateral. All certificates, if any, or Instruments constituting or evidencing the Collateral required to be delivered hereunder shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by undated and duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party. If an Event of Default occurs and is continuing, Secured Party has the right, without notice to any Grantor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of such Collateral.
2.4    Agreement With Respect to Collateral. Each Grantor and Secured Party agree that to the extent that any of the Collateral may be deemed to be a Fixture as opposed to Equipment, Inventory, or any other form of Collateral that may be perfected by the filing of a UCC financing statement, it is the intention of each Grantor, Secured Party and Secured Creditors that such Collateral be deemed to be Equipment, Inventory, or any other form of Collateral that, to the extent not prohibited by Law, may be perfected by the filing of a UCC financing statement and such Collateral not be deemed to be a Fixture.
2.5    Future Advances. Each Grantor acknowledges that the Loan Documents provide for future advances and financial accommodations and this Agreement secures performance of such future advances and financial accommodations.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties. Each Grantor represents and warrants to Secured Party and each other Secured Creditor with respect to itself and the Collateral owned by it that:
(a)    Upon the filing of the financing statements in the filing offices listed on Schedule 1, Section (e) and delivery of any certificates evidencing Pledged Equity Interests, this Agreement and the grant of the security interest pursuant to this Agreement in the Collateral create a valid first priority (except for Permitted Liens) security interest (other than such Collateral that would require the execution of a control agreement for such first priority security interest) in favor of Secured Party for the benefit of Secured Creditors in the Collateral securing the payment and performance of the Secured Obligations. All filings and other actions necessary to perfect and protect such security interest and such priority have been duly taken (or will be taken upon each Grantor obtaining rights in Collateral after the date hereof) and, upon the filing of UCC‑1 financing statements for each Grantor, in the form delivered by each Grantor to Secured Party on or prior to the date of this Agreement and in the filing offices listed on Schedule 1, Section (e), and delivery to and continuing possession by Secured Party of all certificates evidencing the Pledged Equity Interests (together with undated stock powers executed in blank), if any, all filings and other actions reasonably necessary to perfect and protect such security interest and such priority have been duly taken (or will be taken upon each Grantor obtaining rights in Collateral after the date hereof); subject, however, with respect to Proceeds, to the provisions of Section 9.315 of the UCC.
(b)    The execution, delivery and performance by each Grantor of this Agreement have been duly authorized by all necessary organizational action, and do not and will not (i) contravene the terms of any of such Grantor’s Constituent Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Grantor is a party or affecting such Grantor or the properties of such Grantor or any of its

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Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Debtor or its property is subject; or (C) violate any Law.
(c)    This Agreement has been, and each other Loan Document to which each Grantor is a party, when delivered hereunder, will have been, duly executed and delivered by each such Grantor. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Grantor, enforceable against each such Grantor in accordance with its terms, subject as to enforcement of remedies to any Debtor Relief Laws and to general equitable principles.
(d)    Each Grantor has good and indefeasible title to all of the Collateral free and clear of any Lien, except for Permitted Liens. No Grantor has granted a security interest or other Lien in or made an assignment of any of the Collateral (except for Permitted Liens). Each Grantor has neither entered into nor is it or of its property subject to any agreement limiting the ability of such Grantor to grant a Lien in any of the Collateral, or the ability of such Grantor to agree to grant or not grant a Lien in any of the Collateral. None of the Collateral is consigned Goods, subject to any agreement of repurchase, or subject to any dispute, defense, or counterclaim. No effective financing statement or other similar effective document used to perfect and preserve a security interest or other Lien under the Laws of any jurisdiction covering all or any part of the Collateral is on file in any recording office, except such as may have been filed (i) pursuant to this Agreement or other Loan Document, or (ii) relating to Permitted Liens. No Grantor has sold any interest in any of its Accounts, Chattel Paper, promissory notes, or Payment Intangibles, or consigned any of its Goods or been a party to a securitization of any of its property. No control agreement in favor of anyone other than Secured Party exists with respect to any Collateral.
(e)    All of the Pledged Equity Interests have been duly and validly issued, and the Pledged Stock, if any, is fully paid and nonassessable. None of the Pledged Equity Interests were issued in violation of the preemptive rights of any Person or any agreement to which any Grantor or the issuer thereof is a party or the Pledged Equity Interest is subject. All capital contributions required to be made by the terms of each partnership agreement for each partnership any interest in which is a Pledged Partnership Interest have been made. All of the Pledged Equity Interests consisting of certificated securities, if any, have been delivered to Secured Party. Other than Pledged Partnership Interests and Pledged LLC Interests constituting General Intangibles, there are no Pledged Equity Interests other than that represented by certificated securities in the possession of Secured Party. The Pledged Equity Interests include (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary of Borrower, and (ii) 65% of the issued and outstanding capital stock and other Equity Interests of each Controlled Foreign Corporation. There are no restrictions in any Constituent Document governing any Pledged Equity Interest or any other document related thereto which would limit or restrict (i) the grant of a Lien in the Pledged Equity Interests, (ii) the perfection of such Lien, (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity Interests as contemplated by this Agreement or (iv) the admission of any transferee of the Collateral as a shareholder, member, partner or equity holder of the issuer of such Collateral. The Constituent Documents of each issuer which is a partnership or limited liability company do not provide that any interest in such issuer is a security governed by Chapter 8 of the UCC and no equity interest of such issuer is evidenced by a certificate or other instrument. Each Grantor has delivered to Secured Party complete and correct copies of all Constituent Documents for each issuer of Collateral owned by it. Upon the exercise of remedies in respect of Pledged Partnership Interests and Pledged LLC Interests, a transferee or assignee of a partnership interest or membership interest, as the case may be, of such partnership or limited liability company, as the case may be, shall become a partner or member, as the case may be, of such partnership or limited liability company, as the case may be, entitled to participate in the management thereof and, upon the transfer of the entire interest of such Grantor, such Grantor ceases to be a partner or member, as the case may be.

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(f)    As of the Closing Date and as of each date that Schedule 1 is required to be updated pursuant to Section 4.18 hereof, Schedule 1 states the exact name of each Grantor, as such name appears in its currently effective Constituent Documents as filed with the appropriate authority of the jurisdiction of each Grantor’s organization. Schedule 1, Section (a) states the jurisdiction of organization of each Grantor. No Grantor is organized in more than one jurisdiction. Schedule 1, Section (b) sets forth the current type of entity of each Grantor. Schedule 1, Section (c) states each other entity type, jurisdiction of organization and name each Grantor has had in the past five years, together with the date of the relevant change. Except as set forth in Schedule 1, Section (c), no Grantor has changed its identity or type of entity, jurisdiction of organization or name in any way within the past five years. Changes in identity or type of entity include mergers, consolidations, acquisitions (including both equity and asset acquisitions), and any change in the form, nature, or jurisdiction of organization. Schedules 1 and 2 contain the information required by this Section as to each acquiree or constituent party to a prior merger, consolidation, or acquisition. Schedule 1, Section (d) states all other names (including trade, assumed, and similar names) used by each Grantor or any of its divisions or other business units at any time during the past five years.
(g)    As of the Closing Date and as of each date that Schedule 2 is required to be updated pursuant to Section 4.18 hereof, the chief executive office of each Grantor is located at the address stated on Schedule 2, Section (a). The chief executive office of each Grantor has not been located at any other address. Schedule 2, Section (b) states all locations where each Grantor maintains originals or copies of all books or records relating to all Accounts (with each location at which Chattel Paper, if any, is kept being indicated by an “*”). All Tangible Chattel Paper, promissory notes, and other Instruments evidencing the Accounts in the aggregate amount in excess of $100,000 have been delivered and pledged to Secured Party duly endorsed and accompanied by such duly executed instruments of transfer or assignment as are necessary for such pledge, to be held as pledged collateral. Schedule 2, Section (c) states all locations where each Grantor maintains any tangible personal property (including Equipment and Inventory). Schedule 2, Section (d) states all real property owned or leased by each Grantor. Schedule 2, Section (e) states all the places of business of each Grantor or other locations of Collateral not identified in Schedule 2, Sections 2(a), (b), (c), or (d). Schedule 2, Section (f) states the names and addresses of all Persons other than a Grantor who have possession of any of the Collateral or other property of any Grantor.
(h)    All Accounts have been originated by each Grantor in the ordinary course of business.
(i)    Each Grantor has exclusive possession and control of the Equipment and Inventory pledged by it hereunder.
(j)    As of the Closing Date and as of each date that Schedule 3 is required to be updated pursuant to Section 4.18 hereof, Schedule 3 is a complete and correct list of all stock, partnership interests, limited liability company membership interests, or other Equity Interests in which each Grantor has a direct ownership interest. Except as described on Schedule 3, no Grantor has any equity investment that represents 50% or less of the equity of the entity in which such investment was made.
(k)    As of the Closing Date and as of each date that Schedule 4 is required to be updated pursuant to Section 4.18 hereof, Schedule 4 is a complete and correct list of all promissory notes and other instruments evidencing indebtedness held by each Grantor in excess of $50,000 in aggregate amount, including all intercompany notes and other instruments between each Grantor and each Subsidiary, and each Subsidiary and each other Subsidiary.
(l)    As of the Closing Date and as of each date that Schedule 5(a) is required to be updated pursuant to Section 4.18 hereof, Schedule 5(a) is a complete and correct list of each material United States

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federal Trademark owned by each Grantor, including the registered Trademark and the Trademark serial and/or registration number.
(m)    As of the Closing Date and as of each date that Schedule 5(b) is required to be updated pursuant to Section 4.18 hereof, Schedule 5(b) is a complete and correct list of each material United States federal Trademark application owned by each Grantor, including the applied for Trademark and the Trademark application serial and/or registration number.
(n)    As of the Closing Date and as of each date that Schedule 5(c) is required to be updated pursuant to Section 4.18 hereof, Schedule 5(c) is a complete and correct list of each material United States issued Patent owned by each Grantor, including the Patent number.
(o)    As of the Closing Date and as of each date that Schedule 5(d) is required to be updated pursuant to Section 4.18 hereof, Schedule 5(d) is a complete and correct list of each material United States Patent application owned or purported to be owned by each Grantor, including the name of the Person applying to be the registered owner and the nature of each Grantor’s interest if such Grantor is not the Person applying to be the registered owner and the Patent application number.
(p)    As of the Closing Date and as of each date that Schedule 5(e) is required to be updated pursuant to Section 4.18 hereof, Schedule 5(e) is a complete and correct list of each material United States Copyright registration owned by each Grantor, including the title of the work which is the subject of the registered Copyright and the registration number (if applicable).
(q)    As of the Closing Date and as of each date that Schedule 5(f) is required to be updated pursuant to Section 4.18 hereof, Schedule 5(f) is a complete and correct list of each material United States Copyright application owned by each Grantor, including the title of the work which is the subject of the applied for Copyright and the registration number (if applicable).
(r)    As of the Closing Date and as of each date that Schedule 6 is required to be updated pursuant to Section 4.18 hereof, Schedule 6 is a complete and correct list of all Deposit Accounts (other than Exempt Accounts) maintained by or in which each Grantor has any interest and correctly describes the bank in which such account is maintained (including the specific branch), the street address (including the specific branch) and ABA number of such bank, the account number, and account type.
(s)    As of the Closing Date and as of each date that Schedule 7 is required to be updated pursuant to Section 4.18 hereof, Schedule 7 is a complete and correct list of all Securities Accounts in which each Grantor has any interest, including the complete name and identification number of the account, the jurisdiction the Law of which governs such account, and the name and street address of the Securities Intermediary maintaining the account.
(t)    As of the Closing Date and as of each date that Schedule 8 is required to be updated pursuant to Section 4.18 hereof, Schedule 8 is a complete and correct list of all Commodity Accounts in which each Grantor has any interest, including the complete name and identification number of the account, the jurisdiction the Law of which governs such account, and the name and street address of the Commodity Intermediary maintaining the account.
(u)    As of the Closing Date and as of each date that Schedule 9 is required to be updated pursuant to Section 4.18 hereof, Schedule 9 is a complete and correct list of all letters of credit in which each Grantor has any interest (other than solely as an applicant) and correctly describes the bank which issued the letter of credit, and the letter of credit’s number, issue date, expiry, and face amount.

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(v)    As of the Closing Date, except as set forth on Schedule 10, no consent of any other Person (other than consents that have already been obtained) and no authorization, approval or other action by, and no notice to or filing (other than filings required by the UCC) with, any Governmental Authority is required (i) for the pledge by any Grantor of the Collateral pledged by it hereunder, for the grant by any Grantor of the security interest granted hereby, or for the execution, delivery, or performance of this Agreement by any Grantor, (ii) for the perfection or maintenance of the pledge, assignment, and security interest created hereby (including the first priority nature of such pledge, assignment, and security interest) or (iii) for the enforcement of remedies by Secured Party or any other Secured Creditor.
(w)    As of the Closing Date, Schedule 11 is a complete and correct list of all insurance policies owned by each Grantor, or for which each Grantor is a named insured, additional insured, loss payee, or beneficiary.
(x)    As of the Closing Date and as of each date that Schedule 12 is required to be updated pursuant to Section 4.18 hereof, Schedule 12 is a complete and correct list of all Commercial Tort Claims in which each Grantor has any interest, including the complete case name or style, the case number, and the court or other Governmental Authority in which the case is pending.
(y)    As of the Closing Date, Schedule 13 is a complete and correct list of all internet domain names, the complete name of the registered owner, and the domain registration provider for each material domain name and internet website in which each Grantor has any interest as of the Closing Date.
(z)    As of the Closing Date, Schedule 14 is a complete and correct list of all Software (excluding “mass market” Software (i) subject to a “shrink-wrap” or similar non-negotiable, non-exclusive license agreement and (ii) not material to the operations of any Grantor or used in processing material information of any Grantor) in each Grantor has any interest as of the Closing Date (whether as owner, licensee, or otherwise), including the name of the licensor and the escrow agent under the applicable Software escrow agreement (if any).
(aa)    All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Secured Party and each other Secured Creditor, regardless of any investigation made by Secured Party or any other Secured Creditor or on their behalf and notwithstanding that Secured Party or any other Secured Creditor may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect until the Release Date.
ARTICLE IV
COVENANTS
4.1    Further Assurances.
(a)    Each Grantor will, from time to time and at each Grantor’s reasonable and documented out-of-pocket expense, promptly execute and deliver all further instruments and documents (including the delivery of certificated securities, if any, and supplements to all schedules), authenticate and execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary, or as Secured Party may reasonably request, in order to perfect and preserve the pledge, assignment, and security interest granted or purported to be granted hereby, and take all further action that Secured Party may reasonably request, in order to perfect and protect any pledge, assignment, or security interest granted or purported to be granted hereby, and the priority thereof, or to enable Secured

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Party to exercise and enforce Secured Party’s and other Secured Creditors’ rights and remedies hereunder with respect to any Collateral.
(b)    In addition to such other information as shall be specifically provided for herein, each Grantor shall furnish to Secured Party such other information with respect to such Grantor and the Collateral as Secured Party may reasonably request.
(c)    Each Grantor authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the authentication of such Grantor where permitted by Law and that (i) indicate the Collateral (A) as all assets of such Grantor (or words of similar effect), regardless of whether any particular asset included in the Collateral is within the scope of UCC Article 9 of the state or such jurisdiction or whether such assets are included in the Collateral, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by UCC Article 9 of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement, continuation or amendment, including (A) whether such Grantor is an organization, the type of organization, and any organization identification number issued to such Grantor and, (B) in the case of a financing statement filed as a fixture filing or indicating Collateral to be as extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to Secured Party promptly upon request. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by Law. Each Grantor ratifies its execution and delivery of, and the filing of, any financing statement or amendment thereto describing any of the Collateral which was filed prior to the date of this Agreement.
(d)    No Grantor will, and will not permit any Person to, revise, modify, amend or restate the Constituent Documents of any Person the Equity Interests in which is Pledged Equity Interests in a manner that adversely affects the security interest of the Secured Party therein except as permitted by the Loan Documents, or terminate, cancel, or dissolve any such Person except as permitted by the Loan Documents.
4.2    Place of Perfection; Records; Collection of Accounts, Chattel Paper and Instruments.
(a)    No Grantor shall change the jurisdiction of its organization from the jurisdiction specified in Schedule 1, Section (a), or its type of entity from the type of entity specified in Schedule 1, Section (b), its name from the name specified in Schedule 1, unless such Grantor has delivered to Secured Party 20 days prior written notice and thereafter has promptly taken such actions as Secured Party may reasonably require with respect to such change. Each Grantor shall keep its chief executive office at the address specified in Schedule 2, Section (a), and the office where it keeps its records concerning the Accounts, and the originals of all Chattel Paper and Instruments, at the address specified in Schedule 2, Section (b), unless such Grantor has delivered to Secured Party 30 days prior written notice and thereafter has promptly taken such actions as Secured Party may reasonably require with respect to such change. Each Grantor will hold and preserve such records and Chattel Paper and Instruments in a commercially reasonable manner and will permit representatives of Secured Party to inspect and make abstracts from and copies of such records and Chattel Paper and Instruments in accordance with the terms of the Credit Agreement.
(b)    Except as otherwise provided in this Section 4.2(b), each Grantor shall continue to collect, in accordance with commercially reasonable procedures and at its own expense, all amounts due or to become due such Grantor under the Accounts, Chattel Paper, and Instruments. In connection with such collections, each Grantor may take (and, at Secured Party’s direction, shall take) such action as such Grantor may deem necessary or advisable to enforce collection of the Accounts, Chattel Paper, and Instruments; provided,

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however, that Secured Party shall have the right, if an Event of Default occurs and is continuing, without notice to any Grantor, to notify the Account Debtors or obligors under any Accounts, Chattel Paper, and Instruments of the assignment of such Accounts, Chattel Paper, and Instruments to Secured Party and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to each Grantor thereunder directly to Secured Party and, at the expense of Debtor, to enforce collection of any such Accounts, Chattel Paper, and Instruments, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as each Grantor might have done or as Secured Party reasonably deems appropriate. Secured Party shall endeavor to provide notice to each Grantor of any action by Secured Party described in the preceding sentence; provided, any failure to provide any such notice shall not impair any right or action of Secured Party or any other Secured Creditor. If any Event of Default occurs and is continuing, all amounts and proceeds (including Instruments) received by each Grantor in respect of the Accounts, Chattel Paper, and Instruments shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds and property of such Grantor and shall be forthwith paid or delivered over to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash collateral, thereafter to be applied as provided in the Credit Agreement. No Grantor shall adjust, settle, or compromise the amount or payment of any Account, Chattel Paper, or Instrument, release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon, except in the ordinary course of business.
4.3    Chattel Paper and Instruments. (a)    Each Grantor will: (i) mark conspicuously each item of Tangible Chattel Paper in the original amount of $50,000 or greater and all Tangible Chattel Paper if the aggregate original amount of all Tangible Chattel Paper is $100,000 or greater and each of its Records pertaining to the Collateral with the following legend:
THIS *[INSTRUMENT]*[OTHER RECORD]* IS SUBJECT TO THE SECURITY INTEREST AND LIEN PURSUANT TO THE SECURITY AGREEMENT DATED APRIL 3, 2017 (AS THE SAME MAY BE AMENDED OR RESTATED) MADE BY *[GRANTOR]*, IN FAVOR OF TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, AS SECURED PARTY.
or such other legend, in form and substance reasonably satisfactory to and as specified by Secured Party, indicating that such Tangible Chattel Paper or Collateral is subject to the pledge, assignment, and security interest granted hereby; and (ii) if any Collateral shall be or be evidenced by a promissory note or other Instrument or be Tangible Chattel Paper, and is, in each case, in the original amount of $50,000 or greater or the aggregate original amount of all promissory notes, other Instruments and Tangible Chattel Paper is $100,000 or greater, pledge to Secured Party hereunder and deliver to Secured Party such note, Instrument, or Chattel Paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party.
(b)    No Grantor shall have any rights in any Electronic Chattel Paper unless such Grantor has taken all actions reasonably necessary to establish in Secured Party control (as that term is defined in the UCC) of such Electronic Chattel Paper and Secured Party (and no other Person) has control of each item of Electronic Chattel Paper in the original amount of $50,000 or greater and all Electronic Chattel Paper if the aggregate original amount of all Electronic Chattel Paper is $500,000 or greater.
4.4    Deposit Accounts, Securities Accounts, Commodity Accounts and Letter‑of‑Credit Rights. Except for Exempt Accounts, no Grantor shall establish or maintain with any bank other than Secured Party any (a) Deposit Account or similar bank account not listed on Schedule 6, (b) Securities Account not listed on Schedule 7 or (c) any Commodity Account not listed on Schedule 8, unless prior to the establishment of such new Deposit Account, Securities Account, or Commodity Account Debtor delivers to Secured Party

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an updated Schedule as required by the first sentence of Section 4.18 and executes and delivers to Secured Party assignments of, and control agreements with respect to, such new Deposit Account, Securities Account, or Commodity Account in such form as Secured Party may reasonably request, and cause the bank, Securities Intermediary or Commodity Intermediary, as appropriate, in which such account is or will be maintained, to deliver to Secured Party acknowledgments of the assignment of, and control agreements with respect to, such account, in form and substance satisfactory to Secured Party, and take all actions necessary to establish in Secured Party control (as that term is defined in the UCC) with respect to such Deposit Account, Securities Account, and Commodity Account. Contemporaneously with the acquisition by any Grantor of any rights in a Letter of Credit (other than rights as an account party), such Grantor shall deliver to Secured Party an updated Schedule 9 as required by the first sentence of Section 4.18 and shall execute and deliver to Secured Party assignments of, and control agreements with respect to, such Letter of Credit and Letter‑of‑Credit Right in such form as Secured Party may reasonably request, and during the existence of an Event of Default, use commercial reasonably efforts to cause the bank or other Person that is the issuer of such Letter of Credit to deliver to Secured Party acknowledgments of the assignment of, and control agreements with respect to, such Letter of Credit and Letter‑of‑Credit Right in form and substance satisfactory to Secured Party, and take all actions reasonably necessary to establish in Secured Party control (as that term is defined in the UCC) with respect to such Letter of Credit and Letter‑of‑Credit Right. No Grantor shall obtain or maintain any interest in any Securities Entitlement other than Securities Entitlements held in and subject to a Securities Account described in Schedule 7 with respect to which each such Grantor has complied with this Section 4.4. No Grantor shall obtain or maintain any interest in any Commodity Contract other than Commodity Contracts held in and subject to a Commodity Account described in Schedule 8 with respect to which each such Grantor has complied with this Section 4.4.
4.5    Transferable Record. Each Grantor shall, upon acquisition by each such Grantor of any transferable record, as that term is defined in the federal Electronic Signatures in Global and National Commerce Act, or in the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, promptly notify Secured Party thereof and take such action as Secured Party may reasonably request to vest in Secured Party control (as that term is defined in the UCC) of such transferable record or control under the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.
4.6    Equipment. Each Grantor shall cause its Equipment to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, and shall promptly, or in the case of any loss or damage to any of the Equipment as promptly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are reasonably necessary to such end.
4.7    Rolling Stock, Aircraft. As of the Closing Date, no Grantor has any interest in any rolling stock or other railroad equipment or aircraft or aircraft parts (including engines and avionics).
4.8    Fair Labor Standards Act. Each Grantor shall comply with, and shall cause its licensees and subcontractors to comply in all material respects with, all requirements of the Fair Labor Standards Act.
4.9    Patents, Trademarks, and Copyrights.
(a)    Each Grantor shall ensure that an acknowledgment (approved in form and substance by Secured Party) containing a description of all Collateral consisting of Intellectual Property material to the conduct of such Grantor’s business and operations shall have been filed with the United States Patent and Trademark Office within a commercial reasonably time after the execution of this Agreement with respect

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to United States Patents and Trademarks and by the United States Copyright Office within a commercial reasonably time after the execution of this Agreement with respect to United States registered Copyrights pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205, and otherwise as may be required pursuant to the Laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid, and perfected security interest in favor of Secured Party in respect of all such Collateral consisting of Patents, Trademarks, and Copyrights which are material to the conduct of such Grantor’s business, in which a security interest may be perfected by filing, recording, or registration in the United States and its territories and possessions, or in such other jurisdictions as may be required by Secured Party, and no further or subsequent filing, refiling, recording, rerecording, registration, or reregistration is necessary (other than such actions as are necessary to perfect the security interest with respect to any Collateral consisting of such Patents, Trademarks, and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).
(b)    Except as permitted pursuant to the Loan Documents and where an act or failure to act could not reasonably be expected to result in a Material Adverse Event, no Grantor will not do any act, or omit to do any act, whereby any Patent may become invalidated or dedicated to the public, and shall use commercial reasonable efforts to continue to mark any products covered by a Patent, with the relevant patent number as reasonably necessary to establish and preserve its maximum rights under applicable Laws.
(c)    Except where the failure to do so could not reasonably be expected to have a Material Adverse Event, each Grantor will, for each Trademark, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non‑use, except as permitted pursuant to the Loan Documents; (ii) maintain the quality of products and services offered under such Trademark, except products and services offered under Trademarks Disposed of as permitted pursuant to the Loan Documents, (iii) use commercial reasonably efforts display such Trademark with notice of United States federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable Law, except as to Trademarks Disposed of as permitted pursuant to the Loan Documents, and (iv) not knowingly use or authorize the use of such Trademark in violation of any third party rights.
(d)    Except where the failure to do so could not reasonably be expected to have a Material Adverse Event, each Grantor will, for each work covered by a Copyright, use commercial reasonable efforts to continue to publish, reproduce, display, adopt, and distribute the work with appropriate copyright notice as reasonably necessary and sufficient to establish and preserve its maximum rights under applicable Laws.
(e)    Each Grantor shall notify Secured Party promptly if it knows or has reason to know that any Intellectual Property material to the conduct of such Grantor’s business and operations may become abandoned, lost, or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office, or any Governmental Authority in any jurisdiction) regarding such Grantor’s ownership of any such Intellectual Property, its right to register the same, or its rights with respect to a License, or to keep and maintain the same, except to the extent that the abandonment, loss, or dedication to the public, or any adverse determination or development regarding such Grantor’s ownership of any such Intellectual Property its right to register the same, or to keep and maintain the same, is permitted pursuant to the Loan Documents and could not reasonably be expected to have a Material Adverse Event.
(f)    Upon the filing of an application for any Patent, Trademark, or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office, or any Governmental Authority in any jurisdiction which is material to the conduct

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of such Grantor’s business, each Grantor shall disclose such filing to Secured Party in accordance with Section 4.18, and, upon request of Secured Party, it shall promptly execute and deliver any and all agreements, instruments, documents, and papers as Secured Party may reasonably request to evidence Secured Party’s and other Secured Creditors’ security interest in such Patent, Trademark, or Copyright, and each Grantor hereby appoints Secured Party as its attorney‑in‑fact to execute and file such writings for the foregoing purposes.
(g)    Except where the failure to do so could not reasonably be expected to have a Material Adverse Event, each Grantor will take all necessary steps required by the United States Patent and Trademark Office, United States Copyright Office, or any Governmental Authority in any other jurisdiction as may be reasonably required by Secured Party, to maintain and pursue each application relating to the Patents, Trademarks, and/or Copyrights (and to obtain the relevant grant or registration), and to maintain each such issued Patent and each registration of the Trademarks and Copyrights, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with reasonable business judgment, to initiate opposition, interference, and cancellation proceedings against third parties.
(h)    If a Grantor has reason to believe that any Collateral consisting of a Patent, Trademark, or Copyright which is material to the conduct of such Grantor’s business has been or is about to be infringed, misappropriated, or diluted by a third party, such Grantor shall promptly notify Secured Party and shall, if consistent with reasonable business judgment, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of its business or operations, promptly sue for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and take such other actions as such Grantor deems appropriate under the circumstances to protect such Collateral.
(i)    If an Event of Default occurs and is continuing, upon the request of Secured Party, each Grantor shall use commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License, or Trademark License which is material to the conduct of such Grantor’s business to effect the assignment of all of such Grantor’s right, title, and interest thereunder to Secured Party or its designee.
(j)    Upon the acquisition or purchase any Patent, Trademark, or Copyright which is material to the conduct of such Grantor’s business, each Grantor shall disclose such filing to Secured Party in accordance with Section 4.18, and, upon request of Secured Party, it shall promptly execute and deliver any and all agreements, instruments, documents, and papers as Secured Party may reasonably request to evidence Secured Party’s and other Secured Creditors’ security interest in such purchased or acquired Patent, Trademark, or Copyright. Each Grantor hereby appoints Secured Party as its attorney‑in‑fact to execute and file any writing for the foregoing purposes.
(k)    The parties acknowledge and agree that rights, title and interests in and to the Intellectual Property are the sole and exclusive property of the respective Grantor, subject to the terms and conditions stated in this Agreement. Other than in connection with any security interest in the Intellectual Property that each Grantor has granted to Secured Party, or any rights and remedies of Secured Party and other Secured Creditors under Laws, Secured Party shall not challenge any Grantor’s ownership of the Intellectual Property. Each Grantor expressly retains all rights, at such times when no Event of Default exists, to license third parties to use the Intellectual Property for any purpose whatsoever not in violation of the Loan Documents and which are not exclusive as to prevent Secured Party from using any of the Intellectual Property.

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(l)    The license granted to Secured Party hereunder shall include the right of Secured Party to grant sublicenses to others to use the Intellectual Property if an Event of Default occurs and is continuing solely to enable such sublicensees to exercise any rights and remedies of Secured Party with respect to the Collateral, as Secured Party reasonably deems necessary or appropriate in the exercise of the rights and remedies of Secured Party.
(m)    In connection with the assignment or other transfer (in whole or in part) of its obligations to any other Person in accordance with the terms of this Agreement and the other Loan Documents, Secured Party may assign the license granted herein without any Grantor’s consent (other than any consent required by the Credit Agreement) and upon such assignment or transfer such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to Secured Party under this Agreement (to the extent of such assignment or transfer).
(n)    The parties hereto shall take reasonable action to preserve the confidentiality of the Intellectual Property; provided, that Secured Party shall not have any liability to any Person for any disclosure of the Intellectual Property in connection with Secured Party’s enforcement of its rights under this Agreement or Laws.
(o)    With respect to each licensee or franchisee of each Grantor who has been granted a license or other right to use any Intellectual Property of such Grantor, such Grantor shall use commercially reasonable efforts to cause to be maintained, at all times that such licensee or franchisee has any right to use such Intellectual Property, an effective license agreement between such Grantor and such licensee or franchisee.
4.10    Rights to Dividends and Distributions. With respect to any certificates, bonds, or other Instruments or Securities constituting a part of the Collateral, Secured Party shall have authority if an Event of Default occurs and is continuing either to have the same registered in Secured Party’s name or in the name of a nominee, and, with or without such registration, to demand of the issuer thereof, and to receive and receipt for, any and all dividends and distributions (including any stock or similar dividend or distribution) payable in respect thereof, whether they be ordinary or extraordinary. If a Grantor shall become entitled to receive or shall receive any interest in or certificate (including, without limitation, any interest in or certificate representing a dividend or a distribution in connection with any reclassification, increase, or reduction of capital, or issued in connection with any reorganization), or any option or rights arising from or relating to any of the Collateral, whether as an addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise, such Grantor agrees to accept the same as Secured Party’s agent and to hold the same in trust on behalf of and for the benefit of Secured Party and other Secured Creditors, and to deliver the same promptly to Secured Party in the exact form received, with appropriate undated stock or similar powers, duly executed in blank, to be held by Secured Party, subject to the terms hereof, as Collateral. Unless an Event of Default occurs and is continuing or will result therefrom and subject to the Credit Agreement, each Grantor shall be entitled to receive all cash dividends distributions not representing a return of capital or liquidating dividend paid or distributed with respect to the Pledged Equity Interest, other than dividends or distributions or interests payable in Equity Interests of the issuer of such Pledged Equity Interest which, if evidenced by certificated securities, shall be delivered to Secured Party as set forth in the immediately preceding sentence, whether or not an Event of Default exists). Secured Party shall be entitled to all dividends and distributions, and to any sums paid upon or in respect of any Collateral, upon the liquidation, dissolution, or reorganization of the issuer thereof which shall be paid to Secured Party to be held by it as additional collateral security for and application to the Secured Obligations as provided in the Credit Agreement and other Loan Documents. All dividends, distributions and Proceeds paid or distributed in respect of the Collateral which are received by a Grantor in violation of this Agreement shall, until paid or delivered to Secured Party, be held by such Grantor in trust as additional Collateral for the Secured Obligations.

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4.11    Right of Secured Party to Notify Issuers. If an Event of Default occurs and is continuing and at such other times as Secured Party is entitled to receive dividends, distributions and other property in respect of or consisting of any Collateral which is or represents a Security or Equity Interest, Secured Party may notify issuers of such Security or Equity Interest to make payments of all dividends and distributions directly to Secured Party and Secured Party may take control of all Proceeds of any Securities and Equity Interests. Until Secured Party elects to exercise such rights, if an Event of Default occurs and is continuing, each Grantor, as agent of Secured Party, shall collect, segregate and hold in trust all dividends and other amounts paid or distributed with respect to Securities and Equity Interests.
4.12    Insurance. Each Grantor shall, at its own expense, maintain insurance in accordance with the terms set forth in the Credit Agreement. All such policies of insurance shall name Secured Party as loss payee or additional insured, as its interests may appear, and shall provide for at least twenty (20) Business Days’ prior written notice of cancellation (or such lesser time as Secured Party may agree) to Secured Party. Upon reasonable request by Secured Party, each Grantor shall promptly furnish to Secured Party evidence of such insurance in form and content reasonably satisfactory to Secured Party. If any Grantor fails to perform or observe any applicable covenants as to insurance, Secured Party may at its option obtain insurance on only Secured Party’s and other Secured Creditors’ interest in the Collateral, any premium thereby paid by Secured Party to become part of the Secured Obligations, bear interest prior to the existence of an Event of Default, at the then applicable Base Rate, and during the existence of an Event of Default, at the Default Rate. If Secured Party maintains such substitute insurance, the premium for such insurance shall be due on demand and payable by such Grantor to Secured Party. After the occurrence and during the continuation of an Event of Default, each Grantor grants and appoints Secured Party its attorney in fact to endorse any check or draft that may be payable to such Grantor in order to collect any payments in respect of insurance, including any refunds of unearned premiums in connection with any cancellation, adjustment, or termination of any policy of insurance. Secured Party shall provide such Grantor with a copy of each such item endorsed by Secured Party; provided, any failure to provide any such copy shall not impair any right or action of Secured Party or any other Secured Creditor. Any such sums collected by Secured Party shall be credited, except to the extent applied to the purchase by Secured Party of similar insurance, to any amounts then owing on the Secured Obligations in accordance with the Credit Agreement.
4.13    Transfers and Other Liens. Except as permitted by the Credit Agreement, no Grantor shall (a) sell, assign (by operation of Law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral (other than in the ordinary course of business), or (b) create or permit to exist any Lien, option, or other charge or encumbrance upon or with respect to any of the Collateral, except for Permitted Liens.
4.14    Secured Party Appointed Attorney in Fact. Each Grantor hereby irrevocably appoints Secured Party such Grantor’s attorney in fact (exercisable if an Event of Default occurs and is continuing), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation (provided, Secured Party shall not have any duty to take any such action or execute any instrument):
(a)    to obtain and adjust insurance required to be paid to Secured Party pursuant to Section 4.12;
(b)    to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

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(c)    to receive, indorse, and collect any drafts or other Instruments, Documents, and Chattel Paper, in connection therewith; and
(d)    to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Collateral or the rights of Secured Party with respect to any of the Collateral.
EACH GRANTOR HEREBY IRREVOCABLY GRANTS TO SECURED PARTY SUCH GRANTOR’S PROXY (EXERCISABLE IF AN EVENT OF DEFAULT OCCURS AND IS CONTINUING) TO VOTE ANY SECURITIES INCLUDED IN COLLATERAL (INCLUDING ANY PLEDGED EQUITY INTEREST) AND APPOINTS SECURED PARTY SUCH GRANTOR’S ATTORNEY‑IN‑FACT (EXERCISABLE IF AN EVENT OF DEFAULT OCCURS AND IS CONTINUING) TO PERFORM ALL OBLIGATIONS OF SUCH GRANTOR UNDER THIS AGREEMENT AND TO EXERCISE ALL OF SECURED PARTY’S AND EACH OTHER SECURED CREDITOR’S RIGHTS HEREUNDER. THE PROXY AND EACH POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING), ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO THE RELEASE DATE.
TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE (IF A GRANTOR IS A “DEBTOR” AS DEFINED IN SUCH SECTION): (A) SUCH GRANTOR IS REQUIRED TO: (i) KEEP THE COLLATERAL INSURED AGAINST DAMAGE IN THE AMOUNT SECURED PARTY AND THE LOAN DOCUMENTS SPECIFY; AND (ii) NAME SECURED PARTY AS THE PERSON TO BE PAID UNDER THE POLICY OR POLICIES IN THE EVENT OF A LOSS; (B) SUCH GRANTOR MUST, IF REQUIRED BY SECURED PARTY OR THE LOAN DOCUMENTS, DELIVER TO SECURED PARTY A COPY OF EACH POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) IF SUCH GRANTOR FAILS TO MEET ANY REQUIREMENT LISTED IN CLAUSES (A) OR (B), SECURED PARTY MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF SUCH GRANTOR AT SUCH GRANTOR’S EXPENSE.
4.15    Dilution of Ownership. As to any Pledged Equity Interests, no Grantor will consent to or approve of the issuance of (a) any additional shares or units of any class of Equity Interests of such issuer that reduce the percentage of Pledged Equity Interests pledged and delivered to Secured Party by such Grantor pursuant to the terms hereof to less than 100% of such issuer’s outstanding securities or other Equity Interests owned by such Grantor, (b) any instrument convertible voluntarily by the holder thereof or automatically upon the occurrence or non‑occurrence of any event or condition into, or exchangeable for, any such securities or other Equity Interests, or (c) any warrants, options, contracts or other commitments entitling any third party to purchase or otherwise acquire any such securities or other Equity Interests.
4.16    Waiver. To the extent not prohibited by applicable Law, each Grantor agrees that any provision of any Constituent Document of any issuer of any Collateral, any applicable Law, any certificate or instrument evidencing Collateral or any other governance document that in any manner restricts, prohibits or provides conditions to (a) the grant of a Lien on any interest in such issuer or any other Collateral, (b) any transfer of any interest in such issuer or any other Collateral, (c) any change in management or control of such issuer or any other Collateral, (d) the admission of any transferee of any Collateral as a shareholder, member, partner or other equity holder of the issuer of such Collateral, or (e) any other exercise by Secured Party or any other Secured Creditor of any rights pursuant to this Agreement, any other Loan Document or

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Law shall not apply to (i) the grant of any Lien hereunder, (ii) the execution, delivery and performance of this Agreement by any Grantor, or (iii) the foreclosure or other realization upon any interest in any Collateral. Furthermore, no Grantor will permit any amendment to or restatement of any Constituent Document or any other governance document or enter into or permit to exist any agreement that in any manner adversely affects Secured Party’s ability to foreclose on any Collateral or which conflicts with the provisions of this Section 4.16 without the prior written consent of Secured Party.
4.17    Restrictions on Securities. No issuer of any Pledged Equity Interests which is either a partnership or limited liability company shall amend or restate its Constituent Documents to provide that any Equity Interest of such issuer is a security governed by Chapter 8 of the UCC or permit any Equity Interest of such issuer to be evidenced by a certificate or other instrument (unless any such certificate is promptly delivered to Secured Party, together with any appropriate endorsements). No certificate or other instrument evidencing or constituting any Pledged Equity Interest shall contain any restriction on transfer or other legend not acceptable to Secured Party. With respect to each certificate that contains any such legend that is not acceptable to Secured Party, each Grantor shall cause the issuer of each such certificate to be reissued in a form acceptable to Secured Party.
4.18    Changes to Representations, Schedules. To the extent any information disclosed on any Schedule to this Agreement changes during any fiscal quarter of any Grantor (other than (i) information on Schedules 10, 11, 13 and 14 and (ii) Deposit Accounts, Securities Accounts and Commodity Accounts held with the Secured Party), such Grantor shall deliver to Secured Party an updated Schedule in connection with the delivery of the compliance certificate required by Section 7.1(c) of the Credit Agreement, which updated Schedule shall replace the former Schedule for all purposes of this Agreement (provided, the delivery of an updated Schedule shall not be deemed a waiver of any obligation of any Grantor under any Loan Document). Each Grantor shall promptly notify Secured Party of any change in any representation herein and any information on any Schedule hereto if such change could reasonably be expected to have a Material Adverse Event.
ARTICLE V
RIGHTS AND POWERS OF SECURED PARTY.
5.1    Secured Party May Perform. If any Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the reasonable and documented expenses of Secured Party incurred in connection therewith shall be payable by such Grantor under Section 5.7. Secured Party shall provide such Grantor with notice of any action by Secured Party pursuant to the preceding sentence; provided, any failure to provide any such notice shall not impair any right or action of Secured Party or any other Secured Creditor.
5.2    Secured Party’s Duties. The powers conferred on Secured Party hereunder are solely to protect Secured Party’s and other Secured Creditors’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by Secured Party and other Secured Creditors hereunder, neither Secured Party nor any other Secured Creditor shall have any duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not Secured Party or any other Secured Creditor has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property. Except as provided in this Section 5.2, neither Secured Party nor any other Secured Creditor shall

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have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating Secured Party or any other Secured Creditor, and neither Secured Party nor any other Secured Creditor shall be required or obligated, to (a) present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (b) notify any Grantor of any decline in the value of any Collateral.
5.3    Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default (each, an “Event of Default”):
(a)    Any representation or warranty made by or on behalf of any Grantor in this Agreement shall be false in any material respect as of the date on which made.
(b)    The breach by any Grantor of any of the terms or provisions of Sections 4.2 or 4.15.
(c)    The breach by any Grantor (other than a breach that constitutes an Event of Default under Section 5.3(a) or (b)) of any of the terms or provisions of this Agreement that is not remedied within 30 days after first to occur of (i) the giving of written notice to Borrower by Secured Party, and (ii) any Grantor having knowledge of the existence of such breach.
(d)    The existence of an Event of Default (as defined in the Credit Agreement).
5.4    Remedies. If an Event of Default shall occur and be continuing:
(a)    Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it or any other Secured Creditor pursuant to any applicable Law, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Texas at that time (whether or not the Uniform Commercial Code applies to the affected Collateral), and also may require each Grantor to, and each Grantor will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by Law, ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
(b)    All cash proceeds received by Secured Party upon any sale of, collection of, or other realization upon, all or any part of the Collateral shall be applied as set forth in the Credit Agreement.
(c)    All payments received by any Grantor under or in connection with any Collateral shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor, and shall be forthwith paid or delivered over to Secured Party in the same form as so received (with any necessary endorsement).
(d)    Because of the Securities Act of 1933, as amended (“Securities Act”), and other Laws, including without limitation state “blue sky” Laws, or contractual restrictions or agreements, there may be legal restrictions or limitations affecting Secured Party in any attempts to dispose of the Collateral and the

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enforcement of rights under this Agreement. For these reasons, Secured Party is authorized by each Grantor, but not obligated, if any Event of Default occurs and is continuing, to sell or otherwise dispose of any of the Collateral at private sale, subject to an investment letter, or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act, or any other Law. Secured Party is also hereby authorized by each Grantor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Secured Party may deem required or appropriate under the Securities Act or other securities Laws or other Laws or contractual restrictions or agreements in the event of a sale or disposition of any Collateral. Each Grantor understands that Secured Party may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral than would otherwise be obtainable if same were registered and/or sold in the open market. No sale so made in good faith by Secured Party shall be deemed to be not “commercially reasonable” because so made. Each Grantor agrees that if an Event of Default occurs and is continuing, and Secured Party sells the Collateral or any portion thereof at any private sale or sales, Secured Party shall have the right to rely upon the advice and opinion of appraisers and other Persons, which appraisers and other Persons are acceptable to Secured Party, as to the best price reasonably obtainable upon such a private sale thereof. In the absence of actual fraud or gross negligence, such reliance shall be conclusive evidence that Secured Party and the other Secured Creditors handled such matter in a commercially reasonable manner under applicable Law. To the extent required by applicable Law, Secured Party shall provide notice to each Grantor of an action taken by Secured Party pursuant to this Section 5.4(d).
(e)    After notice to each Grantor after the occurrence and during the continuation of an Event of Default, Secured Party and such Persons as Secured Party may reasonably designate shall have the right, at each Grantor’s own cost and expense, to verify under reasonable procedures, the validity, amount, quality, quantity, value, condition, and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification. Secured Party shall have the absolute right to share any information it gains from such inspection or verification with any Secured Creditor.
(f)    For purposes of enabling Secured Party to exercise rights and remedies under this Agreement, each Grantor grants (to the extent not otherwise prohibited by a license with respect thereto) to Secured Party an irrevocable, non‑exclusive license (exercisable without payment of royalty or other compensation to any Grantor or any other Person; provided, that if the license granted to Secured Party is a sublicense, each Grantor shall be solely responsible for, and indemnify Secured Party against, any royalty or other compensation payable to each such Grantor’s licensor or other Person) to (i) use all of each such Grantor’s Software, and including in such license reasonable access to all media in which any of the licensed items may be recorded and all related manuals, and (ii) use, license, or sub-license any of the Collateral consisting of Intellectual Property and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all Software used for the use, compilation, or printout thereof. The use of each such license by Secured Party shall be exercised, at the option of Secured Party, if an Event of Default occurs and is continuing; provided, that any license, sub‑license, or other transaction entered into by Secured Party in accordance herewith after the occurrence and during the continuation of an Event of Default shall be binding upon each Grantor notwithstanding any subsequent cure or waiver of an Event of Default. Secured Party shall endeavor to provide such Grantor with notice of exercise of any rights with respect to such license; provided, any failure to provide any such notice shall not impair any right or action of Secured Party or any other Secured Creditor. In connection with each such license, each Grantor shall execute and deliver a license agreement to Secured Party to evidence the grant of such license.

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5.5    Appointment of Receiver or Trustee. In connection with the exercise of Secured Party’s rights under this Agreement or any other Loan Document, Secured Party may, if an Event of Default occurs and is continuing, obtain the appointment of a receiver or trustee to assume, upon receipt of any necessary judicial or other Governmental Authority consents or approvals, control of or ownership of any Collateral. Such receiver or trustee shall have all rights and powers provided to it by Law or by court order or provided to Secured Party under this Agreement or any other Loan Document. Upon the appointment of such trustee or receiver, each Grantor shall cooperate, to the extent necessary or appropriate, in the expeditious preparation, execution, and filing of an application to any Governmental Authority or for consent to the transfer of control or assignment of such Collateral to the receiver or trustee. To the extent required by applicable Law, Secured Party shall provide to each Grantor notice of the request for or appointment of such receiver or trustee.
5.6    Further Approvals Required.
(a)    In connection with the exercise by Secured Party of rights under this Agreement that affects the disposition of or use of any Collateral (including rights relating to the disposition of or operation under any Permit), it may be necessary to obtain the prior consent or approval of Governmental Authorities and other Persons to a transfer or assignment of Collateral. Each Grantor shall execute, deliver, and file, and hereby appoints (to the extent not prohibited by applicable Law) Secured Party as its attorney (exercisable if an Event of Default occurs and is continuing), to execute, deliver, and file on each such Grantor’s behalf and in each such Grantor’s name, all applications, certificates, filings, instruments, and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be necessary or appropriate, in Secured Party’s reasonable opinion, to obtain such consents or approvals. Each Grantor shall use commercially reasonable efforts to obtain the foregoing consents, waivers, and approvals, including receipt of consents, waivers, and approvals under applicable agreements regardless of whether a Default or Event of Default exists.
(b)    Each Grantor acknowledges that there is no adequate remedy at Law for failure by it to comply with the provisions of this Section 5.6 and that such failure would not be adequately compensable in damages, and therefore agrees that this Section 5.6 may be specifically enforced.
5.7    Expenses.
(a)    EACH GRANTOR WILL UPON DEMAND PAY TO SECURED PARTY AND EACH SECURED CREDITOR THE AMOUNT OF ANY AND ALL REASONABLE EXPENSES, INCLUDING THE REASONABLE FEES AND EXPENSES OF ITS COUNSEL AND OF ANY EXPERTS AND AGENTS, WHICH SECURED PARTY OR SUCH SECURED CREDITOR MAY INCUR IN CONNECTION WITH (i) THE CUSTODY, PRESERVATION, USE OR OPERATION OF, OR THE SALE OF, COLLECTION FROM, OR OTHER REALIZATION UPON, ANY OF THE COLLATERAL, (ii) THE EXERCISE OR ENFORCEMENT OF ANY OF THE RIGHTS OF SECURED PARTY OR ANY SECURED CREDITOR HEREUNDER, OR (iii) THE FAILURE BY SUCH GRANTOR TO PERFORM OR OBSERVE ANY OF THE PROVISIONS HERE.
(b)    EACH GRANTOR WILL UPON DEMAND PAY TO SECURED PARTY AND EACH SECURED CREDITOR THE AMOUNT OF ANY AND ALL REASONABLE EXPENSES, INCLUDING THE REASONABLE FEES AND EXPENSES OF ITS COUNSEL AND OF ANY EXPERTS AND AGENTS, WHICH SECURED PARTY OR SUCH SECURED CREDITOR MAY INCUR IN CONNECTION WITH THE ADMINISTRATION OF THIS AGREEMENT.

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ARTICLE VI
MISCELLANEOUS
6.1    Waiver of Subrogation. Until the Release Date, no Grantor shall assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights or Liens of Secured Party, any other Secured Creditor or any Person acting for the benefit of Secured Party or any other Secured Creditor against any other Obligated Party or any Collateral or other security, or (b) any right of recourse, reimbursement, contribution, indemnification, or similar right against any other Obligated Party on all or any part of the Secured Obligations or any other Obligated Party, and, until the Release Date, each Grantor hereby waives any and all of the foregoing rights and the benefit of, and any right to participate in, and Collateral or other security given to Secured Party or any other Secured Creditor or any other Person acting for the benefit of Secured Party or any other Secured Creditor, to secure payment of the Secured Obligations. This Section 6.1 shall survive the termination of this Agreement, and any satisfaction and discharge of any Grantor by virtue of any payment, court order, or Law.
6.2    Cumulative Rights. All rights of Secured Party and each other Secured Creditor under the Loan Documents and the Bank Product Agreements are cumulative of each other and of every other right which Secured Party and each other Secured Creditor may otherwise have at Law or in equity or under any other agreement. The exercise of one or more rights shall not prejudice or impair the concurrent or subsequent exercise of other rights.
6.3    Amendments; Waivers. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the any Grantor, shall be effective unless in writing signed by the Secured Party and each Grantor, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
6.4    Continuing Security Interest. This Agreement creates a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Release Date, (b) be binding upon each Grantor, its successors and assigns permitted hereby, and (c) inure to the benefit of, and be enforceable by, Secured Party and its successors, transferees and assigns. Upon the occurrence of the Release Date, this Agreement and all obligations (other than those expressly stated to survive such termination) of Secured Party and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the granting parties and Secured Party will, at each Grantor’s expense, execute and deliver to each such Grantor such documents (including without limitation UCC termination statements) as each such Grantor shall reasonably request to evidence such termination and shall deliver to the appropriate Grantor any Collateral held by Secured Party hereunder. Each Grantor agrees that to the extent that Secured Party or any other Secured Creditor receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other Person under any Debtor Relief Law, common law or equitable cause, then to the extent of such payment or benefit, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by Secured Party or any other Secured Creditor, to the extent that Secured Party or any other Secured Creditor did not directly receive a corresponding cash payment, shall be added to and be additional Secured Obligations payable upon demand by Secured Party or any other Secured Creditor and secured hereby, and, if the Lien and security interest hereof shall have been released, such Lien and security interest shall be reinstated with the same effect and priority as on the date of execution hereof all as if no release of such Lien or security interest had ever occurred.

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6.5    GOVERNING LAW; WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION AND SERVICE OF PROCESS.
(a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (WITHOUT REFERENCE TO APPLICABLE RULES OF CONFLICTS OF LAWS), EXCEPT TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN TEXAS; PROVIDED THAT SECURED PARTY AND EACH OTHER SECURED CREDITOR SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
(b)    EACH GRANTOR, SECURED PARTY AND EACH OTHER SECURED CREDITOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF TEXAS (DALLAS DIVISION), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GRANTOR, SECURED PARTY AND EACH OTHER SECURED CREDITOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH GRANTOR, SECURED PARTY AND EACH OTHER SECURED CREDITOR, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT SECURED PARTY OR ANY OTHER SECURED CREDITOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST EACH GRANTOR OR ITS PROPERTIES IN THE COURTS OF OR ANY JURISDICTION.
(c)    EACH GRANTOR, SECURED PARTY AND EACH OTHER SECURED CREDITOR, IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 6.5(b). EACH GRANTOR, SECURED PARTY AND EACH OTHER SECURED CREDITOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
6.6    Waiver of Right to Trial by Jury. EACH GRANTOR, SECURED PARTY AND EACH OTHER SECURED CREDITOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN

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CONTRACT OR TORT OR OTHERWISE; AND EACH GRANTOR, SECURED PARTY AND EACH OTHER SECURED CREDITOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
6.7    Secured Party’s Right to Use Agents. Secured Party may exercise its rights under this Agreement through an agent or other designee.
6.8    No Interference, Compensation or Expense. Secured Party may exercise its rights under this Agreement (a) without resistance or interference by any Grantor and (b) without payment of any rent, license fee, or compensation of any kind to any Grantor.
6.9    Waivers of Rights Inhibiting Enforcement. Each Grantor waives (a) any claim that, as to any part of the Collateral, a private sale, should Secured Party elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral, (b) except as otherwise provided in this Agreement, TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH SECURED PARTY’S DISPOSITION OF ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT EACH GRANTOR WOULD OTHERWISE HAVE UNDER ANY LAW AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF SECURED PARTY’S OR OTHER SECURED CREDITORS’ RIGHTS HEREUNDER and (c) all rights of redemption, appraisement or valuation.
6.10    Obligations Not Affected. To the fullest extent not prohibited by applicable Law, the obligations of each Grantor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:
(a)    any amendment, addition, or supplement to, or restatement of any Loan Document, Bank Product Agreement or any instrument delivered in connection therewith or any assignment or transfer thereof;
(b)    any exercise, non‑exercise, or waiver by Secured Party or any other Secured Creditor of any right, remedy, power, or privilege under or in respect of, or any release of any guaranty, any collateral, or the Collateral or any part thereof provided pursuant to, this Agreement, any Loan Document or any Bank Product Agreement;
(c)    any waiver, consent, extension, indulgence, or other action or inaction in respect of this Agreement, any other Loan Document or any Bank Product Agreement or any assignment or transfer of any thereof;
(d)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or the like of any Obligated Party or any other Person, whether or not any Grantor shall have notice or knowledge of any of the foregoing; or
(e)    any other event which may give any Grantor or any other Obligated Party a defense to, or a discharge of, any of its obligations under any Loan Document or any Bank Product Agreement.

EXHIBIT G – Security Agreement –27

6.11    Notices and Deliveries. All notices and other communications provided for herein shall be effectuated in the manner provided for in Section 12.11 of the Credit Agreement.
6.12    Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
6.13    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including, as to each Grantor, all Persons who may become bound as a grantor or a new grantor to this Agreement); provided, no Grantor may assign any of its rights or obligations under this Agreement.
6.14    Additional Grantors. Any Person who was not a “Grantor” under this Agreement at the time of the initial execution hereof shall become a “Grantor” hereunder if required by the terms of the Credit Agreement by executing and delivering to Secured Party a Joinder. Such Person shall also deliver such items to Secured Party in connection with the execution of such Joinder as required by the terms of the Credit Agreement and this Agreement. Any such Person shall thereafter be deemed a “Grantor” for all purposes under this Agreement.
6.15    Counterparts. This Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
6.16    Amendment and Restatement. This Agreement is an amendment and restatement of that certain Security Agreement, dated as of August 21, 2015 made by the Grantors in favor of Secured Party (such Security Agreement as heretofore modified and supplemented, the "Existing Security Agreement"). Each Grantor affirms its grant of a security interest, pledge and assignment in the Existing Security Agreement, and agrees that except for the Liens in the Collateral, which remain valid, binding and enforceable first priority Liens for the benefit of Secured Party and the other Secured Creditors, this Agreement amends and restates the Existing Security Agreement in its entirety. This Agreement is not intended as, and shall not be construed as, a release or novation of any Lien granted pursuant to the Existing Security Agreement.
6.17    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

The Remainder of This Page is Intentionally Left Blank.

EXHIBIT G – Security Agreement –28

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

GRANTOR: BG STAFFING, INC. By: L. Allen Baker, Jr. President and Chief Executive Officer

GRANTOR: BG PERSONNEL, LP By: BG Staffing, LLC, its General Partner By: BG Staffing, Inc., its Sole Member By: L. Allen Baker, Jr. President and Chief Executive Officer

GRANTOR: BG STAFFING, LLC By: BG Staffing, Inc., its Sole Member By: L. Allen Baker, Jr. President and Chief Executive Officer

GRANTOR: B G STAFF SERVICES INC. By: L. Allen Baker, Jr. President and Chief Executive Officer

Security Agreement Signature Page

GRANTOR: BG FINANCE AND ACCOUNTING, INC. By: L. Allen Baker, Jr. President and Chief Executive Officer

Security Agreement Signature Page

SECURED PARTY: TEXAS CAPITAL BANK, National Association, as Administrative Agent, as Secured Party By: Print Name: Print Title:

Security Agreement Signature Page

EXHIBIT H
Swing Line Loan Request
Date: ___________, _____

To:	Texas Capital Bank, National Association, as Swing Line Lender

Texas Capital Bank, National Association, as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 3, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among BG Staffing, Inc., a Delaware corporation (“Borrower”), the Lenders from time to time party thereto, and Texas Capital Bank, National Association, as Administrative Agent and Swing Line Lender.
The undersigned hereby requests a Swing Line Loan:

1.	On (a Business Day).

2.	In the amount of $ .
Borrower hereby represents and warrants that the conditions specified in Section 5.2 of the Credit Agreement shall be satisfied on and as of the date of the requested Swing Line Loan.
BG STAFFING, INC.

By:
    Name:
    Title:

EXHIBIT H –Swing Line Loan Request – Page 1

EXHIBIT I-1
U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement, dated as of April 3, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BG Staffing, Inc., Texas Capital Bank, National Association, as Administrative Agent, Swing Line Lender and each Lender from time to time party thereto.
Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By:
    Name:
    Title:

Date:    ______________ ____, 20__

EXHIBIT I-1 – U.S Tax Compliance Certificate

EXHIBIT I-2
U.S. Tax Compliance Certificate
(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement, dated as of April 3, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BG Staffing, Inc., Texas Capital Bank, National Association, as Administrative Agent, Swing Line Lender and each Lender from time to time party thereto.
Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:
    Name:
    Title:

Date:    ______________ ____, 20__

EXHIBIT I-2 – U.S Tax Compliance Certificate

EXHIBIT I-3
U.S. Tax Compliance Certificate
(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement, dated as of April 3, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BG Staffing, Inc., Texas Capital Bank, National Association, as Administrative Agent, Swing Line Lender and each Lender from time to time party thereto.
Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or W-8BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:
    Name:
    Title:

Date:    ______________ ____, 20__

EXHIBIT I-3 – U.S Tax Compliance Certificate

EXHIBIT I-4
U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement, dated as of April 3, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BG Staffing, Inc., Texas Capital Bank, National Association, as Administrative Agent, Swing Line Lender and each Lender from time to time party thereto.
Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Revolving Credit Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Revolving Credit Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Administrative Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or W-8BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By:
    Name:
    Title:

Date:    ______________ ____, 20__

EXHIBIT I-4 – U.S Tax Compliance Certificate

EXHIBIT J
Term Loan Borrowing Request
Date: ___________, _____

To:	Texas Capital Bank, National Association, as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 3, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among BG Staffing, Inc., a Delaware corporation (“Borrower”), the Lenders from time to time party thereto, and Texas Capital Bank, National Association, as Administrative Agent and Swing Line Lender.
The undersigned hereby requests (select one):
□    A Borrowing of Term Loans
□    A conversion or continuation of Term Loans

1.	On (a Business Day).

2.	In the amount of $

3.	Comprised of

(Type of Portion requested)

4.	For LIBOR Portion: with an Interest Period of ____ months.
Borrower hereby represents and warrants that the conditions specified in Section 5.2 of the Credit Agreement shall be satisfied on and as of the date of the requested Term Loan Borrowing.
BG STAFFING, INC.

By:
    Name:
    Title:

EXHIBIT J – Term Loan Borrowing Request

EXHIBIT K
Term Loan Note

$___________	April 3, 2017

FOR VALUE RECEIVED, BG Staffing, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of _______________________________ (“Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal sum of ____________ AND XX/100 DOLLARS ($________) advanced by Lender to or for the benefit or account of Borrower pursuant to the terms of that certain Amended and Restated Credit Agreement, dated as of April 3, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Borrower, the lenders from time to time party thereto, and Texas Capital Bank, National Association, as Administrative Agent (“Administrative Agent”) and Swing Line Lender.
Borrower promises to pay interest on the unpaid principal amount of this Term Loan Note from the date hereof until the Term Loans made by Lender are paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to Administrative Agent for the account of Lender in Dollars in immediately available funds at Administrative Agent’s Principal Office. If any amount is not paid in full when due hereunder, then such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Term Loan Note is one of the Term Loan Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Loan Note is also entitled to the benefits of the Guaranties. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Loan Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Term Loans made by Lender shall be evidenced by an account maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Term Loan Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.
Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Loan Note.
THIS TERM LOAN NOTE, AND ANY CLAIM, CONTROVERSY, OR DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS TERM LOAN NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.
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EXHIBIT K – Term Loan Note – 1

IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Term Loan Note as of the day and year first written above.
BG STAFFING, INC.

                        ,
a ___________________________

By:
    Name:
    Title:

EXHIBIT K – Term Loan Note – Signature Page